UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2013

PINGTAN MARINE ENTERPRISE LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-35192	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

181F, Zhongshan Building A No. 154 Hudong Road Fuzhou, PRC	100025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-10-6569-3988

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Pingtan Marine Enterprise Ltd.” (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (this “Amendment”) to its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2013 in order to include (i) financial information of China Dredging Group Co., Ltd. (“CDGC”) and Merchant Supreme Co., Ltd. (“Merchant Supreme”) for their respective fiscal year ended December 31, 2012, and (ii) pro forma financial information as of December 31, 2012, in accordance with the guidance set forth under Topic 12 of the Division of Corporation Finance Financial Reporting Manual so that there is no lapse in periodic reporting for CDGC and Merchant Supreme for the twelve months ended December 31, 2012.

Forward-Looking Statements

This Amendment contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this Amendment that are not statements of historical fact may be deemed forward-looking statements. Forward-looking statements generally are identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “aims,” “plans,” “may,” “will,” “will continue,” “seeks,” “should,” “believe,” “potential” or the negative of such terms and similar expressions. Forward-looking statements are based on current plans, estimates and projections, and therefore you should not place too much reliance on them. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement in light of new information or future events, except as expressly required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond the Company’s control. The Company cautions you that a number of important factors could cause actual results or outcomes to differ materially from those expressed in, or implied by, the forward-looking statements. These factors include, among other factors: the Company’s ability (or inability) to continue as a going concern, the willingness of the Company’s majority shareholders, Heroic Treasure Limited and Mars Harvest Co., Ltd., (which are controlled by our director and Chief Executive Officer, Xinrong Zhuo), and/or other affiliates of the Company to continue investing in the Company’s business to fund working capital requirements, the Company’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed, the Company’s ability (or inability) to adequately address the material weaknesses in its internal control over financial reporting, development or acquisition of additional businesses, attracting and retaining competent management and other personnel, successful implementation of the Company’s business strategy, continued development and market acceptance of the Company’s technology, protection of the Company’s intellectual property, and successful integration and promotion of any business developed or acquired by the Company. If these or other risks and uncertainties (including those incorporated by reference into this Amendment in Item 2.01 of this Amendment under the heading “Risk Factors” and those described in the most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K filed by the Company and the most recent annual report on Form 20-F and current reports on Form 6-K filed by CDGC with the Securities and Exchange Commission (the “SEC”) and future reports and other filings by the Company with the SEC) materialize, or if the assumptions underlying any of these statements prove incorrect, the Company’s actual results may be materially different from those expressed or implied by such statements.

World Wide Web addresses contained in this Amendment are for explanatory purposes only and they (and the content contained therein) do not form a part of and are not incorporated by reference into this Amendment.

 Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 25, 2013, China Growth Equity Investment Ltd. (“CGEI”) completed its merger (the “Merger”) with China Dredging Group Co., Ltd. (“CDGC”), and the various transactions contemplated by the Agreement and Plan of Merger, dated as of October 24, 2012 (the “Merger Agreement”), between CGEI, CDGC, China Growth Dredging Sub Ltd. (“Merger Sub”) and Xinrong Zhuo (“Founder”) were consummated. In addition, CGEI completed its share purchase (the “Share Purchase” and, together with the Merger, the “Business Combination”) of Merchant Supreme Co., Ltd. (“Merchant Supreme”), and the various transactions contemplated by the Share Purchase Agreement, dated as of October 24, 2012 (the “Share Purchase Agreement” and together with the Merger Agreement, the “Agreements”), between CGEI and Merchant Supreme were consummated.

Effective upon consummation of the Business Combination (the “Closing”), (i) Merger Sub, a wholly-owned subsidiary of CGEI, was merged with and into CDGC, resulting in Merger Sub ceasing to exist and CDGC’s continuing as the surviving company and a wholly-owned subsidiary of CGEI, (ii) CGEI acquired all of the outstanding capital shares and other equity interests of Merchant Supreme, and (iii) CGEI changed its name to “Pingtan Marine Enterprise Ltd.” (the “Company”). The Business Combination, the Agreements and the transactions effected in connection therewith are more fully disclosed under the headings “Summary – The Proposed Business Combination,” “The Business Combination” and “The Agreements” in the Definitive Proxy Statement, dated February 6, 2013 (the “Definitive Proxy Statement”), filed by the Company with the Securities and Exchange Commission (“SEC”), which disclosures are incorporated herein by reference. Capitalized terms used herein but not defined have the meanings ascribed to them in the Definitive Proxy Statement.

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Upon consummation of the Business Combination, the ordinary shares, par value $0.001 per share, of the Company (the “Company’s Ordinary Shares”) were listed on The NASDAQ Capital Market under the symbol “PME.” Additionally, upon consummation of the Business Combination, the warrants of the Company are now listed on the NASDAQ Capital Market under the symbol “PMEWW”, but we expect trading in the warrants to be transitioned to the OTCQB in the near term. Further, in connection with the Business Combination, the outstanding units of CGEI automatically separated into the underlying ordinary shares and warrants of CGEI. As a result, the CGEI units are no longer listed on The NASDAQ Capital Market.

The description of the terms of the Agreements is qualified in its entirety by reference to the complete text of the Agreements, which are filed as Exhibits 2.1 and 2.2 to this Form 8-K which is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, upon completion of the Merger, each share of then-issued and outstanding ordinary shares and Class A preferred shares of CDGC was automatically cancelled and converted into the right to receive 0.82947 Company Ordinary Shares. Pursuant to the terms of the Share Purchase Agreement, all of the issued and outstanding shares of Merchant Supreme capital shares were purchased by the Company for an aggregate of 25,000,000 Company Ordinary Shares.

On February 26, 2013, the Company issued a press release announcing that it had completed the Business Combination. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Prior to the Business Combination, the Company was a blank check company with no operations, formed as a vehicle for an acquisition of an operating business. The following information, which is required by Item 2.01(f) of Form 8-K, reflects the post-merger Company on a consolidated basis.

Business

The business of the Company is described in the Definitive Proxy Statement in the sections entitled “Information about China Dredging Group Co., Ltd. – History and Development of CDGC,“ Information about China Dredging Group Co., Ltd. — Business Overview,“ “Information about China Dredging Group Co., Ltd. – Competition,” “Information about China Dredging Group Co., Ltd. – Intellectual Property,” “Information about China Dredging Group Co., Ltd. – Research and Development,” “Information about China Dredging Group Co., Ltd. – Organizational Structure,“ “Information about China Dredging Group Co., Ltd. – Employees,” “Information about Pingtan Fishing” – Overview,” “Information about Pingtan Fishing” – “Business Strategy,” “Information about Pingtan Fishing” – “Employees, “Information about Pingtan Fishing” – Competition,” “The Business Combination,” and “Where you Can Find More Information,” each of which is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Definitive Proxy Statement in the sections entitled “Risk Factor s– Risk Factors Relating to CDGC’s Business,” “Risk Factor – Risk Factors Relating to Pingtan Fishing’s Business,” and “Risk Factors – Risk Factors Relating to the Business Combination,” each of which is incorporated herein by reference.

Management Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read and evaluated in conjunction with the audited condensed consolidated financial statements and notes thereto of CDGC and Merchant Supreme included in this Amendment beginning on page F-1, the audited consolidated financial statements and notes thereto of CDGC and Merchant Supreme incorporated by reference into this Amendment under the heading “Financial Statements” below, and with the discussion under “Forward-Looking Statements” on page 1 of this Amendment and the Risk Factors incorporated by reference into this Amendment under the heading “Risk Factors” above.

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I.	China Dredging Group Co., Ltd.

Company Overview

CDGC provides specialized dredging services exclusively to the Chinese marine infrastructure market. CDGC conducts its operations through its PRC subsidiary, Fujian Service, which began operating dredging vessels following its inception in January 2008. CDGC acquired total control and a 100% ownership interest in Fujian Service in June 2010 through subsidiary holding companies formed in the Hong Kong Special Administrative Region, or Hong Kong, China Dredging HK, and the PRC, Fujian WangGang. As further described under the heading “CDGC Corporate Structure,” the acquisition of Fujian Service was effected 50% through a direct investment commitment and 50% through a series of contractual arrangements referred to as the VIE Agreements. The VIE Agreements:

•	transferred to Fujian WangGang voting and operational control of the 50% of Fujian Service that it does not directly own;

•	conveyed to Fujian WangGang all profits and cash flows derived from the operations of Fujian Service; and

•	granted Fujian WangGang the right to acquire all of the interests in Fujian Service that it does not directly own for no additional consideration, after giving effect to capital contribution agreements by certain of the parties.

In the short period since the acquisition of Fujian Service, CDGC has not experienced or become aware of any issues related to the VIE Agreements or their implementation. However, the control of Fujian Service through such contractual arrangements, rather than direct ownership, does pose certain risks that could, among other things, adversely affect CDGC’s operations and profitability, limit or preclude Fujian WangGang or its parent companies from deriving cash flow from operations or paying dividends, increase CDGC’s taxes and trigger regulatory or legal action that could cause CDGC to modify its corporate structure.

The acquisition of Wonder Dredging, which is a PRC domestic company that owns 50% of the equity interest in Fujian Service, and Fujian Service as VIEs on June 29, 2010 was deemed to be a combination of entities under common control. Consequently, CDGC’s financial statements have been prepared as if the entities in the group had always been consolidated. The financial statements are principally those of Fujian Service with the other group members included from their various dates of incorporation in 2010. The financial statements reflect the capital structure CDGC adopted.

Management determined that the VIE Agreements constituted a combination of entities under common control. CDGC’s Chief Executive Officer, Mr. Xinrong Zhuo, controlled CDGC and its subsidiary Fujian WangGang as the 90% owner when CDGC was formed, and he was then diluted to 88.27% after new shareholders acquired CDGC’s ordinary shares in May 2010. Mr. Zhuo also had the right to make all executive and management decisions for Wonder Dredging and its subsidiary Fujian Service through an agreement with the legal owners, his brother-in-law and father, which predated the formation of Fujian Service. Under the agreement, Mr. Qing Lin and Mr. Panxing Zhuo, who hold 100% equity interests in Wonder Dredging collectively and own 50% equity interests in Fujian Service indirectly, hold those interests as representatives of the family.

The VIE Agreements result in the risk that CDGC’s control over Wonder Dredging and Fujian Service may not be as effective in providing operational control as direct or indirect ownership.

Since applicable PRC laws, rules and regulations restrict foreign ownership in the enterprises which own the ships allowed to operate within PRC waters, CDGC and its wholly owned subsidiaries only directly own 50% of the equity interest in Fujian Service, the operating company, and entered into the VIE agreements with Wonder Dredging, which is a PRC domestic company and legal owner of the other 50% equity interest in Fujian Service, and all the shareholders of Wonder Dredging. Fujian Service holds the licenses and approvals pertaining to the operation of the dredging business. CDGC conducts its dredging business and derives related revenues through the direct ownership and through the VIE Agreements. As CDGC and its wholly owned subsidiaries do not have a controlling ownership interest in Fujian Service, the VIE Agreements including the voting proxies granted to Fujian WangGang, may not be as effective in providing CDGC with control over these companies as 100% direct or indirect ownership. If CDGC were the controlling shareholder of Fujian Service with direct or indirect ownership, CDGC would be able to exercise its rights as shareholder to effect changes in the board of directors more effectively, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level.

However, pursuant to the VIE Agreements, if Fujian Service, Wonder Dredging or the shareholders of Wonder Dredging fail to perform their obligations under these contractual arrangements, CDGC may be forced to (i) incur substantial costs and resources to enforce such arrangements, including the voting proxies, and (ii) rely on legal remedies available under PRC law, including exercising Fujian WangGang’s call option right over the equity interests in Fujian Service, seeking specific performance or injunctive relief, and claiming monetary damages. In the event that CDGC is unable to enforce these contractual arrangements, or if CDGC suffers significant time delays or other obstacles in the process of enforcing these contractual arrangements, CDGC’s business, financial condition and results of operations could be materially and adversely affected

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Although CDGC’s services entail dredging site surveys, project planning, engineering, and project management, these activities are all performed in support of the operations of CDGC’s dredging vessels. The number, type and capacity of those vessels determine the maximum level and scope of CDGC’s operations. Fujian Service began operations with a single dredger and acquired four more dredgers during 2008 by purchase or lease. In June 2010, CDGC leased and deployed four additional dredgers, sometimes referred to herein as the 2010 leases, bringing CDGC’s total fleet to nine. In January 2011, CDGC acquired one of the dredging vessels originally leased in 2008. From April to November 2011, CDGC entered into leases for three non-self-propelling cutter suction dredgers, one trailer suction hopper dredger and two grab dredgers, and terminated two lease agreements for one non-self-propelling cutter suction dredger and one trailer suction hopper dredger, respectively, bringing CDGC’s total fleet to thirteen. In July 2012, CDGC did not renew two dredger lease agreements when the contracts expired, and terminated another dredger lease. In December 2012, CDGC terminated one dredger lease. CDGC determined that the four dredgers were not suitable for its upcoming projects, which it intends to complete with its remaining fleet. As of the date of this Form 8-K, CDGC had nine dredgers and its dredging capacity has permitted CDGC to commensurately increase the volume of dredging that CDGC has performed. Contract value in CDGC’s industry is generally directly related to the quantity of material dredged, typically expressed in terms of cubic meters. Pricing for each cubic meter, or unit, dredged can vary with project conditions and complexity, the distance that dredged material must be moved after it is excavated, and other factors.

CDGC owns and operates four non-self-propelling cutter-suction dredgers with capacity ranging from 2,000 to 3,500 cubic meters per hour. CDGC also leases and operates one non-self-propelling cutter-suction dredgers whose capacity is 3800 cubic meters per hour, two trailer suction-hopper dredgers with capacities ranging from 3,500 to 6,500 cubic meters per hour, and two grab dredgers with capacities of 350 cubic meters per hour. This range of vessel types and sizes gives CDGC the flexibility to bid on different types of projects and, CDGC believes, additional opportunities to increase its profit margins. Notwithstanding CDGC’s diverse fleet and capability to handle various project types, CDGC’s business has tended to focus increasingly on reclamation projects. For the years ended December 31, 2012, 2011 and 2010, reclamation dredging projects represented approximately 71.8%, 60.0% and 72.8% of CDGC’s total revenues, respectively. CDGC believes that its high concentration of reclamation projects will continue because its fleet is well suited to handle reclamation work and CDGC expects the growth of such projects in the PRC to continue to outpace capital or maintenance dredging.

Because CDGC’s fleet has been utilized at or near what CDGC believes to be full capacity since early in 2008 and CDGC perceives opportunities to be awarded future business in excess of its current capacity, CDGC is seeking to further expand its fleet. To this end, CDGC is exploring options for acquiring and leasing at least two additional dredgers that can be integrated into its operations during each of 2012 and 2013. However, CDGC’s experience is that there is a limited availability of high quality dredgers in the PRC. Therefore, there is considerable uncertainty about whether or when CDGC will be able to obtain additional dredgers and whether such acquisitions can be made in a cost-effective manner. If CDGC is unable to expand its capacity through the addition of new dredgers, CDGC’s revenue growth will be constrained. If CDGC is able to obtain additional dredgers, CDGC will likely be required to expend capital in excess of its cash on hand or cash generated from operations. However, CDGC is presently unable to quantify such amounts.

Dredging projects awarded in the PRC are highly concentrated among a small number of general contractors, some of whom share a common parent company. Accordingly, as a sub-contractor, CDGC’s customer concentration is high and CDGC has little ability to negotiate differentiated terms for contracts comprising the substantial majority of its revenue. To balance this, CDGC is striving to diversify its customer base to the extent practicable, but the opportunities to do so are limited. In 2010, three customers shared a common control parent and represented, in the aggregate, 67.5% of CDGC’s revenue. In 2011, four customers shared a common control parent and represented approximately 60.8% of CDGC’s revenue. In 2012, five customers shared a common control parent and represented approximately 56.1% of CDGC’s revenue. CDGC’s concentration of revenue with CDGC’s largest customer, aggregating revenues from customers sharing a common control parent, was 31.0%, 33.5% and 36.4%, respectively, in 2012, 2011 and 2010. CDGC expects its total revenues to remain heavily concentrated among a small group of customers for the foreseeable future.

Factors and Trends Affecting CDGC’s Results of Operations

CDGC believes that the following primary factors affect its revenues and operating margins:

•	Governmental policies and availability of sub-contract opportunities. CDGC opportunities to bid on dredging subcontracts depends significantly upon the PRC government’s public spending on port and navigable waterway projects and for land reclamation. The nature, extent and timing of these projects, however, is affected by the interplay of a variety of factors, including the PRC government’s spending commitments to improve and maintain marine transportation infrastructure industry and the general conditions and prospects of the PRC economy. The pattern of PRC government spending and economic activity has been robust and growing since the inception of Fujian Service and CDGC expects this trend to continue for the foreseeable future, with the result that CDGC believes the demand for dredging exceeds the immediate industry capacity and will continue to do so for the foreseeable future. These constrained conditions permit dredging contractors, and sub-contractors such as CDGC, to keep their fleet utilization at high levels and give them a limited degree of positive pricing power. CDGC expects this favorable dynamic to continue, and it is the basis of and is evidenced by the positive trend of unit prices that CDGC has experienced since 2008. The intent expressed in the long-term cooperation agreements executed by China Communications (through two subsidiaries) to grow their business with CDGC at rates of 20% per annum or more through 2014 is a further indication of the favorable nature of current market conditions.

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•	CDGC dredging fleet capacity to undertake contracts. Since inception, CDGC has had more dredging work contracted than CDGC could immediately perform. CDGC owns or leases two trailer suction hopper dredgers, five non-self-propelling cutter suction dredgers, and two grab dredgers. Notwithstanding CDGC’s current backlog, future revenue growth largely depends on the addition of new vessels to CDGC’s fleet.

•	CDGC ability to manage its costs under fixed-price contracts. Substantially all of CDGC’s revenue-generating contracts are fixed-price contracts under which CDGC is paid a specified price for CDGC’s performance of the entire contract. Fixed-price contracts carry inherent risks, including risks of losses from underestimating costs of materials, operational difficulties and other changes that may occur during the contract period. As a result, CDGC’s can only realize profits on these contracts if CDGC successfully estimates project costs and avoid cost overruns. To limit CDGC’s exposures to fixed contract prices, CDGC strives to keep contract durations short (less than one year) and CDGC endeavors to rigorously manage each individual project. Short contract periods also limit CDGC’s exposure to uncertainties in determining final contract values.

•	Provision of key supplies and operational support by customers. By contract CDGC’s customers generally provide key operating supplies (most notably fuel) and support services (such as supply ships and tug services for repositioning non-self-propelling dredgers) for CDGC’s operations. CDGC’s believe these arrangements are typical of dredging subcontractors in the PRC, but may not reflect the standard market practice of dredging service companies operating outside of the PRC. Consequently, it may be difficult to compare CDGC’s results of operations with dredging service companies operating elsewhere or which do not enjoy similar arrangements. In CDGC’s experience, the availability of customer-provided supplies and services has lowered CDGC’s revenues, capital and working capital requirements, and reported costs relative to operations without customer-provided supplies and services. CDGC believes that such arrangements have also materially lowered CDGC’s exposure under fixed-price contracts as CDGC does not bear the risk of fluctuations in price or errors in estimating the costs of such items. The historical pattern of customer-provided supplies and support may not continue into the future, though each contract included in CDGC’s backlog provides for such arrangements.

•	CDGC’s ability to operate its dredgers at or above nameplate rates and at high levels of utilization. CDGC strives to keep CDGC’s dredgers in operation 24 hours per day, 7 days per week, the theoretical maximum, and to reduce downtime for maintenance and redeployment to new dredging sites. However, as a practical matter, CDGC believes that sustaining dredger operations in the range of 50 – 60% of the theoretical maximum constitutes full utilization of CDGC’s dredger capacity, which CDGC estimates it has achieved since the inception of Fujian Service in 2008. In general, CDGC accomplishes full utilization by concentrating its business on projects clustered in a single region or geographic area and deploying multiple dredgers to such areas. As a result, CDGC works in fewer locations and on fewer individual projects than the number of dredgers in CDGC’s fleet, thereby ensuring prompt provisioning of spare parts and reduced downtime for vessel repositioning. In addition, CDGC strives to operate and maintain CDGC’s dredgers and related capital equipment so that they achieve or exceed the manufacturers’ performance specifications. CDGC’s success in implementing these operating strategies directly affects CDGC’s effective capacity, dredging volumes and revenues. These strategies also allow CDGC to reduce unit costs and increase operating margins by spreading fixed costs over a large revenue base.

•	The increased significance of lease expense in CDGC’s operating costs. In 2009, CDGC owned three dredgers and leased two dredgers. CDGC’s number of leased dredgers increased to six in June 2010. The additional leases increased the percentage of leased vessels from 40% in 2009 to more than 60% after June 2010. In January 2011, that percentage declined to 56% after CDGC purchased one of its previously-leased dredgers. Subsequent leases of four dredgers (net of two lease terminations) have increased CDGC’s percentage of leased vessels to approximately 69%. In July 2012, that percentage declined to 60% after leases for three dredgers terminated or were not renewed. In December 2012, that percentage declined to 55.6% after leases for one dredgers terminated. This change in the mix of CDGC’s vessel ownership should be considered when making direct comparisons of expenses and margins for current and historical periods.

Backlog and business development pipeline

Backlog and business development pipeline.   Because contracts begin in one fiscal year or reporting period and are typically completed in a subsequent fiscal year or reporting period, we believe that the revenue recognized in a particular year or period is not, by itself, the best indicator that our business is expanding.  We believe that the prospects for future project work should also be considered.  We measure this important metric and related trends by calculating our project backlog, which comprises only unrealized revenue on executed contracts with specific schedules for commencement and firm pricing and includes as-yet-uncompleted work on in-progress dredging projects.  We only began to track this important metric in 2009, so the availability of trend information is limited.  Our backlog as of December 31, 2012 was $233.9 million, an amount consistent with our objective of maintaining firm contract levels that will keep our dredging fleet fully utilized for at least three to four months, taking into account prospective increases in our fleet size.

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The following schedule summarizes changes in backlog on contracts during the year ended December 31, 2012.

Backlog balance at December 31,2011	$55,695,805
New contracts entered during the year ended December 31, 2012	386,334,402
Add:Adjustment of contracts due to change orders during the period	1,454,356
Adjusted contract amount at December 31, 2012	443,484,563
Less:Contract revenue earned during the year ended December 31, 2012	(209,619,489)
Backlog balance at December 31,2012	$233,865,074

We maintain an active dialogue with our two largest customers about the allocation of upcoming projects under our cooperation agreements.  The contract proposal or bidding process is ongoing for us and results in regular additions to our contract backlog, the balance of which is also continuously reduced by work performed and further adjusted for contract change orders.  We believe that our backlog, pipeline of contracts in the bid or negotiation stages, and communications with customers with whom we have signed long-term cooperation agreements provide us with significant revenue visibility through 2012 and into 2013 and gives us a basis for confidence that our dredging fleet can remain fully utilized through at least the first quarter of 2012 and that our targeted objectives to add to our fleet and capacity are prudent.

On September 29, 2012, Lianjiang Kemen Port Construction Development Co., Ltd (“LKPC”) and China Gezhouba Group Co., Ltd (“CGGC”) entered into a contract for a BT project in Kemen Industrial Zone of Lianjiang County, Fujian Province, the PRC, with an estimated investment of $2 billion. The BT project undertaken by LKPC involves dredging, reclamation and cofferdam construction, with a reclamation area of 10.3 million square meters, a reclamation volume of 29.3 million cubic meters, a total cofferdam length of 4,545 meters, a total length of pioneer road of 38,948 meters and a construction period of eighteen months. On October 29, 2012, the Company's subsidiary PingTan XingYi entered into a supplementary contract with CGGC, Gezhouba Xinjiang Engineering Co., Ltd, which is a subsidiary of CGGC, and Fujian Yihai Investment Ltd, a related company owned and controlled by members of the family of Xinrong Zhuo. Under the supplementary contract, PingTan XingYi is responsible for part of the investment, financing, dredging and reclamation within the scope of the BT project. This forms part of the balance as shown in the new contracts entered during the year ended December 31, 2012.

Segment and Business Cycle Information

Since the inception of Fujian Service, the only line of business CDGC has operated is sub-contract dredging and CDGC has operated only in the PRC. Accordingly, no geographic or segment information is presented. Based on the contracts CDGC has performed and those reflected in CDGC’s backlog, CDGC believes that its operations and business cycle are not strongly seasonal or subject to major fluctuations over time. However, CDGC’s ability to operate is influenced by weather. CDGC tends to achieve lower fleet utilization in the winter for CDGC’s vessels working in areas subject to freezing conditions and CDGC generally loses several days of operations in southern regions during monsoon season because CDGC cannot operate during severe storms or when wave or wind conditions are extreme.

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CDGC’s largest customers are state-owned enterprises and they often, but do not always, structure sub-contracts to conclude at, or shortly prior to, the end of their own fiscal years, which coincide with CDGC’s own fiscal year ending December 31. As a result, CDGC tends to have a higher amount of carryover project work at fiscal year end than at other times. In addition, CDGC’s costs and estimated earnings in excess of billings, CDGC’s project receivables, and its inventories tend to be higher at CDGC’s fiscal year end than at the end of other periods.

Critical Accounting Policies and Estimates

General

Our financial statements have been prepared in accordance with U.S. GAAP. The preparation of our financial statements in conformity with U.S. GAAP requires our management to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Significant items subject to such estimates and assumptions include the recoverability of the carrying amount and the estimated useful lives of long-lived assets; valuation allowances for receivables; percentage of completion of contracts; and realizable values for inventories. Actual results could differ from those estimates.

Consolidation

Fujian WangGang entered into contractual arrangements with Wonder Dredging, Fujian Service, and shareholders of Wonder Dredging, the VIE Agreements. Based on the VIE Agreements, Fujian WangGang provides management services to Fujian Service and is entitled to (1) receive all of the economic benefits from Fujian Service, (2) exercise effective control over Fujian Service and Wonder Dredging, and (3) has an exclusive option to purchase all or part of the equity interests in Fujian Service. Accordingly, by virtue of the VIE Agreements, Fujian WangGang is the primary beneficiary of Fujian Service as defined by ASC 810 “Consolidation of Variable Interest Entities.” Therefore, we consolidate Fujian Service and Wonder Dredging as VIEs.

Revenue Recognition

We recognize contract revenues under the percentage-of-completion method to determine the appropriate amount to be recognized in a given period. Depending on the nature of contracts, the stage of completion is measured by reference to (a) the proportion of contract costs incurred for work performed to date to estimated total contract costs; (b) the amount of work certified by a site engineer; or (c) the completion of a physical proportion of the contract work. The difference between amounts billed and recognized as revenue is reflected in the balance sheet as either contract revenues in excess of billings or billings in excess of contract revenues. Provisions for estimated losses on contracts in progress are made in the period in which they are identified. In the event that contract revenue cannot be estimated reliably, contract revenue is recognized only to the extent of contract costs incurred that are likely to be recoverable.

Because we are sub-contractors, almost all pre-contract costs such as site investigation and preparation are incurred by our customers. Our pre-contract costs are mainly site visit expenses, such as travel and accommodation, and the total amount of such travel and accommodation expense has been insignificant. As of the dates of the balance sheets included herein, no expenditures related to anticipated contracts had been incurred and therefore no deferred expenses are recorded. Approved and unapproved change orders are considered a change in the scope of the original contracts to which they relate. Upon approval by the customer and the contractor of both scope and price, contract revenue and costs are adjusted for the change order. Claims for additional revenue due to us are not recognized in contract revenues until such claims are settled. An amount equal to contract costs attributable to claims is included in revenue when realization is probable and the amount can be reliably estimated.

Accounts Receivable, Net

Accounts receivable represent amounts billed under the terms of contracts with our customers. The timing of when we bill our customers is generally based on advance billing terms or contingent upon completion of certain phases of the work, as stipulated in the contract. No amount constitutes a retainer. We anticipate collection of all outstanding balances within 7 to 180 days after completion reports of the contracts are issued. The allowance for doubtful accounts is our best estimate of the amount of probable credit losses in our existing receivables. We provide an allowance for estimated uncollectible receivables when events or conditions indicate that amounts outstanding are not recoverable. Outstanding account balances are reviewed individually for collectability. Based on our assessment of collectability, there was no allowance for doubtful accounts recognized as of December 31, 2012, 2011, and 2010.

Cost and Estimated Earnings in Excess of Billings on Contracts in Progress

Cost and estimated earnings in excess of billings represent amounts of cost incurred and revenue earned under contracts in progress but not billed at the balance sheet date. These amounts become billable according to the contract terms, which usually consider passage of time, and/or completion of the project.

8

Impairment of Long-Lived Assets

We test long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value. As individual dredgers generate their own cash flow, each individual dredger is separately reviewed for impairment. If long-lived assets are to be disposed, depreciation is discontinued, if applicable, and the assets are reclassified as held for sale at the lower of their carrying amounts or fair values less costs to sell. Based on our assessment, no triggering events were identified as of December 31, 2012, 2011 or 2010.

Income Taxes

We are incorporated in the BVI, the laws of which do not require us to pay any income taxes or other taxes based on revenue, business activity or assets. Our subsidiaries domiciled and operating in other countries file separate tax returns in the respective jurisdictions in which they are domiciled or operate. Pursuant to authoritative accounting guidance regarding income taxes, deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be effective when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of income in the period that includes the enactment date. Authoritative accounting guidance prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken in the tax return. This guidance also addresses de-recognition of income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures.

The PRC tax system is subject to substantial uncertainties and has been subject to recently enacted changes, the interpretation and enforcement of which are also uncertain. Changes in PRC tax laws or their interpretation or application may subject us to substantial PRC taxes in future. No deferred tax liability has been provided as the amount involved is immaterial. Fujian Service has analyzed the tax positions taken or expected to be taken in its tax filings and has concluded it has no material liability related to uncertain tax positions. For the years ended December 31, 2012, 2011 and 2010, we had no unrecognized tax benefit. We do not anticipate any potential future adjustments in the next twelve months that would result in a material change to our financial tax position.

Other Comprehensive Income

Pursuant to authoritative accounting guidance regarding comprehensive income, our comprehensive income consists of net income and foreign currency translation adjustments. We translate our assets and liabilities of foreign operation at the rate of exchange in effect on the balance sheet date. We translate income and expenses at the average rate of exchange prevailing during the year. The year-end rates for December 31, 2012, 2011 and 2010 of RMB into one U.S. dollar were 6.2939, 6.2939 and 6.6000, respectively. Average rates for the years ended December 31, 2012, 2011 and 2010 were 6.2990, 6.4475 and 6.7604, respectively. The related translation adjustments are reflected in “Accumulated other comprehensive income” in the equity section of our consolidated balance sheets. Foreign currency gains and losses resulting from transactions are included in earnings. As of December 31, 2011, 2010, 2009, the accumulated foreign currency translation gain was approximately $19.7 million, $15.8 million, and $4.9 million, respectively.

Earnings per Ordinary Share

Earnings per ordinary share (basic and diluted) is based on the net income attributable to ordinary shareholders divided by the weighted average number of ordinary shares outstanding during each period. Ordinary share equivalents are not included in the calculation of diluted earnings per ordinary share if their effect would be anti-dilutive.

Internal Control over Financial Reporting

Historically, we have been a company with limited accounting personnel and other resources to address our internal control over financial reporting. In connection with the audit of our financial statements included in this Report, we identified what we believe would constitute a “material weakness” in our internal control over financial reporting. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis by the company’s internal controls. The material weakness we identified was that none of our employees had any formal training in U.S. GAAP and SEC rules and regulations. Our Chief Financial Officer also does not have such training, and we may not be able to remediate this material weakness without significant expense, if at all. We have identified similar material weaknesses in the past, and we may also face additional material weaknesses in the future. Therefore, there is a risk that our current or future financial statements may not be properly prepared in accordance with U.S. GAAP or that our current or future disclosures are not in compliance with SEC rules and regulations.

9

We have begun to undertake steps to remediate the material weakness described above and to improve our internal control over financial reporting. We have engaged a PCAOB registered and inspected public accounting firm in the United States to provide consulting services to us in matters involving U.S. GAAP and SEC rules and regulations. We also plan to take other important steps, including training our accounting, internal audit and finance staff, engaging consultants to assist with these functions, and implementing additional financial and management controls, reporting systems and procedures. Although we do not expect the costs of our remediation efforts to be material, we expect these efforts to take time. We continue to implement these measures through the course of 2012, and continue monitoring our internal controls with a view toward whether additional financial and management controls, reporting systems and procedures are appropriate. We do not expect that our plan will fully remediate the material weakness described above in this near future, and it may not ensure the adequacy of our internal controls over our financial reporting and processes in the future.

However, if we fail to timely achieve and maintain the adequacy of our internal controls, we may not be able to conclude that we have effective internal control over financial reporting. As a result, our failure to achieve and maintain effective internal control over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the value of our securities.

Results of operations

Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

The following table presents CDGC’s operating results for the year ended December 31, 2012 compared to the year ended December 31, 2011.

	For the Years Ended December 31,					Percentage	Percentage Change in
	2012		2011		Decrease	Change	RMB
Contract revenue	$209,619,489	100.0%	$226,953,070	100.0%	$(17,333,581)	(7.6)%	(9.8)%
Cost of contract revenue	(97,248,009)	(46.4)%	(98,906,986)	(43.6)%	(1,658,977)	(1.7)%	(3.9)%
Gross profit	112,371,480	53.6%	128,046,084	56.4%	(15,674,604)	(12.2)%	(14.3)%
General and administrative expenses	(8,761,172)	(4.2)%	(9,444,718)	(4.2)%	(683,546)	(7.2)%	(9.4)%
Income from operations	103,610,308	49.4%	118,601,366	52.3%	(14,991,058)	(12.6)%	(14.7)%
Other income	7,194,814	3.4%	7,897,965	3.5%	(703,151)	(8.9)%	(9.6)%
Income before income taxes	110,805,122	52.9%	126,499,331	55.7%	(15,694,209)	(12.4)%	(14.3)%
Income tax expense	(26,310,694)	(12.6)%	(30,107,070)	(13.3)%	(3,796,376)	(12.6)%	(14.6)%
Net income	$84,494,428	40.3%	$96,392,261	42.5%	$(11,897,833)	(12.3)%	(14.3)%

Effect of Exchange Rates

Substantially all of CDGC’s operations are conducted in the PRC and in RMB, which is CDGC’s functional currency. The average exchange rate used in translating the results of operations and cash flows for the years ended December 31, 2012 and 2011 from RMB to U.S. dollars was 6.2990 and 6.4475, respectively, which represented a 2.3% increase from 2011 to 2012 in the value of the RMB against the U.S. dollar.

Contract Revenue

Contract revenue decreased by $17.3 million, or 7.6% (9.8% without foreign exchange effect), to $209.6 million in 2012, compared to $227.0 million in 2011. The decrease primarily reflected the decrease of CDGC’s dredging volume. In July 2012, CDGC did not renew two dredger lease agreements when the contracts expired, and it terminated another dredger lease. In December 2012, CDGC terminated one more dredger lease. CDGC determined that these dredgers were not suitable for its upcoming projects, which it intends to complete with its remaining fleet. With four leased dredgers terminated leasing in 2012, CDGC completed 114.7 million cubic meters of dredging volume in 2012 as compared to 126.6 million cubic meters in 2011, a 9.4% decrease in dredging volume. In addition, the unit construction price per cubic meter increased by $0.04, or 2.2% (-0.4% without foreign exchange effect), to $1.83 in 2012 from $1.79 in 2011 due to increased demand for CDGC’s dredging services and improved market conditions.

Cost of Contract Revenue

Cost of contract revenue decreased by $1.7 million, or 1.7% (4.0% without foreign exchange effect), from $98.9 million in 2011 to $97.2 million in 2012, primarily due to CDGC’s decreased revenue. Unit construction cost per cubic meter is $0.85 and $0.78 in 2012 and 2011, respectively.

10

	For the Year Ended December 31,
	2012			2011
	Amount	Average Unit Cost (per Cubic Meter)	Percentage of Revenue	Amount	Average Unit Cost (per Cubic Meter)	Percentage of Revenue
Wages	$1,412,556	$0.01	0.7%	$1,384,195	$0.01	0.6%
Leasing fees	14,460,391	0.13	6.9%	15,501,030	0.12	6.9%
Crew hire charge	4,498,682	0.04	2.1%	4,395,906	0.03	1.9%
Consumable parts	69,489,321	0.61	33.2%	70,465,713	0.56	31.0%
Depreciation	7,387,059	0.06	3.5%	7,160,142	0.06	3.2%
Cost of contract revenue	$97,248,009	$0.85	46.4%	$98,906,986	$0.78	43.6%

The cost of consumable parts decreased from $70.5 million in 2011 to $69.5 million in 2012, while the percentage to revenue declined from 31.0% to 33.2%, primarily due to increasing unit price. This increase resulted in the increase of average unit construction cost of $0.05. Leasing fees decreased by $1.0 million, primarily due to CDGC’s four leased vessels being terminated leasing in 2012, accounting for 6.9% of CDGC’s revenue in 2012 and in 2011. This resulted in the increase of average unit construction cost of $0.01. The crew hire charge associated with leased vessels increased by $0.1 million in 2012 compared to 2011. The increase in crew hire charge did not significantly impact CDGC’s unit construction cost. The amount of wages remained relatively flat in 2012 compared to 2011. Wages accounted for 0.7% and 0.6% of CDGC’s revenue in 2012 and 2011, respectively. Depreciation accounted for 3.5% and 3.2% of CDGC’s revenue in 2012 and 2011, respectively. The increase of wages and depreciation in percentage of revenue was due to the decrease in leased vessels.

Gross Profit

Gross profit decreased by $15.7 million, or 12.2% (14.3% without foreign exchange effect), to $112.4 million in 2012, compared to $128.0 million in 2011. Since CDGC’s average unit construction price in 2012 increased by 2.2% (-0.4% without foreign exchange effect) compared to 2011, while CDGC’s average unit construction cost in 2012 increased by 9.0% (6.0% without foreign exchange effect) compared to 2011, CDGC’s gross profit margin decreased from 56.4% to 53.6%, or a 2.8% percentage decrease, primarily reflecting the increase of CDGC’s average unit construction cost.

General and Administrative Expenses

The following table sets forth certain information regarding the main components of CDGC’s general and administrative expenses for the years indicated:

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	For the Year Ended December 31,
	2012			2011
	Amount	% of Total G&A	% of Total Revenue	Amount	% of Total G&A	% of Total Revenue
Revenue tax expenses	$7,221,196	82.4%	3.5%	$7,398,387	78.3%	3.3%
Salary and benefits	430,790	4.9%	0.2%	420,999	4.5%	0.2%
Operating insurance	242,200	2.8%	0.1%	205,343	2.2%	0.1%
Other expenses	217,050	2.5%	0.1%	426,225	4.5%	0.2%
Financing and restructuring expenses	649,936	7.4%	0.3%	993,764	10.5%	0.4%
Total G&A	$8,761,172	100.0%	4.2%	$9,444,718	100.0%	4.2%

General and administrative expenses decreased from $9.4 million, or 4.2% of revenues in 2011, to $8.8 million, or 4.2% of revenues in 2012. The decrease in general and administrative expenses were primarily attributable to a decrease in financing and restructuring expenses of $0.3 million. Financing and restructuring expenses mainly reflect auditor and legal fees relating to the Merger. Revenue tax expenses decrease $0.2 million, or 2.4% compare to 2011, due to decrease in revenue. For the services CDGC provides, business tax should be paid as 3% of revenue and does not fluctuate in a consistent manner with contract revenue. The increases in salary and benefits expense and operating insurance in 2012 as compared with 2011 ($0.01 million and $0.04 million, respectively) were primarily attributable to maintenance of CDGC and its subsidiaries other than Fujian Service. CDGC had an aggregate of $0.2 million of other expenses in 2012, which mainly reflect sundry expenses.

Income from Operations

As a result of the foregoing, CDGC’s operating income decreased by $15.0 million, or 12.6% (14.7% without foreign exchange effect), to $103.6 million in 2012, from $118.6 million in 2011.

Income Tax Expense

Income tax expense decreased by $3.8 million, or 12.6% (14.6% without foreign exchange effect), from $30.1 million in 2011 to $26.3 million in 2012, primarily due to the increase in CDGC’s taxable income. The applicable income tax rate was 25%, which was effective on January 1, 2008 in the PRC. Income tax expense decreased by a smaller percentage than did operating income because of approximately $6.6 million of non-taxable income incurred in 2012. These non-taxable income consisted primarily of gain on derivative of CDGC’s BVI company.

Net Income

As a result of the foregoing, CDGC’s net income decreased by $11.9 million, or 12.3% (14.3% without foreign exchange effect), to $84.5 million in 2012, compared to $96.4 million in 2011.

Liquidity and Capital Resources

As of December 31, 2012 CDGC had cash of $165.1 million, an increase of $52.7 million from December 31, 2011. CDGC’s current assets totaled $201.7 million as of December 31, 2012 while CDGC’s current liabilities totaled $14.1 million.

The following table presents a comparison of CDGC’s cash flows and beginning and ending cash balances during the year ended December 31, 2012, 2011 and 2010. The amounts in the three categories of cash flows do not equal to the total changes for the years because of exchange rate effects:

	For the Years Ended December 31,
	2012	2011	2010
Cash provided by operating activities	$92,587,488	$67,151,092	$51,757,688
Cash used in investing activities	(42,204,987)	(47,811,882)	(24,965,015)
Net cash provided by/(used in) financing activities	560,216	12,408	36,894,673
Net increase in cash	50,942,717	19,351,618	63,687,346
Cash at the beginning of the year	112,409,544	88,532,472	23,343,469
Cash at the end of the year	$165,062,575	$112,409,544	$88,532,472

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Cash Flow Provided by Operating Activities

The following table sets forth information regarding CDGC’s cash provided by operating activities for the years indicated:

	For the Years Ended December 31,
	2012	2011	2010
Net income	$84,494,428	$96,392,261	$48,234,280
Adjustments to reconcile net income to net cash provided by operating activities
Add:depreciation expenses	7,388,553	7,161,602	5,038,074
Gain on obligation under "Make-Good Escrow"	-	(14,101,247)	-
(Gain)/loss on derivative	(6,515,578)	6,762,079	11,298
Changes in operating assets and liabilities:
Accounts receivable	3,808,519	(13,231,643)	(12,536,435)
Cost and estimated earnings in excess of billings on contracts in progress	5,953,569	(12,820,576)	1,418,098
Other receivables	(782)	(2,013)	(905)
Prepaid expenses	4,763,212	(4,653,504)	-
Inventories	(2,928,138)	(1,792,368)	236,039
Accounts payable	-	(1,027,530)	4,380,904
Income tax payable	(3,013,642)	3,150,401	2,656,355
Accrued liabilities and other payables	(1,362,653)	1,313,630	2,319,980
Net cash provided by operating activities	$92,587,488	$67,151,092	$51,757,688

CDGC’s net cash provided by operating activities was $92.6 million in 2012 (2011: $67.2 million, 2010: $51.8 million). The net cash provided from operating activities in 2012 was provided primarily by net income of $84.5 million (2011: $96.4 million, 2010: $48.2 million). Adjustments for non-cash charges from depreciation expense were $7.4 million (2011: $7.2 million, 2010: $5.0 million). CDGC records depreciation on a straight-line basis. Other adjustments for non-cash gain or charges were gain on obligation under Make-Good Escrow in the amount of zero (2010: $14.1 million , 2009: nil) and gain on derivative in the amount of $6.5 million (2011: -6.8 million, 2010: -0.01 million). The gain on obligation under Make-Good Escrow relates to CDGC meeting earnings targets resulting in release of the contingent liability and a resulting gain. The loss on derivative relates to the fair value adjustment to the embedded derivatives of CDGC’s preferred shares issued in CDGC’s 2010 Private Placement.

Net income after non-cash gains or charges equaled $85.4 million (2011: $96.2 million, 2010: $53.3 million).

In 2012, CDGC collected $215.2 million (2011: $186.8 million, 2010: $117.7 million) from customers even though revenue was $209.6 million (2011: $227.0 million, 2010: $131.4 million). This primarily reflected a decrease in accounts receivable of $3.6 million (2011: $13.2 million, 2010: $12.5 million), primarily due to the completion and final settlement of several projects immediately prior to the year-end date. This also reflected an decrease in cost and estimated earnings in excess of billings on contracts in progress of $5.9 million (2011: increase of $12.8 million, 2010: decrease of $1.4 million). The reduction in 2010 occurred despite that CDGC’s revenue run rate was higher during 2010 compared to 2009 and was due to variations in the timing of progress payments for contracts in progress and the completion and final settlement of several projects immediately prior to December 31, 2010.

In 2012, CDGC paid $102.2 million (2011: $102.1 million, 2010: $54.7 million) for expenses (net of interest income) other than income taxes even though those expenses totaled $105.3 million (2011: $107.8 million, 2010: $66.6 million). This primarily reflected the following factors:

•	depreciation of $7.4 million (2011: $7.2 million, 2010: $5.0 million).

•	an increase in CDGC’s inventories of $2.9 million (2011: increase of $1.8 million, 2010: decrease of $0.2 million). This increase occurred primarily due to CDGC’s increased need of inventory largely passed on to dredger lessors and accounted for as accounts payable.

•	a decrease in accrued liabilities and other payables of $1.4 million (2011: increase of $1.3 million, 2010: increase of $2.3 million). This decrease was attributable primarily to the change of leasing fees and crew hire charges in 2012. CDGC terminated four dredgers’ leasing contract in 2012, according to which CDGC should pay lease fees and crew hire charges monthly or quarterly of operation.

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In 2012, CDGC paid $29.3 million (2011: $27.0 million, 2010: $13.9 million) in income tax while CDGC’s income tax expense was $26.3 million (2011: $30.1 million, 2010: $16.6 million). This primarily reflected a decrease of $3.0 million (2011: increase of $3.2 million, 2010: increase of $2.7 million) in income taxes payable.

Cash Flow Used in Investing Activities

	For the Years Ended December 31,
	2012	2011	2010
Deposits paid for motor vehicle	$(4,382)	-	-
Deposits paid for dredgers	24,019,686	(20,162,854)	(12,194,972)
Changes in security deposits	(85,031)	(25,746,413)	(12,440,092)
Deposit for BT project	(66,121,607)	-	-
Purchase of dredger, machinery and equipment	-	(1,902,615)	(329,951)
Advanced to related company	(13,653)	-	-
Net cash used in investing activities	$(42,204,987)	$(47,811,882)	$(24,965,015)

In 2011, net cash used in investing activities was $42.2 million (2011: $47.8 million, 2010: $25.0 million). In 2012, CDGC received $24.0 million deposits back from leasers as three leased dredgers’ leasing contracts were terminated (another deposit has been returned in January 2013).

On September 29, 2012, Lianjiang Kemen Port Construction Development Co., Ltd (“LKPC”) and China Gezhouba Group Co., Ltd (“CGGC”) entered into a contract for a BT project in Kemen Industrial Zone of Lianjiang County, Fujian Province, the People’s Republic of China (the “PRC”), with an estimated investment of $2 billion (equivalent to RMB12.5 billion). The BT project undertaken by LKPC involves dredging, reclamation and cofferdam construction, with a reclamation area of 10.3 million square meters, a reclamation volume of 29.3 million cubic meters, a total cofferdam length of 4,545 meters, a total length of pioneer road of 38,948 meters and a construction period of eighteen months. On October 29, 2012, PingTan XingYi entered into a supplementary contract with CGGC, Gezhouba Xinjiang Engineering Co., Ltd and Fujian Yihai Investment Ltd, a related company of CDGC. Under the supplementary contract, PingTan XingYi is responsible for part of the investment, financing, dredging and reclamation within the scope of the BT project, and will deliver the project to the tenderer, LKPC after the project is completed and accepted. A deposit of $66.1 million (RMB416.5 million) during the fourth quarter of 2012 has been placed as CDGC’s portion of the share capital to form a company with CGGC in connection with the BT project.

Cash Flow Provided by Financing Activities

	For the Years Ended December 31,
	2012	2011	2010
Repayment of term loans	-	-	(21,818,236)
Proceeds from term loans	-	-	11,389,859
Proceeds from share issue	-	-	46,443,286
Capital contributiond from capital issue to Wonder Dredging	-	-	878,876
Advance from related companies	-	12,408	888
Advance from a shareholder	560,216	-	-
Net cash provided by financing activities	560,216	12,408	36,894,673

In 2012, $560,216 was advanced from a shareholder.

Net cash provided by financing activities increased by $43.7 million to $36.9 million in 2010, from net cash used in financing activities $6.8 million in 2009. The increase was primarily attributable to an increase in proceeds from the sale of securities in CDGC’s 2010 Private Placement of $46.4 million. CDGC effectively used $10.4 million of the proceeds, plus amounts to offset new borrowings during the year in anticipation of CDGC’s 2010 Private Placement, to retire all of CDGC’s outstanding loans and debt. CDGC also received an additional $0.9 million in capital contributions during the year.

14

With the retirement of debt in 2010, CDGC has no plans to incur new debt. CDGC may do so in the future if CDGC concludes it is necessary or appropriate in executing CDGC business plan.

Off-Balance Sheet Arrangements

CDGC has not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, CDGC has not entered into any derivative contracts that are indexed to its own shares and classified as shareholder’s equity, or that are not reflected in CDGC’s consolidated financial statements with the exception of CDGC’s major shareholder, Mr. Xinrong Zhuo providing to investors in CDGC’s 2010 Private Placement the contingent right to receive escrow shares. This was done to enable CDGC to sell CDGC’s preferred shares at the price obtained and is accounted for as a contribution of the contingent right to CDGC and as a sale of those rights to the private placement investors for a portion of the proceeds received. Furthermore, CDGC does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, CDGC does not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to CDGC or engages in leasing, hedging or research and development services with CDGC.

Contractual Obligations

The following table sets forth information regarding CDGC’s contractual payment obligations as of December 31, 2012.

	Payments due by period
Contractual Obligations	Total	< 1 year	1 – 3 years	3 – 5 years	> 5 years
Operating lease obligations
- related party transactions	$37,935	$12,645	$25,290	$-	$-
- non-related party transactions	13,066,428	8,644,637	4,421,791	-	-
Purchase obligations (1)
- related party transactions	-	-	-	-	-
- non-related party transactions	19,897,844	15,911,819	3,986,025	-	-
Capital commitments
- related party transactions	-	-	-	-	-
- non-related party transactions (2)	50,048,460	50,048,460	-	-	-
Total	$83,050,667	$74,617,561	$8,433,106	$-	$-

(1)	Purchase obligations reflect CDGC’s obligations to purchase consumable parts.
(2)	Capital commitments to non-related party transactions reflect the commitment to purchase two new non-self-propelling cutter suction dredgers for $50.0 million. CDGC previously paid $23.3 million as deposits for the purchase of the dredgers.

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010

The following table presents our operating results for the year ended December 31, 2011 compared to the year ended December 31, 2010.

	Year Ended December 31,						Percent
	2011 (China Dredging)		2010 (China Dredging)		Increase	Percent Change	Change in RMB
Contract revenue	$226,953,070	100.0%	$131,405,665	100.0%	$95,547,405	72.7%	64.7%
Cost of contract revenue	(98,906,986)	(43.6)%	(58,723,528)	(44.7)%	40,183,458	68.4%	60.7%
Gross profit	128,046,084	56.4%	72,682,137	55.3%	55,363,947	76.2%	68.0%
General and administrative expenses	(9,444,718)	(4.2)%	(7,159,793)	(5.4)%	2,284,925	31.9%	25.8%
Income from operations	118,601,366	52.3%	65,522,344	49.9%	53,079,022	81.0%	72.6%
Other income (expense)	7,897,965	3.5%	(731,668)	(0.6)%	8,629,633	(1179.4)%	(1113.6)%
Income before income taxes	126,499,331	55.7%	64,790,676	49.3%	61,708,655	95.2%	86.0%
Income tax expense	(30,107,070)	(13.3)%	(16,556,396)	(12.6)%	13,550,674	81.8%	73.4%
Net income	$96,392,261	42.5%	$48,234,280	36.7%	$48,157,981	99.8%	90.3%

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The following table summarizes changes in backlog on contracts during the year ended December 31, 2011.  Backlog represents the amount of revenue we expect to realize from work to be performed on contracts in progress at year end and from contractual agreements on which work has not yet begun.

Backlog balance at December 31, 2010	$62,310,751
New contracts entered during the year ended December 31, 2011	220,006,390
Add: Adjustment of contracts due to change of orders during the year	331,734
Adjusted contract amount at December 31, 2011	282,648,875
Less: Contract revenue earned during the year ended December 31, 2011	(226,953,070)
Backlog balance at December 31, 2011	$55,695,805

The decrease of $6.6 million in our backlog at December 31, 2011 compared to December 31, 2010 was mainly due to three contracts included in our backlog at December 31, 2010 that were entered into near the year-end date. Our backlog at December 31, 2010 reflected our increased availability to enter into larger contract commitments as a result of adding vessels to our dredging fleet in the second half of 2010. We also added vessels to our dredging fleet in 2011 and, despite the $6.6 million decrease in our backlog at December 31, 2011 compared to December 31, 2010, we perceive additional opportunities to be awarded future business.

Effect of Exchange Rates

Substantially all of our operations are conducted in the PRC and RMB which is our functional currency.  The average exchange rate used in translating the results of operations and cash flows for the years ended December 31, 2011 and 2010 was 6.4475 and 6.7604, respectively, which represented a 4.6% increase from 2010 to 2011 in the value of the RMB against the U.S. dollar.

Revenue

Contract revenue increased by $95.5 million, or 72.7% (64.7% without foreign exchange effect), to $227.0 million in 2011, compared to $131.4 million in 2010.  The increase primarily reflects the increase of our dredging volume and unit construction price.  The projects we performed varied in size and span of time.  Accordingly, we measure our business volume by cubic meters we dredged rather than by numbers of projects we performed in a specific period.  Applying the metric to our contract revenue allows us to track trends in unit construction price per cubic meter dredged.  The unit construction price for each contract varies and reflects the negotiated price with the contractor for each specific project, depending on the nature of sediments in the river bed, difficulties in the dredging, and other factors specific to the project.  With six leased dredgers joining the fleet in 2011, we were able to deliver larger business volume and execute more projects with various field conditions.  We completed 126.6 million cubic meters of dredging volume in 2011 as compared to 78.6 million cubic meters in 2010, a 61.1% increase in dredging volume.  In addition, the unit construction price per cubic meter increased by $0.12, or 7.2% (2.2% without foreign exchange effect), to $1.79 in 2011 from $1.67 in 2010 due to increased demand for our dredging services and improved market conditions.

Cost of Revenue

Cost of revenue increased by $40.2 million, or 68.4% (60.7% without foreign exchange effect), from $58.7 million in 2010 to $98.9 million in 2011, primarily due to our increased revenue.  Unit construction cost per cubic meter is $0.78 and $0.74 in 2011 and 2010, respectively.  Unit construction cost is the metric we use to measure our direct cost per cubic meter dredged.  The unit construction cost is dependent on the combination of prices of consumable parts, wages, leasing fees, crew hire charge and depreciation.

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	For the Years Ended December 31,
	2011 (China Dredging)			2010 (China Dredging)
	Amount	Average Unit Cost (per Cubic Meter)	Percentage of Revenue	Amount	Average Unit Cost (per Cubic Meter)	Percentage of Revenue
Wages	$1,384,195	$0.01	0.6%	$885,561	$0.01	0.7%
Leasing fees	15,501,030	0.12	6.9%	7,150,238	0.09	5.4%
Crew hire charge	4,395,906	0.03	1.9%	2,685,442	0.03	2.1%
Consumable parts	70,465,713	0.56	31.0%	42,964,969	0.55	32.7%
Depreciation	7,160,142	0.06	3.2%	5,037,318	0.06	3.8%
Cost of contract revenue	$98,906,986	$0.78	43.6%	$58,723,528	$0.74	44.7%

The cost of consumable parts increased from $43.0 million in 2010 to $70.5 million in 2011, while the percentage to revenue declined from 32.7% to 31.0%, primarily due to improved cost control and operations management.  This decrease resulted in the decrease of average unit construction cost of $0.01.  Leasing fees increased by $8.4 million, primarily due to our six leased vessels being put into operation in 2011, accounting for 6.9% of our revenue in 2011 as compared to 5.4% in 2010.  This increase resulted in the increase of average unit construction cost of $0.03.  The crew hire charge associated with leased vessels increased by $1.7 million in 2011 compared to 2010, also due to the addition to our new leased vessels.  The increase in crew hire charge did not significantly impact our unit construction cost.  The amount of wages and depreciation remained relatively flat in 2011 compared to 2010.  Wages accounted for 0.6% and 0.7% of our revenue in 2011 and 2010, respectively.  Depreciation accounted for 3.2% and 3.8% of our revenue in 2011 and 2010, respectively.  The decrease of wages and depreciation in percentage of revenue was due to the increase in leased vessels.

Gross Profit

Gross profit increased by $55.4 million, or 76.2% (68.0% without foreign exchange effect), to $128.0 million in 2011, compared to $72.7 million in 2010, primarily due to our increased revenue.  Since our average unit construction price in 2011 increased by 7.2% (2.2% without foreign exchange effect) compared to 2010 while our average unit construction cost remained substantially the same in these two years, our gross profit margin increased from 55.3% to 56.4%, or a 2.0% percentage increase, primarily reflecting the increase of our average unit construction price.

General and Administrative Expenses

General and administrative expenses are comprised of revenue taxes and fees, salaries and benefits, business insurance and other daily expenses.  Revenue taxes and fees include primarily business tax, city maintenance and educational fees.  Salaries and benefits include salaries and allowances, staff welfare for education, staff social welfare insurance and health insurance.  Other expenses include depreciation of office equipment, rent, travel and others.  The following table sets forth certain information regarding the main components of our general and administrative expenses for the years indicated:

	For the Years Ended December 31,
	2011 (China Dredging)			2010 (China Dredging)
	Amount	% of Total G&A	% of Total Revenue	Amount	% of Total G&A	% of Total Revenue
Revenue tax expenses*	$7,398,387	78.3%	3.3%	$5,111,870	71.4%	3.9%
Salary and benefits	420,999	4.5%	0.2%	239,916	3.3%	0.2%
Operating insurance	205,343	2.2%	0.1%	191,153	2.7%	0.1%
Other expenses	426,225	4.5%	0.2%	312,633	4.4%	0.2%
Financing and restructuring expenses	993,764	10.5%	0.4%	1,304,221	18.2%	1.0%
Total G&A	$9,444,718	100.0%	4.2%	$7,159,793	100.0%	5.4%

*	In the PRC, provincial and local governments levy certain taxes based on revenue and we record this tax expense as a general and administrative expense.

General and administrative expense increased from $7.2 million, or 5.4% of revenues in 2010, to $9.4 million, or 4.2% of revenues in 2011.  The increase in general and administrative expense was primarily attributable to an increase in revenue taxes of $2.3 million.  For the services we provide, business tax should be paid as 3% of revenue and does not fluctuate in a consistent manner with contract revenue. The increases in salary and benefits expense and other expenses in 2011 as compared with 2010 ($0.2 million and $0.1 million, respectively) were primarily attributable to maintenance of our company and our subsidiaries other than Fujian Service.  We had an aggregate of $0.9 million of non-recurring restructuring expenses in 2011, which mainly reflect auditor and legal fees relating to the Merger.

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Operating Income

As a result of the foregoing, our operating income increased by $53.1 million, or 81.0% (72.6% without foreign exchange effect), to $118.6 million in 2011, from $65.5 million in 2010.

Income Tax

Income tax expense increased by $13.5 million, or 81.8% (73.4% without foreign exchange effect), from $16.6 million in 2010 to $30.1 million in 2011, primarily due to the increase in our taxable income.  The applicable income tax rate was 25%, which was effective on January 1, 2008 in the PRC.  Income tax expense increased by a greater percentage than did operating income because of approximately $2.1 million of non-tax deductible expenses incurred in 2011.  These non-deductible expenses consisted primarily of organizational and administrative expenses of our BVI company.

Net Income

As a result of the foregoing, our net income increased by $48.2 million, or 99.8% (90.3% without foreign exchange effect), to $96.4 million, compared to $48.2 million in 2010.

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Liquidity and Capital Resources

As of December 31, 2011 we had cash of $112.4 million, an increase of $23.9 million from December 31, 2010. Our current assets totaled $160.3 million as of December 31, 2011 while our current liabilities totaled $24.3 million. We have financed our activities to date primarily through cash generated from operating activities and private placements of our securities.  Between October 2010 to December 2010, we completed multiple closings of our 2010 Private Placement and received net proceeds of approximately $46.4 million, which substantially increased our cash balance and strengthened our liquidity position.  We believe that our available working capital will be sufficient to maintain our operations at the current level for at least the next 12 months.

As part of our efforts to expand our dredging capacity, we are continuing to actively explore opportunities to expand our fleet.  Our capital expenditures have historically related to the acquisition of dredgers.  As of December 31, 2011 and 2010, we had acquired dredgers for $71.9 million and $54.2 million, respectively.  As of December 31, 2011 and 2010, we had capital commitments of $50.0 million and $29.1 million, respectively, payable until May 2013 for the acquisition of two new dredgers.  In January 2011, we acquired a non-self-propelling cutter suction dredger that we had previously leased for a purchase price of $13.6 million.  The aggregate rental deposit of $5.2 million we previously paid was deducted from the vessel purchase price when we acquired the vessel, and we paid the balance of $8.4 million with a portion of the proceeds from our 2010 Private Placement.  $7.3 million of this balance had been paid as a deposit prior to December 31, 2010 and had already been removed from cash and current assets.  The remaining $1.1 million was paid from cash generated from Fujian Service’s operations.  In May 2011, we entered into an agreement to purchase a new, non-self-propelling cutter suction dredger for approximately $41.3 million (RMB260 million).  We paid approximately $20.7 million of the construction price with proceeds from our 2010 Private Placement and cash generated from operations.  The remaining $20.6 million is payable upon the completion of certain construction milestones, which we expect will be fully achieved by December 2012. In addition, approximately $0.1 million of the purchase price will be withheld as quality earnest money payable after a one-year warranty period.

We intend to use the remaining proceeds from our 2010 Private Placement to finance further expansion our fleet.  In the event that we are unable to fund our planned fleet expansion in a timely manner, we intend to use cash generated from operating activities and pursue alternative sources of financing, such as loan facilities from financial institutions.  As of the date of this Report, we have no arrangements in place for such alternative sources of financing, which may not be available to us on reasonable terms, if at all.

The following table presents a comparison of our cash flows and beginning and ending cash balances during the year ended December 31, 2011, 2010.  The amounts in the three categories of cash flows do not equal to the total changes for the years because of exchange rate effects:

	For the Years Ended December 31,
	2011	2010
	(China Dredging)	(China Dredging)
Cash flows provided by operating activities	$67,151,092	$51,757,688
Cash flows used in investing activities	(47,811,882)	(24,965,015)
Cash flows provided by/(used in) financing activities	12,408	36,894,673
Net increase in cash	19,351,618	63,687,346
Cash at beginning of year	88,532,472	23,343,469
Cash at end of year	$112,409,544	$88,532,472

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Under our current corporate structure, Fujian WangGang is obligated to pay Fujian Service a management fee of RMB 1 million and in return is entitled to 100% of the net profits (i.e., after all taxes and expenses) of Fujian Service, as determined under PRC accounting rules.

We or our subsidiaries will be providing capital to Fujian Service with proceeds from our equity transactions.  We may decide to provide some or all of this capital in the form of intercompany loans.

In the future, cash generated by Fujian Service will be moved to the other companies by a combination of the repayment of intercompany loans owed to us or other subsidiaries, or by payment to Fujian WangGang of all or part of the 100% of net profits (i.e., after all taxes and expenses) of Fujian Service determined under PRC accounting rules to which Fujian WangGang is entitled under the Contracted Management Agreement.  Under PRC laws and regulations, Fujian Service is also required to set aside each year 10% of its net profits, based on PRC accounting standards, in order to fund a statutory surplus reserve until the accumulated amount of such reserve reaches 50% of its registered capital.  This reserve is not distributable as dividends except in the event of liquidation of Fujian Service. Consequently, distribution of the net profits to which Fujian WangGang is entitled are subject to the 10% PRC statutory surplus reserve requirements each year, which must remain invested in Fujian Service indefinitely unless Fujian Service is liquidated.

When Fujian WangGang receives profit distributions and proceeds from the repayment of loans to Fujian Service, Fujian WangGang can make intercompany loans to other group members within the PRC or declare and pay dividends to China Dredging HK.  Similarly, China Dredging HK can make loans to other group members or declare and pay dividends to us.

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We intend to retain most, if not all, of our available funds and earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. We have never declared or paid any cash dividends on our ordinary shares or preferred shares. Our board of directors has significant discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial position, contractual restrictions, BVI and PRC laws, and other factors deemed relevant by our board of directors.

Cash Flow Provided by Operating Activities

The following table sets forth information regarding our cash provided by operating activities for the years indicated:

	For the Years Ended December 31,
	2011 (China Dredging)	2010 (China Dredging)
Net income	$96,392,261	$48,234,280
Adjustments to reconcile net income to net cash
Add: depreciation expense	7,161,602	5,038,074
Gain on obligation under "Make-Good Escrow"	(14,101,247)	-
Loss on derivative	6,762,079	11,298
Changes in operating assets and liabilities:
Accounts receivable, net	(13,231,643)	(12,536,435)
Cost and estimated earnings in excess of billings on contracts in progress	(12,820,576)	1,418,098
Other receivables	(2,013)	(905)
Prepaid expenses	(4,653,504)	-
Inventories	(1,792,368)	236,039
Accounts payable	(1,027,530)	4,380,904
Income taxes payable	3,150,401	2,656,355
Accrued liabilities and other payables	1,313,630	2,319,980
Net cash provided by operating activities	$67,151,092	$51,757,688

Our net cash provided by operating activities was $67.2 million in 2011 (2010: $51.8 million, 2009: $31.0 million).  The net cash provided from operating activities in 2011 was provided primarily by net income of $96.4 million (2010: $48.2 million, 2009: $28.8 million).  Adjustments for non-cash charges from depreciation expense were $7.2 million (2010: $5.0 million, 2009: $5.0 million), mainly reflecting the fact that we added a new dredger in 2011, Xinggangjun #9 (2010 & 2009: nil), which increased the number of our owned dredgers to 4 (2010 & 2009: 3).  We record depreciation on a straight-line basis. Other adjustments for non-cash gain or charges were gain on obligation under the Make-Good Escrow in the amount of $14.1 million (2010 & 2009: nil) and loss on derivative in the amount of $6.8 million (2010: 0.01 million, 2009: nil). The gain on obligation under the Make-Good Escrow relates to our meeting earnings targets resulting in release of the contingent liability and a resulting gain. The loss on derivative relates to the fair value adjustment to the embedded derivatives in our preferred shares issued in our 2010 Private Placement.

Net income after non-cash gains or charges equaled $96.2 million (2010: $53.3 million, 2009: $33.7 million).

In 2011, we collected $186.8 million (2010: $117.7 million, 2009: $78.1 million) from customers even though revenue was $227.0 million (2010: $131.4 million, 2009: $80.3 million).  This primarily reflected an increase in accounts receivable, net of $13.2 million (2010: $12.5 million, 2009: nil), primarily due to the completion and final settlement of several projects immediately prior to December 31, 2011.  This also reflected an increase in cost and estimated earnings in excess of billings on contracts in progress of $12.8 million (2010: decrease of $1.4 million, 2009: increase of $2.2 million).  The reduction in 2010 occurred despite the fact that our revenue run rate was higher during 2010 than in 2009 and primarily reflects variations in the timing of progress payments for contracts in progress and the completion and final settlement of several projects immediately prior to December 31, 2010.

In 2011, we paid $102.1 million (2010: $54.7 million, 2009: $37.3 million) for expenses (net of interest income and sundry income) other than income taxes even though those expenses totaled $107.8 million (2010: $66.6 million, 2009: $42.0 million), which included cost of contract revenue and general and administrative expenses.  This primarily reflected the following factors:

•	depreciation of $7.2 million (2010: $5.0 million, 2009: $5.0 million).

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•	a decrease in our accounts payable of $1.0 million (2010: increase of $4.4 million, 2009: nil). This change was attributable primarily to accruals for the use of consumable parts by our dredgers and payables in accordance with the leases. Pursuant to certain lease agreements, the lessors purchase certain components needed for dredging projects, which costs we are obligated repay.

•	an increase in our inventories of $1.8 million (2010: decrease of $0.2 million, 2009: increase of $0.4 million). This increase occurred primarily due to our increased need of inventory largely passed on to dredger lessors and accounted for as accounts payable.

•	an increase in accrued liabilities and other payables of $1.3 million ( 2010: increase of $2.3 million, 2009: increase of $0.1 million). This increase was attributable primarily to the accrual of leasing fees and crew hire charges in 2011. The payment terms of two of the four dredgers leased during June 2010 and new contracts entered in 2011 permit payment of lease fees and crew hire charge in arrears. This differs from the terms of our other dredger leases, which require us to pay lease fees and crew hire charges prior to the end of each month or quarterly of operation.

In 2011, we paid $27.0 million (2010: $13.9 million, 2009: $9.8 million) in income tax while our income tax expense was $30.1 million (2010: $16.6 million, 2009: $9.6 million).  This primarily reflected an increase of $3.2 million (2010: increase of $2.7 million, 2009: decrease of $0.2 million) in income taxes payable. Since our income tax expense increased in 2011 compared to 2010, we did not have to settle a portion of the increase until after year end.

Cash Flow Used in Investing Activities

	For the Years Ended December 31,
	2011 (China Dredging)	2010 (China Dredging)	2009 (Fujian Service)
Deposits paid for dredgers	$(20,162,854)	$(12,194,972)	$(2,196,096)
Changes in security deposits	(25,746,413)	(12,440,092)	-
Payment of purchases of property, plant and equipment	(1,902,615)	(329,951)	-
Net cash used in investing activities	$(47,811,882)	$(24,965,015)	$(2,196,096)

In 2011, net cash used in investing activities was $47.8 million (2010: $25.0 million, 2009: $2.2 million). In 2011, we paid $20.2 million as a deposit for the building of a dredger and a net payment of $25.7 million as security deposits for leasing additional dredgers ($37.6 million paid for 6 newly leased dredgers and $11.9 million refunded for termination of 2 leased dredgers). Also in 2011, $1.1 million was used to purchase a previously-leased dredger, Xinggangjun #9 (paid by cash of $1.1 million and offset by dredger deposit of $12.8 million), and $0.8 million was used to purchase a pump for Xinggangjun #66.

In 2010, the $25.0 million paid in 2010 included a $12.2 million deposit for the dredger purchased in January 2011, as discussed above.  An additional $12.4 million was paid for new security deposits on leased dredgers as we leased more dredgers to expand our business.  Another $0.3 million was spent for property plant and equipment.

We anticipate significant future uses of cash for the acquisition of additional dredgers, as we replace leased dredgers with our own dredgers and we expand our operations.  We plan meet these cash needs using our cash on hand and cash generated by operations.

Cash Flow Provided by/(Used in) Financing Activities

	For the Years Ended December 31,
	2011 (China Dredging)	2010 (China Dredging)	2009 (Fujian Service)
Repayment of term loans	-	(21,818,236)	(1,830,080)
Proceeds from term loans	-	11,389,859	3,367,348
Repayment of dredger payable	-	-	(17,838,704)
Proceeds from share issue	-	46,443,286	-
Capital contributions from owners		878,876	9,516,419
Advance from related companies	12,408	888	-
Net cash provided by/(used in) financing activities	$12,408	$36,894,673	$(6,785,017)

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Net cash provided by financing activities increased by $43.7 million to $36.9 million in 2010, from net cash used in financing activities $6.8 million in 2009.  The increase was primarily attributable to an increase in proceeds from the sale of our securities in our 2010 Private Placement of $46.4 million.  We effectively used $10.4 million of the proceeds, plus amounts to offset new borrowings during the year in anticipation of our 2010 Private Placement, to retire all of our outstanding loans and debt.  We also received an additional $0.9 million in capital contributions during the year.

With the retirement of debt in 2010, we have no plans to incur new debt.  We may do so in the future if we conclude it is necessary or appropriate in executing our business plan.

Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholder’s equity, or that are not reflected in our consolidated financial statements with the exception of our major shareholder, Mr. Xinrong Zhuo providing to investors in our 2010 Private Placement the contingent right to receive escrow shares. This was done to enable us to sell our preferred shares at the price obtained and is accounted for as a contribution of the contingent right to us and as a sale of those rights to the private placement investors for a portion of the proceeds received. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Contractual Obligations

The following table sets forth information regarding our contractual payment obligations as of December 31, 2011:

	Payments due by period
Contractual Obligations	Total	< 1 year	1 – 3 years	3 – 5 years	> 5 years
Operating lease obligations
- related party transactions	$50,068	$12,517	$25,034	$12,517	$—
- non-related party transactions	34,704,372	20,354,819	13,022,872	1,326,681	—
Purchase obligations (1)
- non-related party transactions	63,171,180	40,283,499	22,887,681	—	—
Capital commitments
- related party transactions (2)	-	-	—	—	—
- non-related party transactions (3)	50,048,460	24,428,415	25,620,045	—	—
Total	$147,974,080	$85,079,250	$61,555,632	$1,339,198	$—

(1)	Purchase obligations reflect our obligations to purchase consumable parts.

(2)	Capital commitments to related party transactions reflect the commitment to purchase dredger Xinggangjun #9 from Fujian Lutong for $13.6 million. We paid $12.5 million (including a reclassification of $5.2 million of a lease deposit) to Fujian Lutong as a deposit for the purchase of the dredger in 2010.

(3)	Capital commitments to non-related party transactions reflect the commitment to purchase two new non-self-propelling cutter suction dredgers for $50.0 million. We previously paid $23.0 million as deposits for the purchase of the dredgers.

II.	Merchant Supreme Co., Ltd.

Overview

Merchant Supreme was incorporated in the British Virgin Islands (“BVI”) as a BVI business company on June 25, 2012. Merchant Supreme is wholly-owned by Heroic Treasure Limited, a BVI business company, which is wholly-owned by Xinrong Zhuo.

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Prime Cheer Corporation Limited (“Prime Cheer”) was incorporated in the Hong Kong on May 3, 2012 by a nominee secretarial services agent as its sole shareholder on behalf of Xinrong Zhuo. In July 2012, Merchant Supreme became Prime Cheer’s sole shareholder through Prime Cheer’s share allotment and acquisition of the shares from Prime Cheer’s nominee shareholder. The only business activity of Merchant Supreme and Prime Cheer is to hold the controlling interests in their subsidiaries. Prime Cheer incorporated a wholly-owned subsidiary, Pingtan Guansheng Ocean Fishing Co., Ltd. (the “WFOE”) in Pingtan County, Fujian Province, China on October 12, 2012.

Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd. (“Pingtan Fishing”) is a limited liability company established in Pingtan County, Fujian Province, China, on February 27, 1998. Pingtan Fishing is a fast growing fishery company that harvests a variety of fish species in the Exclusive Economic Zone in Arafura Sea in Indonesia and in the Bay of Bengal in India. Pingtan Fishing markets its products in China to a diverse group of customers including distributors, restaurant owners and exporters.

As of December 31, 2012, Pingtan Fishing owns a premier fleet of 38 single trawling vessels and 2 drift netters. Each vessel carries crew of 10 to 15 persons. Currently, Pingtan Fishing catches nearly 30 different species of fish including hairtail, squid, Spanish mackerel, spotted maigre, Indian white shrimp, octopus, red snapper and silver pomfret. All of Pingtan Fishing’s catch is shipped back to China. Pingtan Fishing’s fishing vessels transport frozen catch to cold storage warehouse at nearby onshore fishing bases. Pingtan Fishing then arranges periodic charted transportation ships to deliver frozen stocks to its three cold storage warehouses located in one of China’s largest seafood trading centers, Mawei Seafood Market in the Fujian Province.

Pingtan Fishing derives its revenue primarily from the sales of frozen seafood products. Pingtan Fishing recognizes revenues upon the delivery of products and when the title and risk of loss of the product are transferred to the buyers. Pingtan Fishing’s customers include distributors, restaurant owners and exporters, and most of Pingtan Fishing’s customers have long-term and trustworthy cooperative relationship with Pingtan Fishing.

On October 21, 2012, Pingtan Fishing established three wholly-owned subsidiaries; Pingtan Dingxin Fishing Information Consulting Co., Ltd., Pingtan Duoying Fishing Information Consulting Co., Ltd., and Pingtan Ruiying Fishing Information Consulting Co., Ltd. (collectively, the “Pingtan Fishing Subsidiaries”) in Pingtan County, Fujian Province, China, with registered capital of approximately $16,000, $16,000 and $16,000 (RMB100,000, RMB100,000, and RMB100,000), respectively. As of December 31, 2012, the Pingtan Fishing Subsidiaries had no substantial business activities.

From January 1, 2011 to December 31, 2012, Pingtan Fishing was controlled by Xinrong Zhuo.

On November 26, 2012, the WFOE entered into a series of variable interest agreements (the “VIE Agreements”) with Pingtan Fishing and its shareholders. The VIE Agreements are summarized below:

(1)	Contracted Management Agreement. The WFOE has the exclusive right to manage, operate and control the business operations of Pingtan Fishing, including, but not limited to, establishing and implementing policies for management, using all of the assets of Pingtan Fishing, appointing Pingtan Fishing directors and senior management, directing Pingtan Fishing to enter into loan agreement, making administrative decisions regarding employee wages or hiring and firing employees and other actions customarily associated with the Pingtan Fishing senior management and directors of Pingtan Fishing and its subsidiaries. During the term of contracted management, the WFOE is entitled to 100% of the net profits of Pingtan Fishing. In consideration of the exclusive right to manage the business operations of Pingtan Fishing, the WFOE will pay an annual fee of RMB1,000,000 (US$158,510) to Pingtan Fishing. The management agreement terminates upon the earlier of (i) the WFOE’s exercise in full of the option to purchase the equity interests of Pingtan Fishing, pursuant to the exclusive option agreement, and the WFOE and/or its designees individually or jointly own all of the equity interests in Pingtan Fishing, or (ii) 20 years after the effective date of the agreement subject to the right of the WFOE to renew the term of the management agreement for additional consecutive 20-year period.

(2)	Exclusive Call Option Agreement. The shareholders of Pingtan Fishing irrevocably will grant to the WFOE an exclusive right to purchase up to all of the equity interest in Pingtan Fishing at any time. The purchase price for the equity interest in Pingtan would be equivalent to the net asset value of the net assets reflected in Pingtan Fishing’s then current quarterly financial report prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The term of the exclusive option agreement is 20 years, which term continuously renews unless the option is exercised in full or the agreement is otherwise terminated by the parties. The agreement also provides that upon consummation of the exercise of the option, the shareholders will contribute, without additional consideration, any funds actually received by it from the WFOE for the transfer of its equity interest in Pingtan Fishing to the WFOE. The agreement further provides that, as of the date of the agreement, the WFOE is entitled to all the future payments by Pingtan Fishing to the shareholders, together with all the profits of Pingtan Fishing.

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(3)	Power of Attorney. The shareholders of Pingtan Fishing will irrevocably grant the WFOE or its designees the power to vote, pledge or dispose of all equity interests in Pingtan Fishing that the shareholders hold. Additionally, the power of attorney grants to the WFOE or its designees the power to appoint directors and senior management of Pingtan Fishing.

(4)	Equity Interest Pledge Agreement. To ensure that Pingtan Fishing and its shareholders perform their obligations under the Contracted Management Agreement, the Exclusive Call Option Agreement, and the Power of Attorney, the shareholders will pledge their entire interest in Pingtan Fishing to the WFOE. The equity interest pledge agreement will terminate upon the earlier of (i) the purchase of the entire equity interest in Pingtan Fishing by the WFOE or (ii) 20 years after the effective date of the agreement, subject to the right of the WFOE to renew the term of the equity interest pledge agreement for additional consecutive 20 year periods in case of the WFOE or its designee’s failure to purchase the entire equity interest in Pingtan Fishing within the initial 20 year term.

As a result of the VIE Agreements, the WFOE has the power to direct Pingtan Fishing’s activities that most significantly impact Pingtan Fishing’s economic performance, the obligation to absorb Pingtan Fishing’s losses, and the right to receive any benefits from Pingtan Fishing that could be significant to Pingtan Fishing. Therefore, Pingtan Fishing is deemed to be a variable interest entity (“VIE”); the WFOE is deemed to have a controlling financial interest in the VIE, is considered the primary beneficiary of and consolidated with the VIE.

On October 24, 2012, a share purchase agreement (the “Share Purchase Agreement”) was entered into between China Growth Equity Investment Ltd. (“China Growth”), Heroic Treasure Limited, Xinrong Zhuo, Merchant Supreme, Prime Cheer, Pingtan Fishing and Fuzhou Honglong Ocean Fishery Co., Ltd. (“Honglong”), pursuant to which China Growth agreed to buy all of the outstanding capital shares and other equity interests of Merchant Supreme. China Growth is a Cayman Islands exempted company organized as a blank check company. Honglong is an affiliate of Merchant Supreme. The acquisition of Merchant Supreme by China Growth was consummated on February 25, 2013, and Merchant Supreme became a fully-owned subsidiary of China Growth The combined company changed its name to Pingtan Marine Enterprise Ltd.

Revenue by Territory

Merchant Supreme’s customers are from the following territories:

	The year ended December 31, 2012	The year ended December 31, 2011

Guangdong Province	55%	45%
Fujian Province	27%	39%
Zhejiang Province	11%	9%
Shandong Province	4%	4%
Liaoning Province	2%	2%
Other areas	1%	1%

Total	100%	100%

Sales Channels

Merchant Supreme sells its products directly to its customers. Customers contact Merchant Supreme’s sales department directly, making an offer for Merchant Supreme’s seafood products. Merchant Supreme’s existing customers also introduce new customers to Merchant Supreme from time to time. With the expansion of operating capacity and expected increasing harvest volume in the coming years, Merchant Supreme will develop new customers from existing and new territories in China. Merchant Supreme believes that its profitability and growth are depending on its ability to expand its customer base in existing and new markets.

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Cost Structure

Cost of goods sold is calculated based on a weighted average cost basis. When products are sold, the cost of inventory is transferred from inventory to cost of goods sold. Merchant Supreme’s cost of goods sold includes all expenditures incurred from bringing the goods to the point of sale to arranging the products in a sellable way.

Merchant Supreme’s financial performance may be affected by changes in production cost. Fuel, Maintenance fee, freight and staff wages together account for about 90% of cost of goods sold during 2012. The fluctuation of fuel price, freight price and the exchange rate may significantly affect the company’s cost level. See “Results of Operations — Cost of Revenue” for reasons of the large increase of cost that occurred during 2012.

	The year ended December 31, 2012		The year ended December 31, 2011
	Amount	% of COGS	Amount	% of COGS
Fuel cost	$28,113,062	67.1%	8,563,999	58.7%
Freight	4,893,093	11.7%	2,016,658	13.8%
Labor cost	3,071,652	7.3%	1,007,635	6.9%
Maintenance fee	2,674,702	6.4%	1,603,628	11.0%
Spare parts	1,189,241	2.8%	770,253	5.3%
License fee	1,059,057	2.5%	122,339	0.8%
Depreciation	441,173	1.1%	438,285	3.0%
Service fee	434,160	1.0%	77,782	0.5%
Total	$41,876,140	100.0%	14,600,579	100.0%

Seasonality

Merchant Supreme’s operating results are subject to seasonal variations. Harvest volume is highest in the fourth quarter of the year and harvest volume in the second and third quarters is relatively low due to the spawn season of certain fish species, including ribbonfish, cuttlefish, butterfish, and calamari. Based on past experiences, demand for seafood products is the highest from December to January due to the Chinese New Year. During the second and third quarter, Merchant Supreme’s unit cost of sales and gross margin are lower due to the decrease in harvesting amount and consistent costs.

Factors and Trends Affecting our Results of Operations

Merchant Supreme believes that the following primary factors affect its revenues and operating margins:

Governmental Policies: Fishing is a highly regulated industry and Merchant Supreme’s operations require licenses and permits. Merchant Supreme’s ability to obtain, sustain or renew such licenses and permits on acceptable terms is subject to changes in regulations and policies and is at the discretion of the applicable governments. Merchant Supreme’s inability to obtain, or loss or denial of extensions, to any of its applicable licenses or permits could hamper Merchant Supreme’s ability to generate revenues from its operations.

Resource & Environmental Factors: Merchant Supreme’s fishing expeditions are based in India and Indonesia. Any earthquake, tsunami, adverse weather or oceanic conditions or other calamities in such areas may result in disruption to Merchant Supreme’s operations and could adversely affect Merchant Supreme’s sales. Adverse weather conditions such as storms, cyclones and typhoons or cataclysmic events may also decrease the volume of fish catches or may even hamper Merchant Supreme’s operations. Merchant Supreme’s fishing volumes may also be adversely affected by major climatic disruptions such as El Nino, which in the past has caused significant decreases in seafood catch worldwide. Besides weather patterns, other unpredictable factors, such as fish migration, may have impact on Merchant Supreme’s harvest volume.

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Fluctuation on Fuel Prices: Merchant Supreme’s operations may be adversely affected by fluctuations in fuel prices. Changes in fuel price may ultimately result in increases in the selling prices of Merchant Supreme’s products, and may, in turn, adversely affect its sales volume, revenue and operating profit.

Competition: Merchant Supreme engages in fishing business in the Arafura Sea in Indonesia and the Bay of Bengal in India. Competition within Merchant Supreme’s dedicated fishing areas is not significant as the region is not overfished and regulated by the government, which limits the number of vessels that are allowed to fish in the territories. Competition in the market in China is high, as fish compete with other sources of protein. Merchant Supreme competes with other fishing companies which offer similar and varied products. There is significant demand for fish in the Chinese market. Merchant Supreme’s catch appeals to a wide segment of consumers because of the low price points of its products. Merchant Supreme has been able to sell its catch at market prices and such market prices were quite stable during 2010 and 2011, but increased significantly during 2012.

Critical Accounting Policies

The consolidated financial statements are prepared in accordance with U.S. GAAP, requires Merchant Supreme’s management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. Merchant Supreme has identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of Merchant Supreme’s financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of Merchant Supreme’s financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. Merchant Supreme believes the following critical accounting policies involve the most significant estimates and judgments used in the preparation of its financial statements:

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. Actual results could differ materially from those estimates. Significant items subject to such estimates and assumptions include valuation allowances for receivables, net realizable value of inventories, and recoverability of carrying amount and the estimated useful lives of long-lived assets.

Comprehensive Income

Merchant Supreme follows the provisions of the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 220 “Reporting Comprehensive Income”, and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements, Merchant Supreme’s comprehensive income includes net income and foreign currency translation adjustments and available-for-sale short-term investment fair value adjustment.

Foreign Currency Transactions and Translations

The functional currency of Merchant Supreme, Prime Cheer and the WFOE is U.S. dollars, while the functional currency of Pingtan Fishing and its subsidiaries is the Chinese Yuan Renminbi, or RMB. The reporting currency of these consolidated financial statements is U.S. dollars

Transactions in currencies other than a consolidated entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on retranslation of monetary items at period-end are included in income statement of the period.

For the purpose of presenting these consolidated financial statements, Merchant Supreme’s assets and liabilities are expressed in U.S. dollars at the exchange rate on the balance sheet date, shareholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period. The resulting translation adjustments are reported under accumulated other comprehensive income in the shareholder’s equity section of the balance sheets.

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Translations adjustments resulting from this process are included in accumulated other comprehensive income in the shareholder’s equity were $2,510,337 and $2,298,025 as of December 31, 2012 and 2011, respectively.

Cash and Cash Equivalents

Merchant Supreme considers highly-liquid investments with maturities of three months or less, when purchased, to be cash equivalents. Merchant Supreme’s cash and cash equivalents comprised of cash on hand and cash in bank. All of Merchant Supreme’s cash deposits are held with financial institutions located in the PRC where there is currently no rule or regulation mandated regarding obligatory insurance of bank accounts. Merchant Supreme believes these financial institutions are of high credit quality.

Short-term Investment

Merchant Supreme’s investment in units of an equity investment fund is classified as available-for-sale, and is accounted for at fair value, with unrealized gains and losses included as a separate component of comprehensive income.

Notes Receivable, Accounts Receivable and Other Receivables

Notes receivable represents banker’s acceptances that have been arranged with third-party financial institutions. These banker's acceptances are non-interest bearing and are collectible within six to twelve months. Accounts receivable are recognized at original sales amounts. Accounts receivable and other receivables are carried at net realizable value. Merchant Supreme only grants credit periods to established customers with long and timely payment history. Credit periods to independent customers are within 180 days after customers pick up purchased goods.

Merchant Supreme maintains allowances for doubtful accounts for estimated losses resulting from the inability of Merchant Supreme’s debtors to make required payments. Merchant Supreme reviews customer credit worthiness, past transaction history, and changes in payment terms when determining the adequacy of these allowances. Accounts are written off against the allowance when it becomes evident collection will not occur. No allowance for doubtful accounts has been provided for accounts receivable from third party customers, as of December 31, 2012 and 2011, respectively, Merchant Supreme had collected all receivable balances from third party customers within 60 days of the respective balance sheet dates.

Fishing Licenses

Each of Merchant Supreme’s fishing vessels requires an approval from the Ministry of Agriculture of the People’s Republic of China to carry out ocean fishing projects in foreign territories. These approvals are valid for a period from three-to-twelve months, and are awarded to Merchant Supreme at no cost. Merchant Supreme applies for the renewal of the approval prior to expiration to avoid interruptions of its fishing vessels’ operations.

Each of Merchant Supreme’s fishing vessels operated in Indonesian waters requires a fishing license granted by the authority in Indonesia. Indonesia fishing licenses remain effective for a period of twelve months and Merchant Supreme applies for renewal up on expiration. Merchant Supreme records cost of Indonesia fishing licenses in prepaid expenses and amortizes over the effective period of the licenses.

Inventories

Inventories are stated at the lower of cost or market. Cost comprises of fuel, depreciation, direct labor, shipping, consumables, and government levied charges and taxes. Consumables include fishing nets and metal containers used carried by fishing vessels and are amortized during expected useful lives of three months. Merchant Supreme’s fishing fleets in India and Indonesia water operate around the year, although May to July period demonstrates lower catch quantities compared to August to December peak season. Cost incurred during a fishing vessel’s relocation period between different operating territories is deferred and amortized in ensuing six-month period. Cost of frozen fish and other marine catches at period-ends is calculated using the weighted average method.

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Long-term Investments

The Company accounts for its investment in Pingtan County Rural Commercial Bank which it does not have a controlling interest and is unable to exercise significant influence using cost method of accounting.

The Company evaluates at each period end whether an event or change in circumstances has occurred in that period that may have a significant adverse effect on the fair value of the investments. If a decline in fair value is determined to be other than temporary, an impairment loss is recognized to reduce an investment’s cost to its fair value.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Fully depreciated property and equipment contributed by equity owners in exchange for the paid-in capital of Merchant Supreme are recorded at equity owners’ historical cost basis of zero. Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of assets as set out below.

Estimated Useful Lives
Fishing vessels	10-20years
Fishing vessel major improvements	4 to 20 years
Office and other equipment	5 years

When an item of property and equipment is sold or retired, its cost and accumulated depreciation are eliminated from the balance sheet, and any resulting gain or losses are included in the income statement.

A major maintenance and replacement is planned regularly for Merchant Supreme’s fishing vessels to maintain their usage conditions. Related cost is capitalized to the associated fishing vessels and depreciated during the intervals of these major maintenance and replacement, which are between 12 and 24 months.

Properties in the course of construction for production or administrative purposes are carried at cost.

Capitalized Interest

Interest associated with the construction of property and equipment is capitalized and included in the cost of the property and equipment. When no debt is incurred specifically for the construction of an item of property and equipment, interest is capitalized on amounts expended on the construction using weighted-average cost of Merchant Supreme’s outstanding borrowings. Capitalization of interest ceases when the construction is substantially complete or the construction activity is suspended for more than a brief period.

Impairment of Property, Plant and Equipment

In accordance with ASC 360, “Property, Plant and Equipment”, the Company reviews the carrying values of property, plant and equipment, whenever facts and circumstances indicate that the assets may be impaired. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If an asset is considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs of disposal. The Company performed annual reviews of property, plant and equipment and concluded that no triggering events were identified as at December 31, 2012 and 2011.

Revenue Recognition

Sale of frozen fish and other marine catches

Merchant Supreme recognizes sales in accordance with ASC 605, “Revenue Recognition.” Merchant Supreme recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the price to the customer is fixed or determinable, and collection of the resulting receivable is reasonably assured.

With respects to the sale of frozen fish and other marine catches to third party customers, most of which are sole proprietor regional wholesalers in China, Merchant Supreme recognizes revenue when customers pick up purchased goods at Merchant Supreme’s cold storage warehouse, after payment is received by Merchant Supreme or credit sale is approved by Merchant Supreme for recurring customers with excellent payment history.

Merchant Supreme does not offer promotional payments, customer coupons, rebates or other cash redemption offers to its customers. Merchant Supreme does not accept returns from customers. Deposits or advance payments from customers prior to delivery of goods are recorded as customer deposits.

Rental income

From November 2010 to September 2011, Merchant Supreme leased 10 fishing vessels to a related party. Operating lease periods ranged from 15 months to four years, all of which were terminated early in September 2011. Rental income from operating lease is recognized on a straight-line basis over the term of the lease.

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Government Grants

Government grants are recognized as income in the period in which funds are received from the government. Government grants are received as compensation for expenses already incurred or for the purpose of giving immediate financial support Merchant Supreme.

Income Taxes

Merchant Supreme accounts for income taxes in accordance with ASC 740 “Income Taxes”. Under this method, deferred income taxes are recognized for the estimated tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts and each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established to reduce deferred tax assets to the amount expected to be realized when, in management’s opinion, it is more likely than not that some portion of the deferred tax assets will not be realized. The provision for income taxes represents current taxes payable net of the change during the period in deferred tax assets and liabilities.

Merchant Supreme is a BVI Business Company incorporated in British Virgin Islands. Under the current laws of the British Virgin Islands, Merchant Supreme is not subject to tax on income or capital gains, or withholding tax.

Prime Cheer is incorporated in Hong Kong. Prime Cheer did not earn any income derived in Hong Kong from its date of incorporation to December 31, 2012 and therefore was not subject to Hong Kong Profits Tax. Payments of dividends by Prime Cheer are not subject to any Hong Kong withholding tax.

Merchant Supreme’s PRC entities are governed by the Income Tax Law of the PRC and are subject to tax at a statutory rate of 25% on income reported in the statutory financial statements after appropriate tax adjustments.

Pingtan Fishing is a qualified ocean fishing enterprise as certified by the Ministry of Agriculture of the PRC. The qualification is renewed on April 1 each year. According to Cai Shui Zi (1997) No. 114 “Notice of Ministry of Finance and the State Administration of Taxation on Relevant Issues concerning Enterprise Income Tax on Domestic Enterprises Engaged in Fishery Business” issued by the Ministry of Finance of the PRC and State Administration of Taxation in 1997, Order of the State Council of the People's Republic of China No. 512 “Regulation on the Implementation of the Enterprise Income Tax Law of the People's Republic of China” issued by the State Council in 2007, Guo Shui Fa (2005) No. 129 “Measures for the Administration of Tax Deduction or Exemption (Trial Implementation)” issued by State Administration of Taxation in 2008, and State Administration of Taxation Announcement (2011) No. 48 “Notice of the State Administration of Taxation on Relevant Issues concerning the Implementation of Preferential Policies of Enterprise Income Tax on Agriculture, Forestry, Stockbreeding and Fishery Projects”, Merchant Supreme is exempted from income tax derived from its ocean fishing operations in the periods it processes a valid Ocean Fishing Enterprise Qualification Certificate issued by the Ministry of Agriculture of the PRC.

The WFOE and Pingtan Fishing Subsidiaries did not have taxable income for the period from their respective dates of incorporation to December 31, 2012, and did not have deferred tax assets or liabilities as of December 31, 2012.

Under the Income Tax Law of the PRC, dividends payable by a foreign-invested enterprise in China to its foreign investor who is a non-resident enterprise will be subject to a 10% withholding tax, unless such non-resident enterprise’s jurisdiction of incorporation has a tax treaty with China that provides for a reduced rate of withholding tax. Under the arrangement for avoidance of double taxation between mainland China and Hong Kong, the effective withholding tax applicable to a Hong Kong non-resident company is 5% if it directly owns no less than a 25% stake in the Chinese foreign-invested enterprise.

Retained earnings of Merchant Supreme’s entities located in the PRC that are available for distribution to Merchant Supreme are considered to be indefinitely reinvested, and accordingly, no provision has been made for the Chinese dividend withholding taxes that would be payable upon the distribution of those amounts to Merchant Supreme.

Merchant Supreme is not subject to foreign income taxes for its operations in India and Indonesia Exclusive Economic Zones.

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Fair Value Measurements

Merchant Supreme applies the provisions of ASC Subtopic 820-10, “Fair Value Measurement” for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements. ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received if an asset was sold or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, Merchant Supreme considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.
•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The carrying values of Merchant Supreme’s financial assets and liabilities, including notes receivable, accounts receivable, other receivables, other current assets, short-term loans, accounts payable, and other payables and accrued liabilities, are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization, and if applicable, their stated interest rate approximates current rates available.

Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows”, cash flows from Merchant Supreme’s operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily correspond with changes in the corresponding balances on the balance sheet.

Recently Issued Accounting Pronouncements

In February 2013, the FASB issued ASU 2013-02, “Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” This ASU does not change the current requirements for reporting net income or other comprehensive income in financial statements. However, this guidance requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. For public entities, the guidance is effective prospectively for reporting periods beginning after December 15, 2012. For nonpublic entities, the guidance is effective prospectively for reporting periods beginning after December 15, 2013. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

The FASB has issued Accounting Standards Update (ASU) No. 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. ASU 2013-04 provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this ASU is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. GAAP. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

The Company does not believe any other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect of the consolidated financial position, results of operation and cash flows.

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Results of Operations

The following table presents Merchant Supreme’s operating results for the year ended December 31, 2012 compared to the year ended December 31, 2011.

	The year ended December 31,2012		The year ended December 31,2011
	Amount	% of revenues	Amount	% of revenues
Net revenue	$67,461,468		$25,600,636
Cost of sales	(41,876,140)	62.1%	(14,600,579)	57.0%

Gross profit	25,585,328	37.9%	11,000,057	43.0%

Selling expenses	(647,848)	1.0%	(383,472)	1.5%
General and administrative expense	(463,501)	0.7%	(251,343)	1.0%

Income from operations	24,473,979	36.3%	10,365,242	40.5%

Government grants	2,363,575	3.5%	830,446	3.2%
Interest expense	(3,183,574)	-4.7%	(842,301)	-3.3%
Investment gain	15,138	0.0%	-	0.0%
Foreign currency exchange gain	(5,113)	0.0%	86,950	0.3%
Income before income taxes	23,664,005	35.1%	10,440,337	40.8%
Income tax expenses	-	-	-	-

Net income	23,664,005	35.1%	10,440,337	40.8%

Other comprehensive income/(loss)	211,595	0.3%	741,398	2.9%

Comprehensive income/(loss)	$23,875,600	35.4%	$11,181,735	43.7%

Net Revenues

Net revenues are derived from sale of aquatic products and fishing vessels rental. The sale of aquatic products accounted for 100% of the total revenue as of the year ended December 31, 2012 while the sale of aquatic products accounted for 94.6% of the total revenue as of the year ended December 31, 2011.

The net revenues derived from sale of aquatic products increased to $67.5 million as of the year ended December 31, 2012 from $24.2 million as of the year ended December 31, 2011, representing a 179% increase.

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This increase was due to two factors: (i) the amount of aquatic products available for sales increased dramatically. As of December 31,2011,10 pairs of vessels were in operation while as of December 31, 2012 about 20 pairs of vessels were in operation and the operation capacity had been greatly promoted. Correspondingly, the harvesting volume increased from 16,014 tons in the year ended December 31, 2011 to 25,771 tons in the year ended December 31, 2012, representing an increase of 60.9%. The sales volume also increased from 15,099 tons in the year ended December 31, 2011 to 29,215 tons in the year ended December 31, 2012, representing significant increase of 93.5%, and (ii) the sales price of fisheries increased significantly, from $1.6 per kilogram in the year ended December 31, 2011 to $2.3 per kilogram in the year ended December 31, 2012.

The revenue of fishing vessel rent was due to that Merchant Supreme rented 8 vessels to Fuzhou Honglong Oceanic Fisheries Co., Ltd (“Honglong”) during 2011 and 2010. According to the lease agreement, subsidies for the 8 vessels granted by the government were attributable to Merchant Supreme and Merchant Supreme did not charge Honglong for the rentals. As of the year ended December 31, 2011, the rent revenue was $1.4 million. Because of the termination of the lease agreement in October 2011, the rent revenue was nil for the year ended December 31, 2012.

Cost of Revenue

The cost of revenue was composed of cost of goods sold, or COGS. The COGS increased $27.3 million, or 186.8%, to $41.9 million in the year ended December 31, 2012, from $14.6 million in the year ended December 31, 2011. Cost of goods sold per kilogram increased 48% between the periods.

The increase of COGS is due to two reasons: (i) the vessels in operation increased from 20 to 40 vessels and the operation capacity expanded, crew numbers increased accordingly, and (ii) the unit price of fuel and freight increased. The average price of fuel was about $1000 per KL in the year ended on December 31, 2011, while it was about $1030 in the year ended on December 31, 2012. In addition, during the first 9 months of 2011 the aquatic products were carried by container and the average freight fee was $100 per ton. Since October 2011, Merchant Supreme began to use bulk carrier to ship products instead of container carrier, which is more timely and liable to be controlled, and the unit freight price increased to $180 per ton.

Gross Profit and Gross Margin

Merchant Supreme’s gross profit increased $14.6 million, from $11.0 million for the year ended December 31, 2011 to $25.6 million for the year ended December 31, 2012.

The gross margin for the sale of fish and marine catches in the year of 2012 decreased to 37.9% as compared to the gross margin of 43.0% in the year of 2011, due to the following reasons:

(i) 20 newly built vessels were put into operation in succession during 2012. In the initial stage, the equipment and machines of the new vessels also require a certain run-in time to reach design-capacity. Therefore, certain part of the cost incurred since April 2012 was mainly due to the experimental operation of the new vessels. Merchant Supreme expects that the new vessels will be in proper operation by next year and their harvesting volume will greatly increase and spare Merchant Supreme similar costs.; and

(ii) the harvest volume of 2012 in Indian was approximately 4,424 tons, approximately 2,377 tons lower than that of 2010 and about 7,183 tons lower than that of 2011, due to an unusually slack season for fishing in India during 2012. Therefore, the much lower harvest volume in 2012 caused a large gross margin decrease.

Selling expenses

The following table sets forth certain information regarding the main components of selling expenses for the years indicated:

	The year ended Dec 31,2012		The year ended Dec 31,2011
	Amount	% of expense	Amount	% of expense
Storage	307,558	47.5%	334,158	87.1%
Insurance expenses	249,521	38.5%	-	-
Operation services expense	53,964	8.3%	-	-
Quarantine & Disinfection	17,248	2.7%	-	-
Traveling expense	3,567	0.5%	-	-

Others	15,990	2.5%	49,314	12.9%

Total	$647,848	100.00%	$383,472	100.00%

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Merchant Supreme’s sales and marketing expenses accounted for approximately 1.0% and 1.5% of the total revenue during 2012 and 2011, respectively. The storage fee kept almost unchanged during the periods, but other expenses including service fee and insurance fee, increased.

General and administrative expenses

General and administrative expenses are comprised of salaries, depreciation, office rent, travel fees and other. The following table sets forth certain information regarding the main components of our general and administrative expenses:

	The year ended Dec31,2012		The year ended Dec31,2011
	Amount	% of expense	Amount	% of expense

Consultancy	$374,098	80.6%	$5,562	2.2%
Salaries	178,450	38.5%	22,509	9.0%
Rent	97,968	21.1%	154,703	61.5%
Tax& extras	31,241	6.7%	8,969	3.6%
Depreciation	23,464	5.1%	5,055	2.0%
Office fee	23,018	5.0%	15,832	6.3%
Inspection fee	21,544	4.6%	16,743	6.7%
Entertainment	20,701	4.5%	20,213	8.0%
Others	10,256	2.2%	-	-
Travelling fee	6,789	1.5%	1,527	0.6%
Communication fee	707	0.2%	230	0.1%
Bad debt provision	(324,735)	(70.0%)	-	-
Total	$463,501	100.00%	$251,343	100%

General and administrative expenses increased from $0.25 million or 1.0% of revenues in 2011 to $0.46 million, or 0.7% of revenues in 2012. The increase in the year ended December 31, 2012 was mainly due to fees paid for legal service and assets assessment in preparation of the business combination.

34

Tax provision

During 2012 and 2011 no tax provision occurred, as explained in Critical Accounting Policies of Income Taxes.

Net income

Net income increased by 126.7% or $13.2 million, from $ 10.4 million for the year ended December 31, 2011 to $23.7 million for the year ended December 31, 2012, and the net profit rate decreased from 40.8% to 35.1%, as Merchant Supreme ended its fishing vessel leasing to Hong Long in October 2011, which had a 100% gross margin ratio and all costs were borne by Hong Long. Increased fuel cost, which was affected by oil commodity price, and increased transportation costs, resulting from Merchant Supreme’s upgrade to charted ships for expeditious delivery of frozen catches from overseas to China, attributed to the decrease of gross margin rate from fish sales.

The income from operation for the year ended December 31, 2012 increased by 136.1% or $14.1 million, compared to the year ended December 31, 2011.

Other income and expenses for the year ended December 31, 2012 decreased $0.9 million, compared to the year ended December 31, 2011:

35

(i)	The interest expense increased by $2.3 million as the bank-loans of Merchant Supreme increased significantly during 2012.

(ii)	The government grant increased by about $1.5 million, as Merchant Supreme substantially expanded fishing fleet and gained more subsidies from the government.

Liquidity and Capital Resources

As of December 31, 2012, Merchant Supreme had cash and cash equivalents of $6.86 million, consisting primarily of cash in bank and demand deposits.

Merchant Supreme’s current assets totaled $109.2 million, and current liabilities totaled $89.8 million as of December 31, 2012. Merchant Supreme has financed its activities to date primarily through cash generated from operating activities and bank loans. Merchant Supreme believes that the cash on hand and cash flows from operations will meet its present cash needs, but Merchant Supreme may require additional cash resources to implement Merchant Supreme’s expansion through the acquisition of additional facilities. If Merchant Supreme’s own financial resources are insufficient to satisfy the capital requirements, Merchant Supreme may seek to sell additional equity or debt securities or obtain additional credit facilities. Any failure by Merchant Supreme to raise additional funds on terms favorable to Merchant Supreme, or at all, could limit the ability to expand Merchant Supreme’s business operations and could harm the overall business prospects.

As part of Merchant Supreme’s efforts to expand its harvest capacity, Merchant Supreme contracted to construct 10 vessels in 2011, and these 10 vessels were delivered in the first half year of 2012 and they had been in operation as of September 30, 2012. On March 22, 2012, Merchant Supreme entered into another set of contracts to build 10 new vessels with gross tonnage of 292 tons per vessel, for approximately $9,475,000. The 10 new vessels were in operation as of December 31, 2012. As of December 31, 2012, Merchant Supreme had entered into another set of contracts to build 23 new vessels for approximately $18,704,625.

Merchant Supreme believes the expansion of its fleet will increase its harvesting capacity and cash generated from operating activities in the near future.

Merchant Supreme’s long-term bank loans usually contain covenants that require Merchant Supreme to obtain lending banks’ approval before undertaking mergers, acquisitions, restructurings, joint-ventures, investing, incurring debt financing, certain insolvency events, transfer or dispose of material assets, or collateralize the constructed property and equipment which is funded by the loan. These protective clauses does not substantially restrict Merchant Supreme daily operations and regular investment decision making activities, and Merchant Supreme’s management believes that Merchant Supreme will meet these debt covenants throughout the terms of long-term bank loans.

Merchant Supreme intends to renew its short-term debts when they become due. Cash flows generated from operating activities and net proceeds from settling “Due from Related Parties” and “Due to Related Parties” with Merchant Supreme’s controlling owner, Xinrong Zhuo, pursuant to the Merchant Supreme share purchase agreement, are also available to Merchant Supreme to pay down its debt and interest.

Cash Flows

The following table sets forth a summary of the cash flows for the periods indicated:

36

	The year ended Dec 31, 2012	The year ended Dec 31, 2011
	Amount	Amount

Net cash provided by (used in):
Operating Activities	$44,948,563	$7,709,972
Investing Activities	(77,050,831)	(30,084,978)
Financing Activities	37,151,786	23,642,852
Effects of exchange rates on cash and equivalents	16,471	40,418
Net increase (in cash and equivalents)	$5,065,989	$1,308,264

Cash flows from operating activities:	The year ended Dec 31, 2012	The year ended Dec 31, 2011
	Amount	Amount

Net income	$23,664,005	$10,440,337
Depreciation	2,983,086	1,917,747
Short-term investment income	(15,860)	-
Available-for-sale financial instrument fair value adjustment	-	705
Accounts receivable– third party customers	(10,562,176)	1,627,853
Accounts receivable– related parties	4,584,509	(3,426,607)
Other receivables– third parties	6,797,156	(323,246)
Inventories	2,397,340	(1,848,587)
Prepaid expenses and other current assets	(194,759)	(157,077)
Accounts payable– third party suppliers	(43,377)	(73,055)
Accounts payable– related parties	3,060,668	(1,423,494)
Customer deposits– third parties	(1,160,618)	771,142
Customer deposits– related parties	12,675,074	-
Other payables and accrued liabilities– third parties	763,515	204,254

Net cash provided by operating activities	44,948,563	7,709,972

Net cash provided by operating activities was $44.9 million for the year ended December 31, 2012, as compared to net cash provided by operating activities of $7.7 million for the year ended December 31, 2011. The major source of cash inflow from operating activities was from net income of $23.7 million and $10.4 million in 2012 and 2011, respectively.

As the aquatic market was quite good during 2012 and the volume of saleable goods owned by Merchant Supreme increased significantly at the same time, the cash gained from selling aquatic goods increased significantly, reflecting in that the accounts receivable and the customer deposits increased $5.5 million. In addition, the vessels in operation increased during 2012 and the cost increased correspondingly. The accounts payable to related parties and third parties increased $3 million.

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Investing activities

Net cash used in purchase of property and equipment for the year ended December 31, 2012 was $ 33.7 million, as compared to $7.1 million during 2011. Merchant Supreme used the majority of the cash to purchase vessels and pay for maintenance of vessels. The increase of cash used by investing activities as of the year ended on December 31, 2012 was also due to payment for long-term investment of $2.7 million.

Net cash paid to related parties for the year ended December 31, 2012 was $ 41.5 million, as compared to $21.6 million during 2011.

Financing activities

Net cash provided by financing activities for the year ended December 31, 2012 was $ 37.2 million, as compared to $23.6 million for the year ended December 31, 2011.

For the year ended December 31, 2012, Merchant Supreme received $3.3 million in short-term bank loans and $24.8 million in long-term bank loans. In addition, Merchant Supreme’s borrowings from related parties increased with 9.1 million as of the year ended December 31, 2012, compared to the year ended December 31, 2011.

Contractual Obligations

The following table sets forth a summary of Merchant Supreme’s contractual obligation as of ended December 31, 2012:

(i) Warehouse and Office lease

As of December 31, 2012	< 1 Year	1 – 3 Years	3 – 5 Years	> 5 Years

Warehouse lease	$94,309	$-	$-	$-

Office lease	$13,316	$21,082	$-	$-

On May 1, 2012 Merchant Supreme signed a lease contract with Fuzhou Fuxin Industrial Co., Ltd. and rented a warehouse with areas of 2,479 square meters at $9.5 (RMB60) per month per square meter for a leasing period from May 1, 2012 to April 30, 2013.

Merchant Supreme also rented an office located in 17 floor Zhongshan Building Hudong Road No. 154, Fuzhou City from Yun Lin at price of about $1,100(RMB7,000) per month for a leasing period from August 1, 2012 to August 1, 2015.

(ii) Debt obligation

As of December 31, 2012	< 1 Year	1 – 3 Years	3 – 5 Years	> 5 Years
Short-term debt obligations
Short-term bank loans	$25,169,260
Interest on short-term debt obligations	$210,484
Long-term debt obligations
Long-term bank loans	$8,094,308	$16,689,321
Interest on Long-term debt obligations	$671,804	1,177,545

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Off-Balance Sheet Arrangements

Guarantees and collaterals provided to related parties

In May 2012, Merchant Supreme and Hong Long jointly entered into a pledge contract with Fuzhou Rural-Commercial Bank Jianxin Branch. Pursuant to the terms of the pledge contract, Merchant Supreme put certain fishing vessels as collateral to jointly secure Haoyouli’s short term loan from the financial institution in amount of approximately $3,800,000, which is due May 27, 2013. In addition to the collateral provided to Haoyouli, Merchant Supreme also guaranteed the repayment of the $3,800,000 short-term loan.

In October 2012, Merchant Supreme entered into two pledge contracts with China Minsheng Banking Corp., Ltd. Pursuant to the terms of the pledge contracts, Merchant Supreme put 10 fishing vessels with carrying amount of approximately $9,500,000, as collateral to secure Hong Long’s long-term loans from the financial institution in amount of approximately $10,300,000, which are due April 18, 2015.

As of the issuance date of these financial statements, Merchant Supreme did not receive any demand from the lender that collateralized properties are intended to be disposed of or to make any payments under the guarantee.

In September, 2012, Merchant Supreme provided certain guarantee to Hong Long for its short-term loans from China CITIC Bank Corporation Limited, in amount of approximately $23, 800,000. The short-term loan is due September 21, 2013.

In September 2012, Merchant Supreme provided certain guarantees to Hong Long’s short-term loans from Hua Xia Bank Co., in amount of approximately $3,200,000 and $4,700,000, respectively. These short-term loans are due in installments through April 16, 2013.

In October 2012, Merchant Supreme provided certain guarantees to Hong Long for its short-term loan from Shanghai Pudong Development Corporation Limited, Fuzhou Branch, in amount of approximately $7,900,000, The guaranteed short-term loan is due September 5, 2013.

In December 21, 2012, Merchant Supreme provided certain guarantees to Shenzhen Western Coast Fisherman Pier Co., Ltd. for its short-term loan from China Construction Bank, Shenzhen Branch, in the amount of approximately $31,700,000. The short-term loan is due December 18, 2013.

In December 2012, Merchant Supreme provided certain guarantees to Haoyouli for its short-term loan from Fuzhou Rural-Commercial Bank Jianxin Branch, in the amount of approximately $983,000. The short-term loan is due May 27, 2013.

In January, 2013, Merchant Supreme provided certain guarantees to Shenzhen Western Coast Fisherman Pier Co., Ltd. for its short-term loan from China Construction Bank, Shenzhen Branch, in the amount of approximately $7,930,000. The short-term loan is due December 18, 2013.

As of the issuance date of these financial statements, Merchant Supreme was not required to make any payments under these guarantee agreements.

Properties

The sections of the Definitive Proxy Statement entitled “Information about China Dredging Group Co., Ltd. – Property, Plants and Equipment,” and “Information about CGEI- Facilities” are incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Ordinary Shares as of the Closing by (i) each director and each executive officer of the Company; (ii) all directors and executive officers of the Company as a group; and (iii) each person (including any “group” as that term is used in Section l3(d)(3) of the Exchange Act) who is known by the Company to beneficially own more than five percent of the Company’s Ordinary Shares subject to options or warrants exercisable within 60 days from February 25, 2013 are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of the holder of such options or warrants but are not treated as outstanding for purposes of computing the percentage ownership of other persons. The following table does not reflect record or beneficial ownership of the Company’s warrants or underlying shares of the Company’s Ordinary Shares, as these warrants are not exercisable within 60 days of the Closing.

Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to all securities that they beneficially own (within the meaning of Rule 13d-3 under the Exchange Act).

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	Amount of beneficial ownership of Ordinary Shares(2)		Approximate percentage of outstanding Ordinary Shares

Name and address of beneficial owners

Xuesong Song (1)	4,799,334	(3)	5.8%

Jin Shi(1)	4,799,334	(3)	5.8%

Xinrong Zhuo(4)	44,398,868	(5)	56.2%

Bin Lin(4)	2,163,987	(6)	2.7%

Lin Bao(4)	-		-

Yeliang Zhou(4)	-		-

Zengbiao Zhu(4)	-		-

Alfred Ho(4)	-		-

All directors and executive officers as a group (8 individuals)	51,362,189		62.1%

All directors and executive officers as a group

* Represents less than 0.1%

(1) The business address of each of the individuals is CN11 Legend Town, No. 1 Balizhuangdongli, Chaoyang District, Beijing, 100025, PRC.

(2) Assumes no forfeiture of the founder earnout shares.

(3) Represents 1,150,000 shares held by Chum Capital Group Limited, an entity owned entirely by Mr. Xuesong Song and Mr. Jin Shi, and 3,649,334 shares issuable upon exercise of warrants that become exercisable upon consummation of the business combination.

(4) The business address of each of the individuals is Floor 18, Tower A, Zhongshan Building No. 154, Hudong Road, Gulou District, Fuzhou City, Fujian Province 350001, PRC.

(5) Represents 15,780,000 shares held by Heroic Treasure Limited, of which Mr. Zhuo is the controlling shareholder, and 28,079,868 shares held by Mars Harvest Co., Ltd., of which Mr. Zhuo is the sole shareholder and 539,000 shares held by Mr. Zhuo directly.

(6) Represents 2,163,987 shares held by Saturn Glory Co., Ltd, of which Mr. Bin Lin is the sole shareholder.

40

Directors and Executive Officers

The board of directors of the Company consists of seven members, each of whom will hold office until the next annual meeting or until his successor is duly elected and qualified. There are no family relationships among any of the directors or executive officers.

The executive officers and directors of the Company immediately after the consummation of the Business Combination are as follows:

Name	Age	Position

Xinrong Zhuo	48	Chairman of the Board and Chief Executive Officer

Bin Lin	54	Senior Vice President and Director

Alfred Ho	55	Chief Financial Officer

Lin Bao	51	Director

Yeliang Zhou	63	Director

Zengbiao Zhu	63	Director

Xuesong Song	44	Director

Jin Shi	43	Director

The biographical information of each of the directors and executive officers is as set forth in the section of the Definitive Proxy Statement entitled “CGEI Executive Officers and Directors Upon Completion of Business Combination” and is incorporated herein by reference.

Executive Compensation

The information in the sections of the Definitive Proxy Statement entitled “Compensation of CGEI Executive Officers and Directors —Summary of Compensation of Executive Officers,” “Information about CGEI – Executive Compensation,” “Information about China Dredging Group Co., Ltd. – Compensation of Directors and Executive Officers,” and “CGEI Executive Officers and Directors Upon Completion Of Business Combination – Executive Officer and Director Compensation,” “ CGEI Executive Officers and Directors Upon Completion Of Business Combination – Committees of the CGEI Board - Compensation Committee Information,” “ CGEI Executive Officers and Directors Upon Completion Of Business Combination – Committees of the CGEI Board - Compensation Committee Interlocks and Insider Participation,” and “ CGEI Executive Officers and Directors Upon Completion Of Business Combination – Compensation of the CGEI Board and Executive Officers,” are incorporated herein by reference.

Certain Relationships and Related Transactions, and Director Independence

At present, the board of directors of the Company has determined that each of Yeliang Zhou, Zengbiao Zhu, Xuesong Song, and Jin Shi qualify as “independent directors” within the meaning of Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002, and Rule 5605 of the Nasdaq Marketplace Rules.

Pursuant to Rule 5615(a)(3) of the Nasdaq Marketplace Rules, because the Company is a foreign based entity, it needs only comply with Cayman Islands’ law, to the extent not contrary to federal securities law, with respect to the composition of its board of directors. Cayman Islands’ law does not require independent directors or an independent audit committee, however, pursuant to Section 10A(m) of the Securities Exchange Act of 1934, as amended, and Section 3 of the Sarbanes-Oxley Act, the Company is required to have an independent audit committee. As Cayman Islands’ law does not require the Company to have independent directors on its board, the Company is not required to comply with Rule 5615(a)(3) of the Nasdaq Marketplace Rules, which requires a Nasdaq-listed company to have a board of directors comprised of a majority of independent directors. The Company is currently in full compliance with the standards imposed by the Securities Exchange Act of 1934 and Sarbanes-Oxley Act of 2002.

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Following consummation of the Business Combination, Chum Capital Group, an entity owned entirely by Mr. Xuesong Song and Mr. Jin Shi, owns 3,649,334 warrants to purchase an aggregate of 3,649,334 Company Ordinary Shares (the “Director's Warrants”). The Director's Warrants are identical to the other outstanding warrants to purchase Company's Ordinary Shares, except that the Director's Warrants (i) are non-redeemable, so long as they are held by Chum Capital Group or its affiliates; and (ii) are exercisable on a cashless basis at the election of the holder, so long as they are held by Chum Capital Group, or its affiliates, rather than at the Company's sole discretion; and (iii) are not transferable, assignable or saleable by Chum Capital Group (except to permitted transferees) until 30 days after the Closing.

The information in the sections of the Definitive Proxy Statement entitled “The Business Combination — Interests of Officers and Directors in the Business Combination,” “Information About China Dredging Group Co., Ltd. – Related Party Transactions,” and “Information About CGEI - Certain Relationships, Related Transactions and Director Independence” is incorporated herein by reference.

Legal Proceedings

The information in the sections of the Definitive Proxy Statement entitled “Information About CGEI—Legal Proceedings” and “Information China Dredging Group Co., Ltd.—Legal Proceedings” is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information in the section of the Definitive Proxy Statement entitled “Market Price and Dividend Information” is incorporated herein by reference. On February 26, 2013, the Company’s Ordinary Shares began trading on The NASDAQ Capital Market under the symbol “PME.”

As of the Closing, there were approximately 5 holders of record of the CGEI’s Ordinary Shares.

Recent Sales of Unregistered Securities

None.

Description of Registrant’s Securities to be Registered

The information in the section of the Definitive Proxy Statement entitled “Description of CGEI Securities” is incorporated herein by reference.

Indemnification of Directors and Officers

The information in the section of the Definitive Proxy Statement entitled “Information About CGEI - Limitation on Liability and Indemnification of Directors and Officers” is incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth in Item 9.01 hereof is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Financial Statements

The following financial statements of CDGC and Merchant Supreme included herewith beginning on page F-1 of this Amendment are incorporated herein by reference:

China Dredging Group Co., Ltd.

Report of Independent Registered Public Accounting Firm dated March 28, 2013

Consolidated Balance Sheets at December 31, 2012 and 2011

Consolidated Statements of Income for the Years Ended December 31, 2012, 2011 and 2010

Consolidated Statements of Comprehensive Income for the Years Ended December 31, 2012, 2011 and 2010

42

Consolidated Statements of Changes in Stockholders' Equity for the Years Ended December 31, 2012, 2011 and 2010

Consolidated Statements of Cash Flows for the Years Ended December 31, 2012, 2011 and 2010

Notes to the Consolidated Financial Statements

Merchant Supreme Co., Ltd.

Report of Independent Registered Public Accounting Firm dated April 1, 2013

Consolidated Balance Sheets at December 31, 2012 and 2011

Consolidated Statements of Income and Comprehensive Income for the Years Ended December 31, 2012 and 2011

Consolidated Statements of Changes in Shareholders' Equity for the Years Ended December 31, 2012

Consolidated Statements of Cash Flows for the Years Ended December 31, 2012, and 2011

Notes to the Consolidated Financial Statements

The following financial statements are incorporated herein by reference to such statements contained in the Definitive Proxy Statement:

China Dredging Group Co., Ltd.

Report of Independent Registered Public Accounting Firm dated April 27, 2012

Audited

Consolidated Balance Sheets as of December 31, 2011 and 2010

Consolidated Statements of Income for the Years Ended December 31, 2011, 2010 and 2009

Consolidated Statements of Comprehensive Income for the Years Ended December 31, 2011, 2010 and 2009

Consolidated Statement of Changes in Shareholders' Equity for the Years Ended December 31, 2011, 2010 and 2009

Consolidated Statements of Cash Flows for the Years Ended December 31, 2011, 2010 and 2009

Notes to Consolidated Financial Statements

Unaudited

Consolidated Balance Sheets at September 30, 2012 (Unaudited) and December 31, 2011

Consolidated Statements of Income for the Three and Nine Months Ended September 30, 2012 and 2011 (Unaudited)

Consolidated Statements of Comprehensive Income for the Three and Nine Months Ended September 30, 2012 and 2011 (Unaudited)

Consolidated Statement of Changes in Shareholders' Equity for the Nine Months Ended September 30, 2012 (Unaudited)

Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

Notes to the Consolidated Financial Statements (Unaudited)

Merchant Supreme Co., Ltd. (formerly, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd.)

Reports of Independent Registered Public Accounting Firm dated September 28, 2012

Audited

Reports of Independent Registered Public Accounting Firm

Balance Sheets as of December 31, 2011 and 2010

Statements of Income and Comprehensive Income for the Years Ended December 31, 2011 and 2010

Statement of Changes in Owners’ Equity for the Years Ended December 31, 2011 and 2010

Statements of Cash Flows for the Years Ended December 31, 2011 and 2010

Unaudited

Balance Sheets as of September 30, 2012 (Unaudited) and December 31, 2011

Statements of Income and Comprehensive Income for the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

Statements of Cash Flows for the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

Notes to the Consolidated Financial Statements (Unaudited)

The following pro forma consolidated financial statements included herewith beginning on page F-72 of this Amendment are incorporated herein by reference:

Unaudited Pro Forma Condensed Combined Balance Sheet Data as of December 31, 2012

Unaudited Pro Forma  Condensed Combined Statement of Operations Data or the year ended December 31, 2012

Notes to Unaudited Pro Forma Condensed Combined Financial Data

The following pro forma consolidated financial statements are incorporated herein by reference to such statements contained in the Definitive Proxy Statements in the section entitled “Unaudited Pro Forma Condensed Combined Financial Data”:

Unaudited Pro Forma Condensed Combined Balance Sheet Data as of December 31, 2012 (assuming no redemption)

Unaudited Pro Forma Condensed Combined Balance Sheet Data as of December 31, 2012 (assuming max redemption)

43

Unaudited Pro Forma Condensed Combined Statement of Operations Data for the year ended December 31, 2012 (assuming no redemption)

Unaudited Pro Forma Condensed Combined Statement of Operations Data for the year ended December 31, 2012 (assuming max redemption)

Unaudited Pro Forma Condensed Combined Statement of Operations Data for the Year Ended December 31, 2011 (assuming no redemption)

Unaudited Pro Forma Condensed Combined Statement of Operations Data for the Year Ended December 31, 2011 (assuming max redemption)

Notes to the Unaudited Pro Forma Condensed Combined Financial Data

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 25, 2013, in connection with the consummation of the Business Combination, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) that the Business Combination had become effective and informed NASDAQ that the CGEI units were now automatically separating. As a result, filed a Notification of Removal From Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to notify the Securities and Exchange Commission (the “SEC”) that the CGEI units were to be delisted and deregistered under Section 12(b) of the Exchange Act. As a result of the automatic separation, the trading of the units was permanently suspended prior to the open of trading on February 26, 2013. The deregistration will become effective 10 days from the filing of the Form 25.

On February 27, 2013, the Company also notified NASDAQ that the CGEI warrants should be delisted and deregistered under Section 12(b) of the Exchange Act. As a result, we expect NASDAQ to file Notification of Removal From Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to notify the Securities and Exchange Commission (the “SEC”) that the CGEI warrants were to be delisted and deregistered under Section 12(b) of the Exchange Act. The deregistration will become effective 10 days from the filing of the Form 25.

In accordance with Rule 12g-3(a) under the Exchange Act, the Ordinary Shares of the Company, as the successor to CGEI, are deemed to be registered under Section 12(b) of the Exchange Act. The Company’s Ordinary Shares are currently listed for trading on The NASDAQ Capital Market under the symbol “PME,” subject to confirmation by NASDAQ that the Company satisfies the listing requirement of 300 public shareholders. The warrants to purchase Ordinary Shares of the Company are currently listed for trading on The NASDAQ Capital Market under the symbol “PMEWW” but we expect trading in the warrants to be transitioned to the OTCQB in the near term. The warrants are deemed to be registered under Section 12(g) of the Exchange Act. Following the Closing, the CUSIP numbers relating to the Company’s Ordinary Shares and warrants changed to G7114V 102 and G7114V 110, respectively.

On the effective date of the Business Combination, the outstanding units of CGEI automatically separated into the underlying CGEI Ordinary Shares and CGEI warrants. As a result, the CGEI units are no longer listed on The NASDAQ Capital Market.

Item 5.01. Changes in Control of Registrant.

As a result of the consummation of the Business Combination, the former shareholders of CDGC own approximately 65.8% of the outstanding Company’s Ordinary Shares and the former holders of CGEI’s Ordinary Shares own approximately 2.3% of the outstanding Company’s Ordinary Shares and the former holders of Merchant Supreme’s ordinary shares own approximately 31.6% of the outstanding Company Ordinary Shares

The information set forth in 2.01 above is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Closing, each of Xuechu He, Teng Zhou, Dongying Sun and Michael W. Zhang resigned as directors of CGEI. Further, Jin Shi resigned as Chief Executive Officer and Xuesong Song resigned as Chief Financial Officer of CGEI.

The information set forth in Item 2.01 above and the section of the Definitive Proxy Statement entitled “CGEI Executive Officers and Directors Upon Completion of Business Combination” is incorporated herein by reference.

44

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Upon the Closing of the Business Combination, the Company adopted the Company Amended and Restated Memorandum and Articles of Association, a copy of which is filed hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

The information set forth in Item 2.01 above is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 25, 2013, CGEI held its annual meeting of its shareholders at which CGEI’s shareholders voted on (i) the approval and adoption of the Merger Agreement, (ii) the approval of the share capital increase, (iii) the approval of the name change, (iv) the election of directors and (v) if either the Merger Agreement or the share capital increase were not approved, then the adjournment of the annual general meeting. The final voting results were as follows:

Approval of Merger Agreement

	For	Against	Abstain/Withhold	Broker Non-Votes

Number of votes	5,275,333	337,934	0	0

Percentage of shares outstanding and entitled to vote	84.4%	5.4%	*	*

* Less than 1%.

Shares Electing to Exercise Redemption Rights – 4,409,947 (or 88.2% of the public ordinary shares of China Growth Equity Investment Ltd.)

Approval of Share Capital Increase

	For	Against	Abstain/Withhold	Broker Non-Votes

Number of votes	4,550,333	337,934	750,000	0

Percentage of shares outstanding and entitled to vote	72.8%	5.4%	12.0%	*

* Less than 1%.

45

Approval of Name Change

	For	Against	Abstain/Withhold	Broker Non-Votes

Number of votes	4,550,333	337,934	750,000	0

Percentage of shares outstanding and entitled to vote	72.8%	5.4%	12.0%	*

* Less than 1%.

Election of Directors

i) Dongying Sun

	For	Against	Abstain/Withhold	Broker Non-Votes

Number of votes	4,550,333	337,934	750,000	0

Percentage of shares outstanding and entitled to vote	72.8%	5.4%	12.0%	*

* Less than 1%.

i) Michael W. Zhang

	For	Against	Abstain/Withhold	Broker Non-Votes

Number of votes	4,440,333	447,934	725,000	0

Percentage of shares outstanding and entitled to vote	72.8%	7.2%	12.0%	*

* Less than 1%.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Financial Statements

The following financial statements of CDGC and Merchant Supreme included herewith beginning on page F-1 of this Amendment are incorporated herein by reference:

46

China Dredging Group Co., Ltd.

Report of Independent Registered Public Accounting Firm dated March 28, 2013

Consolidated Balance Sheets at December 31, 2012 and 2011

Consolidated Statements of Income for the Years Ended December 31, 2012, 2011 and 2010

Consolidated Statements of Comprehensive Income for the Years Ended December 31, 2012, 2011 and 2010

Consolidated Statements of Changes in Stockholders' Equity for the Years Ended December 31, 2012, 2011 and 2010

Consolidated Statements of Cash Flows for the Years Ended December 31, 2012, 2011 and 2010

Notes to the Consolidated Financial Statements

Merchant Supreme Co., Ltd.

Report of Independent Registered Public Accounting Firm dated April 1, 2013

Consolidated Balance Sheets at December 31, 2012 and 2011

Consolidated Statements of Income and Comprehensive Income for the Years Ended December 31, 2012 and 2011

Consolidated Statements of Changes in Shareholders' Equity for the Years Ended December 31, 2012

Consolidated Statements of Cash Flows for the Years Ended December 31, 2012, and 2011

Notes to the Consolidated Financial Statements

The following financial statements are incorporated herein by reference to such statements contained in the Definitive Proxy Statement:

China Dredging Group Co., Ltd.

Report of Independent Registered Public Accounting Firm dated April 27, 2012

Audited

Consolidated Balance Sheets as of December 31, 2011 and 2010

Consolidated Statements of Income for the Years Ended December 31, 2011, 2010 and 2009

Consolidated Statements of Comprehensive Income for the Years Ended December 31, 2011, 2010 and 2009

Consolidated Statement of Changes in Shareholders' Equity for the Years Ended December 31, 2011, 2010 and 2009

Consolidated Statements of Cash Flows for the Years Ended December 31, 2011, 2010 and 2009

Notes to Consolidated Financial Statements

Unaudited

Consolidated Balance Sheets at September 30, 2012 (Unaudited) and December 31, 2011

Consolidated Statements of Income for the Three and Nine Months Ended September 30, 2012 and 2011 (Unaudited)

Consolidated Statements of Comprehensive Income for the Three and Nine Months Ended September 30, 2012 and 2011 (Unaudited)

Consolidated Statement of Changes in Shareholders' Equity for the Nine Months Ended September 30, 2012 (Unaudited)

Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

Notes to the Consolidated Financial Statements (Unaudited)

Merchant Supreme Co., Ltd. (formerly, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd.)

Reports of Independent Registered Public Accounting Firm dated September 28, 2012

Audited

Reports of Independent Registered Public Accounting Firm

Balance Sheets as of December 31, 2011 and 2010

Statements of Income and Comprehensive Income for the Years Ended December 31, 2011 and 2010

Statement of Changes in Owners’ Equity for the Years Ended December 31, 2011 and 2010

Statements of Cash Flows for the Years Ended December 31, 2011 and 2010

Unaudited

Balance Sheets as of September 30, 2012 (Unaudited) and December 31, 2011

Statements of Income and Comprehensive Income for the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

Statements of Cash Flows for the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

Notes to the Consolidated Financial Statements (Unaudited)

(b) Pro Forma Financial Information.

The following pro forma consolidated financial statements included herewith beginning on page F-72 of this Amendment are incorporated herein by reference:

Unaudited Pro Forma Condensed Combined Balance Sheet Data as of December 31, 2012

Unaudited Pro Forma  Condensed Combined Statement of Operations Data or the year ended December 31, 2012

Notes to Unaudited Pro Forma Condensed Combined Financial Data

47

The following pro forma consolidated financial statements are incorporated herein by reference to such statements contained in the Definitive Proxy Statements in the section entitled “Unaudited Pro Forma Condensed Combined Financial Data”:

Unaudited Pro Forma Condensed Combined Balance Sheet Data as of December 31, 2012 (assuming no redemption)

Unaudited Pro Forma Condensed Combined Balance Sheet Data as of December 31, 2012 (assuming max redemption)

Unaudited Pro Forma Condensed Combined Statement of Operations Data for the year ended December 31, 2012 (assuming no redemption)

Unaudited Pro Forma Condensed Combined Statement of Operations Data for the year ended December 31, 2012 (assuming max redemption)

Unaudited Pro Forma Condensed Combined Statement of Operations Data for the Year Ended December 31, 2011 (assuming no redemption)

Unaudited Pro Forma Condensed Combined Statement of Operations Data for the Year Ended December 31, 2011 (assuming max redemption)

Notes to the Unaudited Pro Forma Condensed Combined Financial Data

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 24, 2012, by and between China Growth Equity Investment Ltd., China Dredging Group Co., Ltd., China Growth Dredging Sub Ltd., and Xinrong Zhuo (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-35192) filed with the Securities and Exchange Commission on October 30, 2012)

2.2	Share Purchase Agreement, dated as of October 24, 2012, by and among China Growth Equity Investment Ltd, Merchant Supreme Co., Ltd., Prime Cheer Corporation Limited, Xinrong Zhuo, Fujian Provincial Pingtan County Ocean Fishing Group Co., Heroic Treasure Limited and Fuzhou Honglong Ocean Fishery Co., Ltd. (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K (File No. 001-35192) filed with the Securities and Exchange Commission on October 30, 2012)

3.1	Amended and Restated Memorandum and Articles of Association of Pingtan Marine Enterprise Ltd. filed with the Cayman Islands Registrar of on February 26, 2013 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-35192) filed with the Securities and Exchange Commission on March 1, 2013)

3.2	Articles and Plan of Merger, filed with the Registry of Corporate Affairs of the British Virgin Islands on February 25, 2013 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-35192) filed with the Securities and Exchange Commission on March 1, 2013)

3.4	Certificate of Merger, filed with the Registry of Corporate Affairs of the British Virgin Islands on February 25, 2013 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K (File No. 001-35192) filed with the Securities and Exchange Commission on March 1, 2013)

3.5	Amended and Restated Memorandum of Association of China Dredging Group Co., Ltd. (incorporated by reference to Exhibit 1.1 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

3.5	Articles of Association of China Dredging Group Co., Ltd. (incorporated by reference to Exhibit 1.2 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

48

4.1	Specimen Ordinary Share (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-35192) filed with the Securities and Exchange Commission on March 1, 2013)

4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 001-35192) filed with the Securities and Exchange Commission on March 1, 2013)

4.3	Warrant Agreement and between American Stock Transfer & Trust Company and China Growth Equity Investment Ltd. (incorporated by reference to Exhibit 4.4 to China Growth Equity Investment Ltd.’s Registration Statement on Amendment No. 5 to Form S-1 (File No. 333-173323) filed with the Securities and Exchange Commission on May 25, 2011)

10.1	Promissory Note by and among China Growth Equity Investment Ltd. and Xuesong Song, dated as of January 12, 2010 (incorporated by reference to Exhibit 10.1 to China Growth Equity Investment Ltd.’s Registration Statement on Amendment No. 3 to Form S-1 (File No. 333-173323) filed with the Securities and Exchange Commission on May 10, 2011)

10.2	Form of Letter Agreement by and among China Growth Equity Investment Ltd. , Deutsche Bank Securities Inc. and each of the Company’s officers, directors and initial shareholders (incorporated by reference to Exhibit 10.2 to China Growth Equity Investment Ltd.’s Registration Statement on Amendment No. 5 to Form S-1 (File No. 333-173323) filed with the Securities and Exchange Commission on May 25, 2011)

10.3	Letter Agreement Regarding Administrative Support by and among China Growth Equity Investment Ltd. and Chum Capital Group Limited (incorporated by reference to Exhibit 10.5 to China Growth Equity Investment Ltd.’s Registration Statement on Form S-1 (File No. 333-173323) filed with the Securities and Exchange Commission on April 6 , 2011)

10.4	Registration Rights Agreement by and among China Growth Equity Investment Ltd. and the Initial Shareholders (incorporated by reference to Exhibit 10.5 to China Growth Equity Investment Ltd.’s Registration Statement on Amendment No. 4 to Form S-1 (File No. 333-173323) filed with the Securities and Exchange Commission on May 20, 2011)

10.5	Securities Purchase Agreement (incorporated by reference to Exhibit 10.6 to China Growth Equity Investment Ltd.’s Registration Statement on Amendment No. 1 to Form S-1 (File No. 333-173323) filed with the Securities and Exchange Commission on April 18, 2011)

10.6	Sponsor Warrant Purchase Agreement (incorporated by reference to Exhibit 10.7 to China Growth Equity Investment Ltd.’s Registration Statement on Amendment No. 1 to Form S-1(File No. 333-173323) filed with the Securities and Exchange Commission on April 18, 2011)

10.7	Indemnity Agreement (incorporated by reference to Exhibit 10.9 to China Growth Equity Investment Ltd.’s Registration Statement on Form S-1 (File No. 333-173323) filed with the Securities and Exchange Commission on April 18, 2011)

10.8	Securities Escrow Agreement among China Growth Equity Investment Ltd., American Stock Transfer & Trust Company and the Initial Shareholders (incorporated by reference to Exhibit 10.9 to China Growth Equity Investment Ltd.’s Registration Statement on Amendment No. 5 to Form S-1 (File No. 333-173323) filed with the Securities and Exchange Commission on May 25, 2011)

10.9	Employment Agreement of Xinrong Zhuo (incorporated by reference to Exhibit 4.1 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010).

10.10	Employment Agreement of Bin Lin (incorporated by reference to Exhibit 4.2 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010).

49

10.11	Employment Agreement of Fangjie Gu (incorporated by reference to Exhibit 4.3 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010).

10.12	Agreement and Plan of Merger by and among Chardan Acquisition Corp., Shareholders of Chardan Acquisition Corp., China Dredging Group Co., Ltd. and Shareholders Of China Dredging Group Co., Ltd. dated October 27, 2010 (incorporated by reference to Exhibit 4.4 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.13	Securities Purchase Agreement by and among China Dredging Group Co., Ltd. and the Purchasers Listed on Exhibit A thereto, dated October 29, 2010 (incorporated by reference to Exhibit 4.5 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.14	Registration Rights Agreement dated October 29, 2010 (incorporated by reference to Exhibit 4.6 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.15	Securities Escrow Agreement dated October 29, 2010 (incorporated by reference to Exhibit 4.7 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.16	Contracted Management Agreement by and among Fujian WangGang Dredging Construction Co., Ltd., Wonder Dredging LLC and Fujian Xing Gang Port Service Ltd., dated June 30, 2010 (incorporated by reference to Exhibit 10.8 to China Dredging Group Co., Ltd. Amendment No. 2 to Form F-1 (File No. 333-171484) filed with the Securities and Exchange Commission on March 29, 2011)

10.17	Equity Interest Pledge Agreement by and among Qing Lin, Panxing Zhuo, Fujian WangGang Dredging Construction Co., Ltd. and Wonder Dredging LLC, dated June 30, 2010 (incorporated by reference to Exhibit 10.9 to China Dredging Group Co., Ltd. Amendment No. 2 to Form F-1 (File No. 333-171484) filed with the Securities and Exchange Commission on March 29, 2011)

10.18	Contract Relating to the Exclusive Purchase Right of Equity Interest by and among Fujian WangGang Dredging Construction Co., Ltd., Wonder Dredging LLC and Fujian Xing Gang Port Service Ltd., dated June 30, 2010 (incorporated by reference to Exhibit 10.10 to China Dredging Group Co., Ltd. Amendment No. 2 to Form F-1 (File No. 333-171484) filed with the Securities and Exchange Commission on March 29, 2011)

10.19	Power of Attorney by and among Qing Lin, Panxing Zhuo and Fujian WangGang Dredging Construction Co., Ltd., dated June 30, 2010 (incorporated by reference to Exhibit 4.11 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.20	Power of Attorney by and between Wonder Dredging LLC and Fujian WangGang Dredging Construction Co., Ltd., dated June 30, 2010 (incorporated by reference to Exhibit 4.12 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.21	Engineering Boat Purchase and Sale Contract for Xinggangjun #3 by and between Yiyang Zhonghai Boats and Ships Limited Liability Company and Fujian Xing Gang Shipping Service Co., Ltd., January 13, 2008 (incorporated by reference to Exhibit 4.13 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.22	“Hongtaihai” Engineering Boat Purchase and Sale Contract for Xinggangjun #66 by and between Taizhou Hongtaihai Port Engineering Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., March 23, 2008 (incorporated by reference to Exhibit 4.14 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

50

10.23	Engineering Boat Purchase and Sale Contract for Xinggangjun #6 by and between Yiyang Zhonghai Boats and Ships Limited Liability Company and Fujian Xing Gang Shipping Service Co., Ltd., dated January 18, 2008 (incorporated by reference to Exhibit 4.15 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.24	Engineering Boat Purchase and Sale Contract by and between Yiyang Zhonghai Boats and Ships Limited Liability Company and Fujian Xing Gang Shipping Service Co., Ltd., dated May 20, 2009 (incorporated by reference to Exhibit 4.16 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.25	Crewmen Dispatch Contract for Xinggangjun #3 by and between Fujian Haiyi International Shipping Service Agency Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated April 18, 2011 2008 (incorporated by reference to Exhibit 4.17 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on April 27, 2012)

10.26	Crewmen Dispatch Contract for Xinggangjun #66 by and between Fujian Haiyi International Shipping Service Agency Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated February 25, 2011 (incorporated by reference to Exhibit 4.18 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on April 27, 2012)

10.27	Crewmen Dispatch Contract for Xinggangjun #6 by and between Fujian Haiyi International Shipping Service Agency Co., Ltd. and Fujian Xinggang Shipping Service Co., Ltd., dated April 18, 2011 (incorporated by reference to Exhibit 4.19 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on April 27, 2012)

10.28	Ship Lease Contract for Hengshengjun #88 by and between Lianyungang Hengrong Shipping Service Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated January 8, 2008 (incorporated by reference to Exhibit 4.20 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.29	Crewmen Assignment Agreement for Hengshengjun #88 by and between Lianyungang Hengrong Shipping Service Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated January 8, 2008 (incorporated by reference to Exhibit 4.21 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.30	Ship Lease Supplemental Agreement for Hengshengjun #88 by and between Lianyungang Hengrong Shipping Service Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated April 13, 2010 (incorporated by reference to Exhibit 4.22 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.31	Crewmen Assignment Supplemental Agreement for Hengshengjun #88 by and between Lianyungang Hengrong Shipping Service Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated May 21, 2010 (incorporated by reference to Exhibit 4.23 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.32	Ship Lease Contract for Xinggangjun #9 by and between Fujian Lutong Highway Engineering Construction Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated May 20, 2008 (incorporated by reference to Exhibit 4.24 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.33	Crewmen Assignment Agreement for Xinggangjun #9 by and between Fujian Lutong Highway Engineering Construction Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated May 20, 2008 (incorporated by reference to Exhibit 4.25 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

51

10.34	Ship Lease Supplemental Agreement Contract for Xinggangjun #9 by and between Fujian Lutong Highway Engineering Construction Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated April 11, 2010 (incorporated by reference to Exhibit 4.26 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.35	Crewmen Assignment Supplemental Agreement for Xinggangjun #9 by and between Fujian Lutong Highway Engineering Construction Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated May 21, 2010 (incorporated by reference to Exhibit 4.27 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.36	Ship Lease Contract for Liya #10 by and between Beihai Shunda Liya Shipping Service Co., Ltd. and Fujian Xing Gang Port Service Co., Ltd., dated June 14, 2010 (incorporated by reference to Exhibit 4.28 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.37	Crewmen Assignment Agreement for Liya #10 by and between Beihai Shunda Liya Shipping Service Co., Ltd. and Fujian Xing Gang Port Service Co., Ltd., dated June 14, 2010 (incorporated by reference to Exhibit 4.29 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.38	Ship Leasing Contract for Honglinjun #9 by and between Zhejiang Honglin Ship Engineering Co., Ltd. and Fujian Xing Gang Port Service Co., Ltd., dated June 19, 2010 (incorporated by reference to Exhibit 4.30 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.39	Crewmen Assignment Agreement for Honglinjun #9 by and between Zhejiang Honglin Ship Engineering Co., Ltd. and Fujian Xing Gang Port Service Co., Ltd., dated June 19, 2010 (incorporated by reference to Exhibit 4.31 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.40	Ship Lease Contract for Honglinjun #18 by and between Zhejiang Honglin Ship Engineering Co., Ltd. and Fujian Xing Gang Port Service Co., Ltd., dated June 18, 2010 (incorporated by reference to Exhibit 4.32 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.41	Crewmen Assignment Agreement for Honglinjun #18 by and between Zhejiang Honglin Ship Engineering Co., Ltd. and Fujian Xing Gang Port Service Co., Ltd., dated June 18, 2010 (incorporated by reference to Exhibit 4.33 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.42	Ship Lease Contract for Xiechang #18 by and between Zhonghai Engineering Construction General Bureau Dalian Engineering Construction Bureau and Fujian Xing Gang Port Service Co., Ltd., dated June 24, 2010 (incorporated by reference to Exhibit 4.34 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.43	Crewmen Assignment Agreement for Xiechang #18 by and between Zhonghai Engineering Construction General Bureau Dalian Engineering Construction Bureau and Fujian Xing Gang Port Service Co., Ltd., dated June 24, 2010 (incorporated by reference to Exhibit 4.35 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.44	Office Lease Agreement by and between LIN Ping and Fujian Xing Gang Port Service Co., Ltd., dated January 1, 2010 (incorporated by reference to Exhibit 4.37 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.45	Office Lease Supplemental Agreement by and between LIN Ping and Fujian Xing Gang Port Service Co., Ltd., dated March 30, 2010 (incorporated by reference to Exhibit 4.38 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

52

10.46	Employment Agreement by and between Fangjie Gu and Fujian Xing Gang Port Service Co., Ltd. dated January 24, 2011 (incorporated by reference to Exhibit 10.40 to China Dredging Group Co., Ltd. Amendment No. 1 to Form F-1 (File No. 333-171484) filed with the Securities and Exchange Commission on February 15, 2011)

10.47	Supplemental Employment Agreement by and between Fangjie Gu and China Dredging Group Co., Ltd. (incorporated by reference to Exhibit 10.39 to China Dredging Group Co., Ltd. Amendment No. 1 to Form F-1 (File No. 333-171484) filed with the Securities and Exchange Commission on February 15, 2011)

10.48	Employment Agreement of Alfred Ho 2010 (incorporated by reference to Exhibit 4.41 to China Dredging Group Co., Ltd.’s Amendment No. 1 Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on December 15, 2011)

10.49	Contractual Management Agreement by and between Pingtan Guansheng Ocean Fishing Co., Ltd, Ms. Honghong Zhuo, Mr. Zhiyan Lin and Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., dated November 26, 2012 (incorporated by reference to Exhibit A to Annex B of the Company’s Definitive Proxy Statement on Form 14A (File No. 001-35192) filed with the Securities and Exchange Commission on February 6, 201)

10.50	Equity Pledge Agreement by and between Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., Pingtan Guansheng Ocean Fishing Co., Ltd., Mr. Zhiyan Lin and Ms. Honghong Zhuo, dated November 26, 2012 (incorporated by reference to Exhibit B to Annex B of the Company’s Definitive Proxy Statement on Form 14A (File No. 001-35192) filed with the Securities and Exchange Commission on February 6, 201)

10.51	Power Of Attorney by and among Ms. Honghong Zhuo , Mr. Zhiyan Lin and Pingtan Guansheng Ocean Fishing Co., Ltd., dated November 26, 2012 (incorporated by reference to Exhibit C to Annex B of the Company’s Definitive Proxy Statement on Form 14A (File No. 001-35192) filed with the Securities and Exchange Commission on February 6, 201)

10.52	Exclusive Call Option Agreement by and between Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., Pingtan Guansheng Ocean Fishing Co., Ltd., Mr. Zhiyan Lin and Ms. Honghong Zhuo, dated November 26, 2012 (incorporated by reference to Exhibit D to Annex B of the Company’s Definitive Proxy Statement on Form 14A (File No. 001-35192) filed with the Securities and Exchange Commission on February 6, 201)

14	Code of Ethics (incorporated by reference to Exhibit 14.1 to China Growth Equity Investment Ltd.’s Registration Statement on Form S-1 (File No. 333-173323, filed with the Securities and Exchange Commission on April 18, 2011)

99.1	Press Release dated February 26, 2013 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K (File No. 001-35192) filed with the Securities and Exchange Commission on March 1, 2013)

* Filed herewith

53

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:   April 1, 2013

Pingtan Marine Enterprise Ltd.

By:	/s/ Xinrong Zhuo
Xinrong Zhuo
Chief Executive Officer

54

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CHINA DREDGING GROUP CO., LTD

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets at December 31, 2012 and 2011	F-2

Consolidated Statements of Income for the Years Ended December 31, 2012, 2011 and 2010	F-3

Consolidated Statements of Comprehensive Income for the Years Ended December 31, 2012, 2011 and 2010	F-4

Consolidated Statements of Changes in Stockholders' Equity for the Years Ended December 31, 2012, 2011 and 2010	F-5

Consolidated Statements of Cash Flows for the Years Ended December 31, 2012, 2011 and 2010	F-6

Notes to the Consolidated Financial Statements	F-7

MERCHANT SUPREME CO., LTD.

Report of Independent Registered Public Accounting Firm	F-45

Consolidated Balance Sheets at December 31, 2012 and 2011	F-46

Consolidated Statements of Income and Comprehensive Income for the Years Ended December 31, 2012 and 2011	F-47

Consolidated Statements of Changes in Shareholders' Equity for the Years Ended December 31, 2012	F-48

Consolidated Statements of Cash Flows for the Years Ended December 31, 2012, and 2011	F-49

Notes to the Consolidated Financial Statements	F-50

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Combined Balance Sheet Data as of December 31, 2012	F-73

Unaudited Pro Forma Condensed Combined Statement of Operations Data or the year ended December 31, 2012	F-74

Notes to Unaudited Pro Forma Condensed Combined Financial Data	F-75

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

We have audited the accompanying consolidated balance sheets of China Dredging Group Co., Ltd. and its Subsidiaries (collectively the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the three years ended December 31, 2012, 2011 and 2010. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of China Dredging Group Co., Ltd. and Subsidiaries as of December 31, 2012 and 2011, the consolidated results of its operations and its consolidated cash flows for the three years ended December 31, 2012, 2011 and 2010 in conformity with accounting principles generally accepted in the United States of America.

UHY VOCATION HK CPA LIMITED

Certified Public Accountants

Hong Kong, the People’s Republic of China,

March 28, 2013

F-1

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN US DOLLARS)

	December 31,
	2012	2011
Assets
Current assets
Cash	$165,062,575	$112,409,544
Accounts receivable	23,446,249	27,020,183
Cost and estimated earnings in excess of billings on contracts in progress	8,133,021	14,008,972
Other receivables	4,189	3,364
Prepaid expenses	-	4,767,072
Inventories	5,029,653	2,048,158
Total current assets	201,675,687	160,257,293

Other assets
Prepaid motor vehicle deposits	4,430	-
Prepaid dredger deposits	23,274,105	23,038,180
Security deposits	25,087,880	48,872,718
Deposit for BT project	66,852,860	-
Dredger, motor vehicle, machinery and equipment, net	44,565,482	51,131,051
Total other assets	159,784,757	123,041,949

Total assets	$361,460,444	$283,299,242

Liabilities and equity
Liabilities
Current liabilities
Accounts payable	$3,690,417	$3,653,008
Advance from a shareholder	560,216	-
Advance from related companies	-	13,664
Derivative liability	1,764,249	8,279,827
Income tax payable	5,333,519	8,295,538
Accrued liabilities and other payables	2,704,350	4,045,227
Total current liabilities and total liabilities	14,052,751	24,287,264

Class A Preferred Shares, no par value; 25,000,000 shares authorized; 10,012,987 shares issued and outstanding (liquidation preference $50,064,935, less $0 discount) as of December 31, 2012 and 2011	50,064,935	50,064,935

Commitments and contingencies

Shareholders' equity
Ordinary shares, no par value; 225,000,000 shares authorized; 52,677,323 shares issued and outstanding as of December 31, 2012 and 2011	-	-
Statutory reserves	15,386,316	15,386,316
Additional paid-in capital	79,185,284	79,185,284
Retained earnings	183,053,524	98,559,096
Accumulated other comprehensive income	19,717,634	15,816,347
Total shareholders' equity	297,342,758	208,947,043

Total liabilities and equity	$361,460,444	$283,299,242

See accompanying notes to the consolidated financial statements

F-2

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(IN US DOLLARS)

	For the Years Ended December 31,
	2012	2011	2010
Contract revenue, including revenue from customers under control of a common parent company of $117,570,035, $137,975,619 and $88,742,161 for the years ended December 31, 2012, 2011 and 2010, respectively	$209,619,489	$226,953,070	$131,405,665

Cost of contract revenue, including depreciation of $7,387,059, $7,160,142 and $5,037,318 for the years ended December 31, 2012, 2011 and 2010, respectively	(97,248,009)	(98,906,986)	(58,723,528)

Gross profit	112,371,480	128,046,084	72,682,137

General and administrative expenses	(8,761,172)	(9,444,718)	(7,159,793)

Income from operations	103,610,308	118,601,366	65,522,344

Other income/(expense):
Interest income	679,236	436,646	123,536
Interest expenses	-	-	(843,995)
Sundry income	-	122,151	89
Gain on obligation under "Make-Good Escrow"	-	14,101,247	-
Gain/(loss) on derivative	6,515,578	(6,762,079)	(11,298)
Total other income/(expense)	7,194,814	7,897,965	(731,668)

Income before income taxes	110,805,122	126,499,331	64,790,676

Income tax expense	(26,310,694)	(30,107,070)	(16,556,396)

Net income	84,494,428	96,392,261	48,234,280

Accretion of discount on Class A Preferred Shares	-	(6,135,012)	(22,293,720)

Net income attributable to ordinary shareholders	$84,494,428	$90,257,249	$25,940,560

Earnings per ordinary share
- Basic	$1.60	$1.71	$0.50
- Diluted	$1.35	$1.54	$0.50

Weighted average number of ordinary shares outstanding
- Basic	52,677,323	52,677,323	52,264,994
- Diluted	62,690,310	62,690,310	52,264,994

See accompanying notes to the consolidated financial statements

F-3

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(IN US DOLLARS)

	For the Years Ended December 31,
	2012	2011	2010

Net income attributable to ordinary shareholders	$84,494,428	$90,257,249	$25,940,560

Other comprehensive income
Foreign currency translation gain	3,901,287	10,913,437	4,220,654
Total comprehensive income	$88,395,715	$101,170,686	$30,161,214

See accompanying notes to the consolidated financial statements

F-4

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010

(IN US DOLLARS)

	Ordinary Shares, with no Par Value						Accumulated other	Total
	Number of		Statutory	Additional	Retained	Subscription	comprehensive	shareholders'
	Shares	Amount	reserves	paid-in capital	earnings	receivable	income	equity

Balance as of January 1, 2010	52,177,323	$-	$4,888,018	$29,002,371	$43,946,972	$(10,982,735)	$682,256	$67,536,882

Shares issued:
October 27, 2010 (reverse merger)	500,000	-	-	-	-	-	-	-

Contribution of dividends from Wonder
Dredging's shareholders generated by Fujian Service through March 31, 2010. Applied first as payment of subscription receivable, netted of the registered capital of Fujian Service of $29,002,371	-	-	-	22,085,016	-	-	-	22,085,016

Contribution of shareholders' loans and net assets into statutory reserves and equity upon acquisition of interest in Wonder Dredging	-	-	-	18,019,636	-	-	-	18,019,636

Capital contributed in Wonder Dredging	-	-	-	878,876	-	-	-	878,876

Subscription receivable	-	-	-	-	-	10,982,735	-	10,982,735

Net income	-	-	-	-	48,234,280	-	-	48,234,280

Transfer to statutory reserves	-	-	5,407,261	-	(5,407,261)	-	-	-

Dividend - contributed back in a non-cash transaction (see above)	-	-	-	-	(51,087,387)	-	-	(51,087,387)

Deemed dividend on Class A Preferred Shares - beneficial conversion feature	-	-	-	9,199,385	-	-	-	9,199,385

Accretion of Class A Preferred Shares discount	-	-	-	-	(22,293,720)	-	-	(22,293,720)

Foreign currency translation gain	-	-	-	-	-	-	4,220,654	4,220,654

Balance as of December 31, 2010	52,677,323	$-	$10,295,279	$79,185,284	$13,392,884	$-	$4,902,910	$107,776,357

Net income	-	-	-	-	96,392,261	-	-	96,392,261

Transfer to statutory reserves	-	-	5,091,037	-	(5,091,037)	-	-	-

Accretion of Class A Preferred Shares discount	-	-	-	-	(6,135,012)	-	-	(6,135,012)

Foreign currency translation gain	-	-	-	-	-	-	10,913,437	10,913,437

Balance as of December 31, 2011	52,677,323	$-	$15,386,316	$79,185,284	$98,559,096	$-	$15,816,347	$208,947,043

Net income	-	-	-	-	84,494,428	-	-	84,494,428

Foreign currency translation gain	-	-	-	-	-	-	3,901,287	3,901,287
Balance as of December 31, 2012	52,677,323	$-	$15,386,316	$79,185,284	$183,053,524	$-	$19,717,634	$297,342,758

See accompanying notes to the consolidated financial statements

F-5

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN US DOLLARS)

	For the Years Ended December 31,
	2012	2011	2010
Cash flows from operating activities:
Net income	$84,494,428	$96,392,261	$48,234,280
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of dredger, machinery and equipment	7,388,553	7,161,602	5,038,074
Gain on obligation under "Make-Good Escrow"	-	(14,101,247)	-
(Gain)/loss on derivative	(6,515,578)	6,762,079	11,298

Changes in operating assets and liabilities:
Accounts receivable	3,808,519	(13,231,643)	(12,536,435)
Cost and estimated earnings in excess of billings on contracts in progress	5,953,569	(12,820,576)	1,418,098
Other receivables	(782)	(2,013)	(905)
Prepaid expenses	4,763,212	(4,653,504)	-
Inventories	(2,928,138)	(1,792,368)	236,039
Accounts payable	-	(1,027,530)	4,380,904
Income tax payable	(3,013,642)	3,150,401	2,656,355
Accrued liabilities and other payables	(1,362,653)	1,313,630	2,319,980
Net cash provided by operating activities	92,587,488	67,151,092	51,757,688

Cash flows from investing activities:
Deposits paid for motor vehicle	(4,382)	-	-
Deposits paid for dredgers	24,019,686	(20,162,854)	(12,194,972)
Changes in security deposits	(85,031)	(25,746,413)	(12,440,092)
Investment in BT project	(66,121,607)	-	-
Purchase of dredger, machinery and equipment	-	(1,902,615)	(329,951)
Advanced to related company	(13,653)	-	-
Net cash used in investing activities	(42,204,987)	(47,811,882)	(24,965,015)

Cash flows from financing activities:
Repayment of term loans	-	-	(21,818,236)
Proceeds from term loans	-	-	11,389,859
Proceeds from share issue	-	-	46,443,286
Capital contribution from capital issue toWonder Dredging	-	-	878,876
Advance from related companies	-	12,408	888
Advance from a shareholder	560,216	-	-
Net cash provided by financing activities	560,216	12,408	36,894,673

Net increase in cash	50,942,717	19,351,618	63,687,346

Effect of exchange rate	1,710,314	4,525,454	1,501,657

Cash at the beginning of the year	112,409,544	88,532,472	23,343,469
Cash at the end of the year	$165,062,575	$112,409,544	$88,532,472

Supplemental disclosures of cash flow information:
Cash paid:
Income tax paid	$29,324,336	$26,956,670	$13,900,042
Interest paid	$-	$-	$871,794

Supplemental disclosures of non-cash transactions:
Accretion of discount on Class A Preferred Shares	$-	$6,135,012	$22,293,720

Transfer of deposits paid for dredgers to dredger,
machinery and equipment	$-	$12,786,799	$-

See accompanying notes to the consolidated financial statements.

F-6

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

1.	DESCRIPTION OF BUSINESS AND ORGANIZATION

On April 14, 2010, China Dredging Group Co., Ltd (“the Company”) was incorporated in the British Virgin Islands (“BVI”) as a limited liability company by the three shareholders, Mars Harvest Co., Ltd. (“Mars”), Venus Seed Co., Ltd. (“Venus”) and Saturn Glory Co., Ltd. (“Saturn”)(together, the “Shareholders”), by subscribing to 104,355 ordinary shares (after giving effect of the recapitalization as described below). The proportionate ownership percentage of the Company was 90%, 5% and 5% held by Mars, Venus and Saturn, respectively. The principal activity of the Company is to hold its interests in its subsidiaries. The Company, together with its wholly owned subsidiaries and variable interest entities (“VIEs”), of which one of the Company’s subsidiaries is the primary beneficiary, (collectively referred as the “Group”) is engaged in performing dredging services, specifically capital dredging, maintenance dredging and reclamation dredging throughout mainland China. The Group provides its services directly to its customers in the People’s Republic of China (“PRC”).

During October through December, 2010, the Company completed multiple closings of a private placement of 10,012,987 shares of its Class A Preferred Shares (no par value) for gross proceeds of $50.06 million. Under the terms of the Securities Purchase Agreement, up to a total of 15,000,000 Class A Preferred Shares may be sold by the Company (the ‘‘Offering’’). Net proceeds to the Company of the Offering, after deducting offering expenses of $3.62 million were $46.44 million. For these proceeds, the investors also received the right to up to 15,000,000 additional shares from the Company’s principal shareholder if the Company fails to meet certain net income thresholds. See Note 12 for a description of the rights and privileges of the Class A Preferred Shares.

The Company’s subsidiaries are comprised of China Dredging (HK) Company Limited (“China Dredging HK”), a wholly owned subsidiary of the Company (formed on April 26, 2010), Fujian WangGang Dredging Construction Co., Ltd (“Fujian WangGang”) (formed on June 12, 2010), a wholly foreign-owned enterprise of China Dredging HK, and a 50% controlling interest on Fujian Xing Gang Port Service Co., Ltd (“Fujian Service”), an operating company incorporated and operating in PRC. Fujian WangGang acquired a 50% direct ownership interest in Fujian Service on June 29, 2010 whereas the remaining 50% interest in Fujian Service is owned by Wonder Dredging Engineering Limited Liability Company (“Wonder Dredging”). Wonder Dredging was formed on May 10, 2010 by the same owners of Fujian Service at that time. Through various agreements (collectively the “VIE Agreements”), Fujian WangGang has obtained irrevocable management control over both Wonder Dredging and Fujian Service. Through these agreements Fujian WangGang 1) receives substantially all of the economic benefits of Fujian Service’s ongoing operations, 2) has the right to purchase the other 50% interest in Fujian Service from Wonder Dredging for consideration which is equivalent to the net asset value of the latest quarterly report of Fujian Service with the consideration then contributed back to Fujian Service and 3) has the right to receive all other assets of Wonder Dredging with consideration which is equivalent to the net asset value of the latest quarterly report of Fujian Service.

According to the “Ordinance of Ship Registration of People’s Republic of China’’ and other relevant regulations, the maximum shareholding by foreign sources of capital in an entity operating in the PRC cannot exceed 50%. Also no operating entity’s vessels are entitled to be registered as Chinese ships if foreign-owners hold more that 50% of the equity interest in the operating entity. The Company’s management believes the corporate structure now in effect and set forth above permits Fujian Service to operate in the PRC and conduct its dredging contracts operations in compliance with PRC law.

F-7

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

1.	DESCRIPTION OF BUSINESS AND ORGANIZATION (…/Cont’d)

The acquisition of Wonder Dredging and Fujian Service as VIE subsidiaries on June 29, 2010 was deemed to be a combination of entities under common control. Consequently, these financial statements have been prepared as if the entities in the Group had always been consolidated. The financial statements are principally those of Fujian Service with the other Group members included from their various dates of incorporation in 2010. The financial statements reflect the capital structure adopted the Company.

Details of the Company’s subsidiaries and VIEs which are included in these consolidated financial statements as at December 31, 2012 are as follows:

Name of subsidiary	Place and date of incorporation	Percentage of ownership by the Company	Principal activities

China Dredging (HK) Company Limited	Hong Kong April 26, 2010	100%	Intermediate holding company

Master Gold Corporation	Hong Kong	100%	Intermediate holding company
Limited	June 1, 2012

Fujian WangGang Dredging	Fuzhou, Fujian, PRC	100% (indirect)	Intermediate holding company
Construction Co., Ltd	August 18, 2010

Wonder Dredging Engineering Limited Liability Company	Fuzhou, Fujian, PRC May 10, 2010	VIE controlled by the Company	Intermediate holding company

Fujian Xing Gang Port Service Co., Ltd	Fuzhou, Fujian, PRC January 8, 2008	100% (50% direct and 50% as VIE)	Engages in capital dredging, maintenance dredging and reclamation dredging projects

PingTan ZhuoYing Dredging Engineering Construction Co., Ltd	Pingtan, Fujian, PRC September 26, 2012	100% (indirect)	Intermediate holding company

PingTan XingYi Port Service Co., Ltd	Pingtan, Fujian, PRC August 6, 2012	VIE controlled by the Company	Harbor de-silting and channel dredging.

Management determined that the VIE Agreements constituted a combination of entities under common control, because the Company’s Chief Executive Officer, Mr. Xinrong Zhuo, controlled China Dredging and its subsidiary Fujian WangGang, as the 90% owner of the Company when the Company incepted, and then diluted to 88.27% after new shareholders acquired the Company’s ordinary shares in May 2010, and also had the right to make all executive and management decisions for Wonder Dredging and its subsidiary Fujian Service through an agreement with the legal owners, his brother-in-law and father, that predated the formation of Fujian Service. Under the agreement, Mr. Qing Lin and Mr. Panxing Zhuo, who hold 100% equity interests in Wonder Dredging collectively and own 50% equity interests in Fujian Service indirectly, hold those interests as representatives of the family.

F-8

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

1.	DESCRIPTION OF BUSINESS AND ORGANIZATION (…/Cont’d)

The VIE Agreements result in the risk that the Company’s control over Wonder Dredging and Fujian Service may not be as effective in providing operational control as direct or indirect ownership.

Since applicable PRC laws, rules and regulations restrict foreign ownership in the enterprises which own the ships allowed to operate within PRC waters, the Company and its wholly owned subsidiaries only directly own 50% of the equity interest in Fujian Service, the Group’s operating company, and entered into the VIE agreements with Wonder Dredging, which is a PRC domestic company and legal owner of the other 50% equity interest in Fujian Service, and all the shareholders of Wonder Dredging. Fujian Service holds the licenses and approvals pertaining to the operation of the Group’s dredging business. The Group conducts its dredging business and derives related revenues through the direct ownership and through the VIE Agreements. As the Company and its wholly owned subsidiaries do not have a controlling ownership interest in Fujian Service, the VIE Agreements including the voting proxies granted to Fujian WangGang, may not be as effective in providing the Group with control over these companies as 100% direct or indirect ownership. If the Company were the controlling shareholder of Fujian Service with direct or indirect ownership, the Company would be able to exercise its rights as shareholder to effect changes in the board of directors more effectively, which in turn could affect changes, subject to any applicable fiduciary obligations, at the management level.

In conjunction with the effectiveness of the VIE Agreements, Wonder Dredging and its shareholders became obligated to contribute to the capital of Fujian WangGang a dividend receivable from Fujian Service together with all retained earnings of Fujian Service of which Wonder Dredging is the beneficiary under the purchase agreement with Mr. Lin and Mr. Zhuo.

At the close of business on June 30, 2010, various agreements became effective under which Fujian WangGang irrevocably obtained; 1) management control over all of the business and activities of Fujian Service and Wonder Dredging, 2) a direct right to receive substantially all of the economic benefits of Fujian Service, and 3) the right to acquire 50% equity interest in Fujian Service owned by Wonder Dredging.

However, pursuant to the VIE Agreements, if Fujian Service, Wonder Dredging or the shareholders of Wonder Dredging fail to perform their obligations under these contractual arrangements, the Group may be forced to (i) incur substantial costs and resources to enforce such arrangements, including the voting proxies, and (ii) rely on legal remedies available under PRC law, including exercising Fujian WangGang’s call option right over the equity interests in Fujian Service, seeking specific performance or injunctive relief, and claiming monetary damages. In the event that the Group is unable to enforce these contractual arrangements, or if the Group suffers significant time delays or other obstacles in the process of enforcing these contractual arrangements, the Group’s business, financial condition and results of operations could be materially and adversely affected.

F-9

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation

The accompanying audited consolidated financial statements and related notes have been prepared in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP).

The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries and variable interest entities (“VIE”) in which the Company is the primary beneficiary. All significant intercompany balances and transactions have been eliminated. The consolidated financial statements of the Company have been prepared as if the existing corporate structure had been in existence throughout the periods presented and as if the reorganization had occurred as of the beginning of the earliest period presented.

(b)	Variable interest entity

The following table shows the assets and liabilities of the Company's VIEs, Wonder Dredging and Fujian Service, after eliminating the intercompany balances as of December 31, 2012 and 2011:

	December 31,
	2012		2011
	Wonder Dredging	Fujian Service	Wonder Dredging	Fujian Service
ASSETS
Cash	$7,232	$164,323,611	$957,786	$110,535,418
Accounts receivable	-	23,446,249	-	27,020,183
Cost and estimated earnings in excess of billings on contracts in progress	-	8,133,021	-	14,008,972
Other current assets	-	5,032,521	-	6,817,900
Dredger, motor vehicle, machinery and equipment, net	-	44,479,511	-	51,131,051
Prepaid dredger deposits	-	2,407,666	-	2,383,260
Security deposits	-	25,087,880	-	48,872,718
	$7,232	$272,910,459	$957,786	$260,769,502
LIABILITIES
Accounts payable	$-	$3,690,417	$-	$3,653,008
Income tax payable	-	5,333,519	-	8,295,538
Accrued liabilities and other payables	-	2,257,638	33	3,608,513
	$-	$11,281,574	$33	$15,557,059

The creditors of Wonder Dredging and Fujian Service do not have recourse against the general creditors of its primary beneficiary or other Group members.

F-10

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (…/Cont’d)

(b)	Variable interest entity (…/Cont’d)

The following table shows the contract revenue, cost of contract revenue, and net income/(loss) of Wonder Dredging and Fujian Service after eliminating the intercompany balances for the years ended December 31, 2012, 2011 and 2010. This was the only period during the years ended December 31, 2012, 2011 and 2010 for which the results of Wonder Dredging and Fujian Service were included in the consolidated Group.

	For the Years Ended December 31,
	2012		2011		2010
	Wonder Dredging	Fujian Service	Wonder Dredging	Fujian Service	Wonder Dredging	Fujian Service

Contract revenue	$-	$209,619,489	$-	$226,953,070	$-	$131,405,665

Cost of contract revenue	$-	$(97,248,009)	$-	$(98,906,986)	$-	$(58,723,528)

Net (loss)/income attributable to the Company	$(3,819)	$78,826,682	$(2,128)	$90,219,028	$(5,155)	$49,678,234

The following table shows the condensed cash flow activities of Wonder Dredging and Fujian Service for the years ended December 31, 2012, 2011 ad 2010:

	For the Years Ended December 31,
	2012		2011		2010
	Wonder Dredging	Fujian Service	Wonder Dredging	Fujian Service	Wonder Dredging	Fujian Service

Net cash (used in)/provided by operating activities	$(3,852)	$93,584,695	$(8,146)	$68,226,864	$396	$52,999,859
Net cash (used in)/provided by investing activities	(952,532)	24,019,686	-	(27,649,028)	878,876	(30,305,428)
Net cash provided by/(used in) financing activities	6,528	(65,470,748)	-	5,390,151	-	13,174,083
Net (decrease)/increase in cash	(949,856)	52,133,633	(8,146)	45,967,987	879,272	35,868,514
Effect of exchange rate	(698)	1,654,560	56,579	4,012,020	30,081	1,343,428
Cash at the beginning of the year	957,786	110,535,418	909,353	60,555,411	-	23,343,469
Cash at the end of the year	$7,232	$164,323,611	$957,786	$110,535,418	$909,353	$60,555,411

F-11

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (…/Cont’d)

(c)	Use of estimates

The Company’s consolidated financial statements have been prepared in accordance with U.S. GAAP which requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the years. Significant items subject to such estimates and assumptions include the recoverability of the carrying amount and the estimated useful lives of long-lived assets; valuation allowances for receivables, percentage of completion of contracts and realizable values for inventories. Accordingly, actual results could differ from those estimates.

(d)	Foreign currency translation

The Company uses United States dollars (“U.S. Dollar” or “US$” or “$”) for financial reporting purposes. The subsidiaries within the Group maintain their books and records in their respective functional currency, Chinese Renminbi (“RMB”) and Hong Kong dollars (“HKD”), being the lawful currency in the PRC and Hong Kong, respectively. Assets and liabilities of foreign subsidiaries are translated at the rate of exchange in effect on the balance sheet date; income and expenses are translated at the average rate of exchange prevailing during the period. The related transaction adjustments are reflected in “Accumulated other comprehensive income’’ in the equity section of the Company’s consolidated balance sheet. A summary of exchange rate is as follows:

	2012	2011	2010

Balance sheet items, except for equity accounts	RMB6.2301=$1	RMB6.2939=$1	RMB6.600=$1
	HKD7.7507=$1	HKD7.7663=$1	HKD7.7810=$1

Items in statements of income and cash flows	RMB6.2990=$1	RMB6.4475=$1	RMB6.7604=$1
	HKD7.7556=$1	HKD7.7793=$1	HKD7.7700=$1

(e)	Cash

Cash consists of cash on hand and at banks.

(f)	Accounts receivable

Accounts receivable represent billed under the terms of contracts with customers. There is no amount related to retainage. The Group anticipates collection of all the outstanding balances within 7 to 180 days after completion reports of the contracts are issued. The allowance for doubtful accounts is the Group’s best estimate of the amount of probable credit losses in the Group’s existing receivable. The Group provides an allowance for estimated uncollectible receivables when events or conditions indicate that amounts outstanding are not recoverable. Outstanding account balances are reviewed individually for collectability. Based on the Group’s assessment of collectability, there has been no allowance for doubtful accounts recognized for the years ended December 31, 2012, 2011 and 2010.

F-12

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (…/Cont’d)

(g)	Revenue recognition and cost and estimated earnings in excess of billings on contracts in progress

The Company recognizes contract revenues under the percentage-of-completion method to determine the appropriate amount to be recognized in a given period. Depending on the nature of contracts, the stage of completion is measured by reference to (a) the proportion of contract costs incurred for work performed to date to estimated total contract costs; (b) the amount of work certified by a site engineer; or (c) the completion of a physical proportion of the contract work. The difference between amounts billed and recognized as revenue is reflected in the balance sheet as either contract revenues in excess of billings or billings in excess of contract revenues. Provisions for estimated losses on contracts in progress are made in the period in which they are identified. In the event that contract revenue cannot be estimated reliably, contract revenue is recognized only to the extent of contract costs incurred that are likely to be recoverable.

Cost and estimated earnings in excess of billings represent amounts of revenue earned under contracts in progress but not billed at the balance sheet date. These amounts become billable according to the contract terms, which usually consider passage of time, and/or completion of the project.

(h)	Dredger, motor vehicle, machinery and equipment

Dredger, motor vehicle, machinery and equipment are recorded at cost less accumulated depreciation. Expenditures for major additions and betterments are capitalized. Depreciation of dredger, machinery and equipment is computed by the straight-line method over the assets estimated useful lives ranging from five to ten years.

Upon sale or retirement of dredger, motor vehicle, machinery and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

The estimated useful lives of the assets are as follows:

Estimated lives
Dredger	7.5-10
Motor vehicle	4
Machinery	5
Office equipment	5

Expenditures for repairs and maintenance, which do not extend the useful life of the assets, are expensed as incurred.

(i)	Impairment of long-lived assets

Based on the Group’s assessment, no triggering events for the testing of long-lived assets for impairment were identified as of December 31, 2012 and 2011.

F-13

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (…/Cont’d)

(j)	Fair value measurements

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update “ASU 2010-06” “Fair Value Measurements and Disclosures”. The new guidance clarifies two existing disclosure requirements and requires two new disclosures as follows: (1) a “gross” presentation of activities (purchases, sales, and settlements) within the Level 3 rollforward reconciliation, which will replace the “net” presentation format; and (2) detailed disclosures about the transfers in and out of Level 1 and 2 measurements. This guidance is effective for the first interim or annual reporting period beginning after December 15, 2009, except for the gross presentation of the Level 3 rollforward information, which is required for annual reporting periods beginning after December 15, 2010, and for interim reporting periods thereafter. The Company adopted the amended fair value disclosures guidance on January 1, 2011.

The Group's financial instruments consist principally of cash, accounts receivables, cost and estimated earnings in excess of billings on contracts in progress, accounts payable and accrued liabilities. None of which are held for trading purposes. Pursuant to Accounting Standards Codification (“ASC 820”), the fair value of the Group's cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Group believes that the carrying amounts of the Group's financial instruments, other than derivative liability, approximate their current fair values because of their nature and respective maturity dates or durations. Derivative liability, as described in Note 2(p) below, is carried at the estimated fair value at the balance sheet date using Level 3 inputs.

(k)	Income taxes

The Group recognizes interest and penalties related to income tax matters as income tax expense. For years ended December 31, 2012, 2011 and 2010, there was no penalty or interest recognized as income tax expenses.

(l)	Commitments and contingencies

In the normal course of business, the Group is subject to contingencies, including legal proceedings and environmental claims arising out of the normal course of businesses that relate to a wide range of matters, including among others, contracts breach liability. The Group records accruals for such contingencies based upon the assessment of the probability of occurrence and, where determinable, an estimate of the liability. Management may consider many factors in making these assessments including past history, scientific evidence and the specifics of each matter.

The Group’s management has evaluated all such proceedings and claims that existed as of December 31, 2012 and 2011. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Group’s financial position, liquidity or results of operations.

F-14

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (…/Cont’d)

(m)	Economic and political risks

The Group’s operations are conducted in the PRC. Accordingly, the Group’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Group’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Group’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances aboard, and rates and methods of taxation, among other things.

(n)	Pension and employee benefits

Full time employees of the Group participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. PRC labor regulations require the Group to accrue for these benefits based on certain percentages of the employees’ salaries. Cost for pension and employee benefits of the Group was $96,551, $78,888 and $39,888 for the years ended December 31, 2012, 2011 and 2010, respectively.

(o)	Segment information

ASC 280 “Segment reporting” establishes standards for reporting information on operating segments in interim and annual financial statements. The Group has only one segment, all of the Group’s operations and customers are in the PRC and all income is derived from the services of dredging. Accordingly, no line of business or geographic information is presented.

(p)	Derivative liability

As discussed in Note 12, under the original terms of the Preferred Shares the holders of the Preferred Shares had the right to receive 20% of the $5.00 purchase price on the second anniversary of issuance if not yet converted. Substantially, this was the right to $1.00 per share if the Company failed to have the ordinary shares underlying the preferred both successfully registered with the SEC and listed on a suitable exchange by October 2012. The Company had determined that this contingent right of the holders of the preferred shares is an embedded derivative financial instrument which must, for financial reporting purposes, be separated from the host instrument (i.e. from the Preferred Shares) and treated as a separate instrument. Proceeds of the private placement conducted in the fourth quarter 2010 (the “2010 Private Placement”) were allocated to the derivative liability in an amount equal to its estimated fair value. Prospectively, the derivative liability was adjusted to its estimated fair value at each balance sheet date with changes in its fair value recorded in the Company’s statements of income.

F-15

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (…/Cont’d)

(p)	Derivative liability (…/Cont’d)

The Company had estimated the value of the embedded derivative based on the $10,012,987 proceeds that would be paid, discounted at an interest rate of 9% and multiplied by 18%, representing the probability, viewed from the time of the 2010 Private Placement, that the underlying ordinary shares would not be registered and listed. The Company believes the 9% interest rate, which is consistent with then-effective high-yield rates in U.S. markets, is appropriate for debt in such amount at the parent-company level that is unsecured, illiquid and structurally subordinated to creditor claims at the operating companies (the locus of substantially all of the Company’s assets). The probability of the Company not being registered and listed by October 2012 was estimated to be the same as the actual percentage of all public Form F-1 filers in 2009 and 2010 failing to achieve effectiveness of their registration statements. However, the Company’s actual probability of success could differ from that of companies who filed such registration statements during the reference period, or an actual market participant could take a different view. The Company believed that, in its case, based on circumstances in the fourth quarter 2010, if its registration statement were to become effective, all other requirements to achieve a national exchange listing would be satisfied or within its control, which would is sufficient to extinguish the embedded derivative. While listing requirements relating to market capitalization are not directly in the Company’s control, the Company believed it should have sufficient market capitalization based on its cash alone to meet requisite listing standards.

As of December 31, 2011, the Company estimated the fair value of the derivative using a revised estimated probability of 90% of not meeting the listing requirements, or as a permitted alternative, conducting a sufficiently large public offering. The revised estimate was based on new restrictions placed by significant exchanges on the listing of “reverse merger” companies. They include a requirement that a stock trade in an alternative market for a “seasoning” period, unless a sufficiently large public offering is conducted. There are no data upon which to base and estimate on the likelihood of fulfilling the new requirements and determine the odds of a successful offering in the time frame. The Company, in consultation with its investment banking advisors, decided to use 90% as the probability of being unable to avoid the obligation to make the payments as of December 31, 2011. Also, the discount rate used was decreased to 8.5% reflecting closer maturity date of the potential obligation.

Also as discussed in Note 12, during the fourth quarter of 2012 the Company failed to meet the requirements to avoid triggering the liability under the terms of the Preferred Shares. The Preferred Shareholders agreed to a change in the terms of the derivative rather than demand payment of the $1.00 per share. Under the revised terms, the holders of the Preferred Shares would be entitled to demand the $1.00 per share payment if the Company did not meet its listing requirements by December 31, 2013. Furthermore, if the amount due under this provision is due and remains unpaid, for example if the shareholders do not request it, at the time of Automatic Conversion, the holders may, at the sole discretion of the holders, apply any and all such payments due to purchase additional Ordinary Shares at a purchase price of $5.00 per share. The terms of the Preferred Shares were also changed such that Automatic Conversion would also occur if the Company’s shares were listed on the Hong Kong Stock Exchange (“HKSE”).

F-16

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (…/Cont’d)

(p)	Derivative liability (…/Cont’d)

As of December 31, 2012, the Company estimated the fair value of the revised derivative using an estimated probability of 10% of not meeting the listing requirements or, as a permitted alternative, conducting a sufficiently large public offering. The reason for such a low estimated probability was that at the time, the Company had entered into a definitive merger agreement, under which the Company’s Ordinary Shares, including those into which the Preferred Shares would convert, would be exchanged for shares in a Company listed on the NASDAQ capital market, thus causing Automatic Conversion. This actually occurred in February, 2013. The Company believes that market participants would, as of December 31, 2012, have viewed the likelihood of the merger transaction being finalized as very high. The Company also believes that market participants would have also believed that if the merger transaction did not actualize, the Company would have good prospects for listing on the HKSE or complete a different merger transaction before December 31, 2013.

The 10% probability was applied to estimated values for two separate elements of the derivative. First was the present value of the $1.00 per share required payment at December 31, 2013, if Automatic Conversion were to not occur. The $10,012,987 that would be due was discounted at 9% per annum, compounded monthly, resulting in a present value of $9,154,255. That amount was added to an estimate of the fair value of the option feature under which the holder of the preferred would, if not paid by the Company, effectively have the option to acquire ordinary shares for $5.00 per share.

The Company estimated the fair value of the option feature to be $8,488,236. When added to the $9,154,255 estimated present value of the cash payment, the total value was $17,642,491. Applying to this amount, the 10% estimated probability of the payments under the derivative being triggered; the derivative liability was recorded as $1,764,249.

The Company based the value of the option feature by estimating the value of a two-year option using the Black-Scholes formula. Black-Scholes calculation used an estimated $8.97 value of the Company’s ordinary share, the $5.00 exercise price, a volatility of 38.06%, risk free interest rate of 0.25% and an assumption that were no expected dividends. The $8.97 estimate of value assumes that the shares will not be listed. This is the appropriate assumption for estimating the share’s value as a component of the derivative as the holders of the derivative only receive the option if the shares to not become listed.

F-17

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (…/Cont’d)

(p)	Derivative liability (…/Cont’d)

The Company calculated the $8.97 estimated fair value of its ordinary shares (under the hypothetical assumption that they will not be listed) at December 31, 2012 by applying to its earnings for the 12 months ended September 30, 2012, the price-earnings ratio equal to the average price-earnings ratio of the only two other public companies it could identify in the dredging industry, the peer companies, after making the adjustments described below. For one of the peer companies, earnings the 12 months ended September 30, 2012 was compared to the December 31, 2012 share price. For the other, the earnings of that period were not meaningful (the resulting price-earnings ratio was over 50) and a published analyst estimate of forward price earnings ratio was used. The peer companies, whose price-earnings ratios averaged 12.5, are domiciled in developed countries, specifically the Netherlands and the United States, no single shareholder or group controls the peer companies and their shares are liquid and actively traded. To adjust the price-earnings ratio for the peer companies for differences in the Company’s circumstances, the Company applied a 65% discount encompassing several factors. This discount is to reflect 1) the market discount applicable to Chinese companies of scale consistent with that of the Company, 2) the lack of marketability of the Company shares compared to public companies generally, and 3) the lack of control of the Company as compared with public companies generally. The lack of marketability was based on the fact that there was no ready market for the shares and would likely not be when the holder obtains the right to the option. The size of the discount needed for lack of marketability was limited by the fact that the Company was a public company through its reverse merger with Chardan Acquisition Corp. and had plans and a clear intention to register its shares and list on an exchange. The control element of the discount was necessary because a majority of the Company’s voting shares are controlled by Mr. Xinrong Zhuo.

The 38.06% volatility used in the Black-Scholes calculations is the average two-year volatility of the peer companies as of December 31, 2012.

The use of the 10% figure for the chance of Automatic Conversion not occurring is highly judgmental on the part of management. There is no data upon which to base the estimate that market participants would have judged the probability at that level. Also significant judgments were necessary in ascribing a two year time period to the option right. It is reasonably possible that actual market participants would have judged these matters differently and that the amount that the Company would have had to pay to have another party assume the contingent obligation would have differed materially from the amount recorded.

The original embedded derivative is part of the Preferred Shares and was entered into as an inducement to the 2010 Private Placement investors to purchase the Preferred Shares. In its modified form it was negotiated with the holders of the original to induce them to grant an extension of time to secure a listing. It is not used for hedging purposes. The estimate of the embedded derivative’s fair value is based on “Level 3” inputs, meaning unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

F-18

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (…/Cont’d)

(p)	Derivative liability (…/Cont’d)

The embedded derivative is the only instrument held by the Company that is carried at fair value estimated using Level 3 inputs as of December 30, 2012. The changes in the carrying value of the Level 3 instruments during the years ended December 31, 2012 and 2011 were as follows:

	December 31,
	2012	2011

Liability balance brought forward	$8,279,827	$15,618,995
Decrease in liability fair value	(6,515,578)	(7,339,168)
Liability balance carried forward	$1,764,249	$8,279,827

Quantitative information about level 3 fair value measurements:

	Fair Value at			Range
	December 31,	Valuation	Unobservable	(Weighted
	2012	Techniques	Input	Average)

Embedded derivative	$1,764,249	Value of two components. 1) Cash payment and 2) option rights limited by the Company’s counter option. All multiplied by the probability that the payment will be triggered by the Company’s failure to secure a suitable listing	Discount rate for cash payment	9.00%
			Probability that Company’s shares will not be listed by December 31, 2012	10.00%

			Value of ordinary share if not listed	$8.97

			Volatility of share price	38.06%

			Estimated term of option right	2 years

The significant unobservable inputs used in the fair value measurement of the embedded derivative are discount rates, the probability that the Company will not achieve an appropriate listing for its shares by December 31, 2013, the value of the Company’s ordinary shares and the volatility in the value of the Company’s ordinary shares.

An increase (decrease) in the discount rate in isolation would result in a lower (higher) fair value measurement.

F-19

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (…/Cont’d0

(p)	Derivative liability (…/Cont’d)

Increases (decreases) in the probability that the Company will not achieve an appropriate listing for its shares by December 31, 2013 and the value of the Company’s ordinary shares would result in a higher (lower) fair value measurement.

Increases (decreases) in the volatility in the value of the Company’s ordinary shares and the estimated term of the implied option would result in a higher (lower) fair value measurement although the value is much less sensitive to changes in these inputs than the probability of listing or the value of the Company’s ordinary shares.

(q)	Gain on obligation under “Make-Good Escrow”

On October 29, 2010, the Company’s controlling shareholder, a company controlled by Mr. Xinrong Zhuo, the Company’s Chairman of the Board of Directors and Chief Executive Officer, placed into escrow 15,000,000 of the Company’s ordinary shares (the “Make-Good Escrow”), pursuant to a securities escrow agreement, for the purpose of providing protection to the investors in the private placement conducted in the fourth quarter 2010 (“2010 Private Placement”) in the event the Company does not achieve certain net income thresholds for the years ended 2010 and 2011.The pro-rata right to receive shares issuable pursuant to the Make-Good Escrow is based upon the initial Preferred Shares issued to investors. Shares not distributed from the Make-Good Escrow will be returned to the shareholder that contributed them. The Adjusted Net Income targets for the 2010 and 2011 fiscal years are $48.1 million and $87.0 million, respectively. Adjusted Net Income is Net Income is net income excluding certain expenses including “any non-cash charges incurred as a result of the Financing Transaction, including without limitation, as a result of the issuance and/or conversion of the Preferred Shares, or as a result of the issuance of warrants to any placement agent and its designees in connection with another financing transaction,” As the target is only set for 2010 and 2011, there was no such gain recorded in 2012.

For the years ended December 31, 2011 and 2010, Adjusted Net Income was determined as follows:

	For the Years Ended December 31,
	2011	2010
Net Income	$96,392,261	$48,234,280
Add: Loss on derivative	6,762,079	11,298
Less: Gain on obligation under Make-Good Escrow	(14,101,247)	-
Adjusted Net Income	$89,053,093	$48,245,578

As of December 31, 2011, the Company achieved sufficient Actual EPS that the shareholder was entitled to have all shares released from escrow and the obligation under the Make-Good Escrow was cancelled. As a result the liability was reduced to zero and no expense or gain is to be recognized in 2012 or subsequent years.

F-20

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (…/Cont’d)

(r)	Shares and Additional Paid-in Capital

The Company’s shares have no par value. BVI law permits the Board of Directors to pay dividends if 1) in its judgment doing so is in the best interest of the Company and 2) if the Company would remain solvent as defined under BVI law. The Company records the net amounts received for the issuance of Preferred Shares, to the extent allocable to the Preferred Shares under U.S. GAAP, in the Preferred Share account so that it properly reflects the discount from shares’ liquidation preference. The Company further adds any amounts that are required under U.S. GAAP for accretion of the discount or other reasons. In the case of the Preferred Share issued in the 2010 Private Placement, this required $21,626,203 to be initially recorded as Preferred Share and the balance is at its full redemption value of $50,064,935 as of December 31, 2012 and 2011. Other capital contributions, irrespective of whether they are for the issuance of share, are recorded in the additional paid-in capital account. The balance sheet account for no par ordinary shares is kept at zero.

As of December 31, 2012 and 2011, the balance of the additional paid-in capital was $79,185,284.

(s)	Earnings per ordinary share

Earnings per ordinary share (basic and diluted) is based on the net income attributable to ordinary shareholders divided by the weighted average number of ordinary shares outstanding during each period. Ordinary share equivalents are not included in the calculation of diluted earnings per ordinary share if their effect would be anti-dilutive. As of December 31, 2012, the weighted average outstanding ordinary share equivalents outstanding totaled 10,012,987 consisting of Class A Preferred Shares, all Class A Preferred Shares were used in the calculation of diluted earnings per ordinary share.

F-21

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

3.	CASH

Cash is classified by geographical areas is set out as follows:

	December 31,
	2012	2011
Hong Kong	$105,530	$454,971
The PRC	164,957,045	111,954,573
	$165,062,575	$112,409,544
Maximum exposure to credit risk	$165,062,575	$112,409,544

Cash is denominated in the following currencies:

	December 31,
	2012	2011
USD	$506,986	$757,836
RMB	164,399,529	111,629,193
HKD	156,060	22,515
	$165,062,575	$112,409,544

In the PRC and Hong Kong, there are currently no rules or regulations mandating obligatory insurance of bank accounts. Management believes these financial institutions are of high credit quality.

Renminbi is not a freely convertible currency and the remittance of funds out of the PRC is subject to the exchange restrictions imposed by the PRC government.

F-22

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

4.	ACCOUNTS RECEIVABLE

As of December 31, 2012 and 2011, the balance of accounts receivable was $23,446,249 and $27,020,183, respectively, is set out as follows:

December 31, 2012

Name of contract	Estimated contract value	Total revenue recognized in 2012	Amount received in 2012	Accounts receivable	Status of contract (Completion %)

1. Yingkou Steel Harbour Reclamation II [1]	$8,915,701	$-	$3,268,594	$-	100%

2. Yingkou Steel Harbour Reclamation III [2]	7,615,495	5,069,630	7,604,167	-	100%

3. Yingkou Steel Harbour Reclamation IV	7,429,751	7,495,723	7,495,723	-	100%

4. Yingkou Steel Harbour Reclamation V	5,200,826	5,205,848	5,205,848	-	100%

5. Yingkou Steel Harbour Reclamation VI	15,788,220	15,856,578	9,973,071	5,883,507	100%

6. Yingkou Steel Harbour Reclamation VII	3,529,132	3,572,011	2,229,963	1,342,048	100%

7. Yingkou Steel Harbour Reclamation VIII	3,250,516	3,273,851	2,053,510	2,053,510	100%

8. Panjin Vessels Ship Maintenance Area Reclamation I	3,714,875	3,719,503	3,719,503	-	100%

9. Panjin Vessels Ship Maintenance Area Reclamation II	3,714,875	3,732,258	3,732,258	-	100%

10. Panjin Vessels Ship Maintenance Area Reclamation III	5,386,569	5,390,012	3,874,553	1,515,459	100%

11. Panjin Vessels Ship Maintenance Area Reclamation IV	4,272,107	4,365,221	2,353,814	1,829,407	100%

12. Guangdong Shantao Huaneng Haimen Pier Maintenance I	2,196,539	2,198,712	1,823,744	374,968	100%

13. Tangshan Caofeidian Port-Harbour Dredging & Reclamation XV [1]	4,408,319	-	1,911,643	-	100%

14. Tangshan Caofeidian Port-Harbour Dredging & Reclamation XVI [1]	5,694,078	-	2,812,393	-	100%

15. Tangshan Caofeidian Port-Harbour Dredging & Reclamation XVII	3,673,599	3,698,948	3,698,948	-	100%

16. Tangshan Caofeidian Port-Harbour Dredging & Reclamation XVIII	1,836,799	1,838,535	1,838,535	-	100%

17. Tangshan Caofeidian Port-Harbour Dredging & Reclamation XX	5,326,719	5,328,890	5,328,890	-	100%

F-23

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

4.	ACCOUNTS RECEIVABLE (…/Cont’d)

December 31, 2012

Name of contract	Estimated contract value	Total revenue recognized in 2012	Amount received in 2012	Accounts receivable	Status of contract (Completion %)

18. Shandong Rizhaogang Lanshan Harbour Dredging I [1]	4,058,422	-	1,775,185	-	100%

19. Shandong Rizhaogang Lanshan Harbour Dredging II [1]	5,534,212	-	2,757,422	-	100%

20. Shandong Rizhaogang Lanshan Harbour Dredging III	2,582,632	2,625,523	2,625,523	-	100%

21. Shandong Rizhaogang Lanshan Harbour Dredging IV	2,582,632	2,595,933	2,595,933	-	100%

22. Shandong Rizhaogang Lanshan Harbour Dredging V	5,349,738	5,362,768	5,362,768	-	100%

23. Fujian Fuzhou Jiangyingang Dredging [5]	456,834	392,103	392,103	-	100%

24. Fujian Fuzhou Jiangyingang Dredging [5]	456,834	389,218	389,218	-	100%

25. Tangshan Caofeidian Port-Harbour Dredging & Reclamation XIV [2,3]	22,479,759	5,592,770	22,094,273	-	100%

26. Tangshan Caofeidian Port-Harbour Dredging & Reclamation XIV [2,3]	18,733,132	4,702,298	18,453,551	-	100%

27. Tangshan Caofeidian Port-Harbour Dredging & Reclamation XIV [2,3]	22,479,759	5,681,008	22,182,511	-	100%

28. Tangshan Caofeidian Port-Harbour Dredging & Reclamation IXX [4]	3,184,632	3,289,861	3,289,861	-	100%

29. Tangshan Caofeidian Port-Harbour Dredging & Reclamation IXX [4]	3,746,626	3,747,769	3,747,769	-	100%

30. Tangshan Caofeidian Port-Harbour Dredging & Reclamation XXI	3,184,632	3,264,032	3,264,032	-	100%

31. Qinzhou Port Channel Dredging XII [1]	5,816,796	-	2,158,982	-	100%

32. Qinzhou Port Channel Dredging XIII	5,453,247	5,459,617	5,459,617	-	100%

33. Qinzhou Port Channel Dredging IX	5,271,472	5,275,547	5,275,547	-	100%

34. Qinzhou Port Channel Dredging X	5,453,247	5,482,055	5,482,055	-	100%

35. Guangdong Shantao Passage Maintenance I	2,190,824	2,197,686	2,197,686	-	100%

F-24

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

4.	ACCOUNTS RECEIVABLE (…/Cont’d)

December 31, 2012

Name of contract	Estimated contract value	Total revenue recognized in 2012	Amount received in 2012	Accounts receivable	Status of contract (Completion %)

36. Guangdong Shantao Passage Maintenance II	1,643,118	1,658,044	1,658,044	-	100%

37. Guangdong Datang Chaozhou Sanbaimen Dredging I	5,067,471	5,167,911	2,672,625	2,495,286	100%

38. Panjin Vessels Industrial Base Project III [1]	11,135,101	-	6,055,669	-	100%

39. Panjin Vessels Industrial Base Project IV	10,763,931	10,877,065	10,877,065	-	100%

40. Panjin Vessels Industrial Base Project V	10,763,931	10,907,442	5,376,344	5,531,098	100%

41. Zhuhai Gaolan Port Channel Dredging VII [2]	4,568,185	563,321	4,519,135	-	100%

42. Zhuhai Gaolan Port Channel Dredging VIII	1,461,819	1,472,967	1,472,967	-	100%

43. Zhuhai Gaolan Port Channel Dredging IX	1,553,183	1,586,292	1,586,292	-	100%

44. Zhuhai Gaolan Port Channel Dredging X	1,553,183	1,573,430	1,573,430	-	100%

45. Fuqing Yuanhong Pier Dredging I [1]	2,385,776	-	1,200,119	-	100%

46. Fuqing Yuanhong Pier Dredging II [2]	1,835,212	657,478	1,865,766	-	100%

47. Fuqing Yuanhong Pier Dredging III	2,385,776	2,455,707	2,455,707	-	100%

48. Fuqing Yuanhong Pier Dredging IV	2,569,297	2,592,949	2,592,949	-	100%

49. Fuqing Yuanhong Pier Dredging V	2,569,297	2,606,982	2,606,982	-	100%

50. Jiangsu Haimenshi Dongzao Harbour Dredging I	2,398,158	2,413,669	2,413,669	-	100%

51. Jiangsu Haimenshi Dongzao Harbour Dredging II	2,767,106	2,775,782	2,775,782	-	100%

52. Jiangsu Qidongshi Yuantuojiao Reclamation I	15,720,749	15,726,446	15,726,446	-	100%

F-25

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

4.	ACCOUNTS RECEIVABLE (…/Cont’d)

December 31, 2012

Name of contract	Estimated contract value	Total revenue recognized in 2012	Amount received in 2012	Accounts receivable	Status of contract (Completion %)

53. Jiangsu Qidongshi Yuantuojiao Reclamation II	4,808,700	4,847,505	3,162,738	1,684,767	100%

54. Fujian Pingtan Jinjingwan Reclamation	690,586	691,963	691,963	-	100%

55. Fujian Fuzhou Kemen Port Maintenance	3,464,836	3,465,006	2,236,163	1,228,843	100%

56. Fujian Meizhouwan Xiuyugang Dredging I	2,032,624	2,033,039	1,692,514	340,525	100%

57. Fujian Pingtan Experimental Area Dredging II [1,6]	1,047,785	-	141,624	-	100%

58. Fujian Pingtan Experimental Area Dredging II [1,6]	1,047,785	-	157,774	-	100%

59. Jiangsu Guohua Chenjiagang Dredging II [1]	6,462,137	-	3,668,723	-	100%

	311,665,296	200,876,906	257,609,683	23,446,249

Notes:
1.	The contracts commenced and were completed in 2011 but the remaining balances were fully settled during January to March 2012.
2.	The contracts commenced in 2011 and were completed during January to March 2012.
3.	Dredgers Xinggangjun #3, #6 and #9 worked together on one project with the same customer.
4.	Dredgers Xinggangjun #3 and #6 worked together on one project with the same customer.
5, 6.	Dredgers Hengshunda #1 and Hengshunda#10 (formerly known as Liya #2) worked together on one project with the same customer.

F-26

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

4.	ACCOUNTS RECEIVABLE (…/Cont’d)

December 31, 2011

Name of contract	Estimated contract value	Total revenue recognized in 2011	Amount received in 2011	Accounts receivable	Status of contract (Completion %)

1. Yantian Port Channel Dredging
and Reclamation I 1	$1,958,589	$1,110,712	$1,925,812	$-	100%

2. Yantian Port Channel Dredging
and Reclamation II	979,294	1,009,728	1,009,728	-	100%

3. Yantian Port Channel Dredging
and Reclamation III	1,566,871	1,570,486	1,570,486	-	100%

4. Yantian Port Channel Dredging
and Reclamation IV	1,566,871	1,568,568	1,568,568	-	100%

5. Yantian Port Channel Dredging
and Reclamation V	3,204,963	3,210,676	3,210,676	-	100%

6. Tangshan Caofeidian Port-Harbour
Dredging and Reclamation XII [2]	3,232,881	3,234,625	3,234,625	-	100%

7. Tangshan Caofeidian Port-Harbour
Dredging and Reclamation XII [2]	3,232,881	3,245,364	3,245,364	-	100%

8. Tangshan Caofeidian Port-Harbour
Dredging and Reclamation XII [2]	2,694,067	2,839,559	2,839,559	-	100%

9. Tangshan Caofeidian Port-Harbour
Dredging and Reclamation XIII [3]	1,796,045	1,814,410	1,814,410	-	100%

10. Tangshan Caofeidian Port-Harbour
Dredging and Reclamation XIII [3]	1,796,045	1,807,076	1,807,076	-	100%

11. Tangshan Caofeidian Port-Harbour
Dredging and Reclamation XIII [3]	1,562,559	1,573,760	1,573,760	-	100%

12. Qinzhou Port Channel Dredging IV	6,080,186	6,086,998	6,086,998	-	100%

13. Qinzhou Port Channel Dredging VII	4,291,896	4,316,942	4,316,942	-	100%

14. Qinzhou Port Channel Dredging IX	1,967,119	2,012,521	2,012,521	-	100%

F-27

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

4.	ACCOUNTS RECEIVABLE (…/Cont’d)

December 31, 2011

Name of contract	Estimated contract value	Total revenue recognized in 2011	Amount received in 2011	Accounts receivable	Status of contract (Completion %)

15. Qinzhou Port Channel Dredging X	2,324,777	2,334,319	2,334,319	-	100%

16. Zhanjiang Baoman Jizhuangxing Port
Reclamation I	4,303,063	4,391,306	4,391,306	-	100%

17. Zhanjiang Baoman Jizhuangxing Port
Reclamation II	7,769,678	7,780,504	7,780,504	-	100%

18. Hainan Yangpu Port Dredging II	2,318,728	2,361,550	2,361,550	-	100%

19. Yingkou Steel Harbour Reclamation I	3,447,848	3,456,760	3,456,760	-	100%

20. Yingkou Steel Harbour Reclamation II	8,710,353	8,730,322	5,459,080	3,271,242	100%

21. Qinzhou Port Channel Dredging V	5,505,235	5,549,640	5,549,640	-	100%

22. Qinzhou Port Channel Dredging VI	1,953,470	1,990,553	1,990,553	-	100%

23. Qinzhou Port Channel Dredging VIII	5,682,823	5,825,009	5,825,009	-	100%

24. Qinzhou Port Channel Dredging XI	3,551,764	3,677,551	3,677,551	-	100%

25. Qinzhou Port Channel Dredging XII	5,682,823	5,711,424	3,550,693	2,160,731	100%

26. Tianjin South Port Industrial Zone
Dredging & Reclamation IV	7,196,588	7,302,739	7,302,739	-	100%

27. Tianjin South Port Industrial Zone
Dredging & Reclamation V	9,355,564	8,238,528	8,238,528	-	100%

28. Quanzhou Zhonghua New District
Reclamation I	3,232,881	3,276,131	3,276,131	-	100%

29. Quanzhou Zhonghua New District
Reclamation II	4,669,717	4,755,933	4,755,933	-	100%

30. Quanzhou Zhonghua New District
Reclamation III	5,208,530	5,161,031	5,161,031	-	100%

31. Panjin Vessels Industrial Base Project II	10,516,014	10,534,161	10,534,161	-	100%

32. Panjin Vessels Industrial Base Project III	10,878,635	10,879,358	5,183,219	5,696,139	100%

F-28

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

4.	ACCOUNTS RECEIVABLE (…/Cont’d)

December 31, 2011

Name of contractName of contract	Estimated contract value	Total revenue recognized in 2011	Amount received in 2011	Accounts receivable	Status of contract (Completion %)

33. Fujian Pingtan Experimental Area
Dredging I [4]	982,706	990,884	990,884	-	100%

34. Fujian Pingtan Experimental Area
Dredging I [4]	982,706	987,781	987,781	-	100%

35. Fujian Pingtan Experimental Area
Dredging II [5]	1,023,653	1,024,921	883,182	141,739	100%

36. Fujian Pingtan Experimental Area
Dredging II [5]	1,023,653	1,025,198	867,296	157,902	100%

37. Tangshan Caofeidian Port-Harbour
Dredging & Reclamation XV	4,306,786	4,345,731	1,807,137	2,538,594	100%

38. Tangshan Caofeidian Port-Harbour
Dredging & Reclamation XVI	5,562,931	5,609,697	1,639,721	3,969,976	100%

39. Shandong Rizhaogang Lanshan
Harbour Dredging I	3,964,948	4,107,506	2,714,430	1,393,076	100%

40. Shandong Rizhaogang Lanshan
Harbour Dredging II	5,406,747	5,444,776	2,626,779	2,817,997	100%

41. Jiangsu Guohua Chenjiagang Dredging I	2,886,080	2,911,342	2,911,342	-	100%

42. Jiangsu Guohua Chenjiagang Dredging II	6,313,300	6,359,582	2,687,886	3,671,696	100%

43. Fuqing Yuanhong Pier Dredging I	2,330,826	2,334,508	1,133,417	1,201,091	100%

	$173,023,094	$172,500,170	$146,295,087	$27,020,183

Notes:
1.	The contract commenced in 2010 and was completed in January 2011.
2, 3.	Dredgers Xinggangjun #3, #6 and #9 worked together on one project with the same customer.
4, 5.	Dredgers Hengshunda #1 and Hengshunda #10 (formerly known as Liya #2) worked together on one project with the same customer.

F-29

Most of the Group’s customers are state-owned enterprises of China. The Group does not provide credit terms, and customers settle the balances according to the percentage of completion of contracts and the date of settlement specified in the contracts. The Group believes all outstanding balances can be fully collected within 7 to 180 days after the completion of contracts and project completed reports issued. Therefore, no provision on allowance for doubtful accounts was provided as of December 31, 2012 and 2011.

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

5.	COST AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON CONTRACTS IN PROGRESS

Cost and estimated earnings in excess of billings on contracts in progress represent amounts of revenue earned under contracts in progress but not billed at the balance sheet date. These amounts become billable according to the contract terms, which usually consider passage of time, and/or completion of the project. As of December 31, 2012 and 2011, the balance of cost and estimated earnings in excess of billings on contracts in progress was $8,133,021 and $14,008,972, respectively. Cost and estimated earnings in excess of billings on contracts in progress include the following:

Name of contract	Estimated contract value	Total revenue recognized in 2012	Amount received in 2012	Cost and estimated earnings in excess of billings	Status of contract (Completion %)

1. Panjin Vessels Ship Maintenance Area
Reclamation V	$5,200,826	$2,543,882	$453,400	$2,090,482	49%

2. Panjin Vessels Ship Maintenance Area
Reclamation VI	4,829,338	1,073,186	-	1,085,055	22%

3. Yingkou Economic Area Xiongyue
Reclamation and Bank Retrival I	7,448,801	1,406,996	-	1,422,556	19%

4. Guangdong Datang Chaozhou
Sanbaimen Dredging II	1,719,321	674,243	-	681,700	39%

5. Jiangsu Qidongshi Yuantuojiao Reclamation III	9,247,500	2,369,194	-	2,395,396	26%

6. Fujian Meizhouwan Xiuyugang Dredging II	841,086	675,082	217,250	457,832	80%

	$29,286,872	$8,742,583	$670,650	$8,133,021

F-30

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

5.	COST AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON CONTRACTS IN PROGRESS (…/Cont’d)

December 31, 2011

Name of contract	Estimated contract value	Total revenue recognized in 2011	Amount received in 2011	Cost and estimated earnings in excess of billings	Status of contract (Completion %)

1. Yingkou Steel Harbour
Reclamation III	$7,440,093	$2,534,537	$1,462,478	$1,072,059	34%

2. Tangshan Caofeidian Port-Harbour
Dredging and Reclamation XIV [1]	21,962,001	16,501,503	13,096,072	3,405,431	75%

3. Tangshan Caofeidian Port-Harbour
Dredging and Reclamation XIV [1]	21,962,001	16,501,503	13,096,072	3,405,431	75%

4. Tangshan Caofeidian Port-Harbour
Dredging and Reclamation XIV [1]	18,301,667	13,751,253	10,913,394	2,837,859	75%

5. Zhuhai Gaolan Port Dredging VII	4,462,970	3,955,814	1,905,398	2,050,416	89%

6. Fuqing Yuanhong Pier Dredging II	1,792,943	1,208,288	-	1,237,776	67%

	$75,921,675	$54,452,898	$40,473,414	$14,008,972

Note:
1.	Dredgers Xinggangjun #3, #6 and #9 worked together on one project with the same customer.

F-31

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

6.	INVENTORIES

The Group provides dredging services for its customers in the PRC. Inventories consist of consumable parts which are used for dredging projects. As of December 31, 2012 and 2011, the balance of inventories was $5,029,653 and $2,048,158, respectively.

7.	PREPAID DREDGER DEPOSITS AND CAPITAL COMMITMENTS

(a)	Prepaid dredger deposits

Prepaid dredger deposits as of December 31, 2012 and 2011 consisted of the following:

	December 31,
	2012	2011

Non-related party	$23,274,105	$23,038,180

Prepaid dredger deposits at December 31, 2012 represent deposits of two new dredgers before delivery. The Group paid deposits for the acquisition of two dredgers which will be used for the expansion of dredging operations. The total expected cost of the two dredgers was approximately $41.7 million and $32.1 million respectively. Both dredgers will be delivered in 2013 (see below Note 7(b)).

(b)	Capital commitments

The Group had the following capital commitments as of December 31, 2012:

Contracted, but not provided for:
Acquisition of dredgers, net of deposit paid	$50,560,986
Acquisition of motor vehicle, net of deposit paid	10,337
$50,571,323

The future payments required under the purchase contracts as of December 31, 2012 are as follows:

For the year ended December 31, 2013	$50, 571,323

8.	SECURITY DEPOSITS

The Group’s security deposits represent amounts on deposit with the owners of dredgers leased by the Company’s VIE, Fujian Service. Such amounts will be returned to Fujian Service when the corresponding leases end. Security deposits were $25,087,880 and $48,872,718 as of December 31, 2012 and 2011, respectively.

F-32

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

9.	DEPOSIT FOR BT PROJECT

Deposit for BT project as of December 31, 2012 and 2011 consisted of the following:

	December 31,
	2012	2011

Build-Transfer (BT) project in Kemen Industrial Zone	$66,852,860	$-

On September 29, 2012, Lianjiang Kemen Port Construction Development Co., Ltd (“LKPC”) and China Gezhouba Group Co., Ltd (“CGGC”) entered into a contract for a BT project in Kemen Industrial Zone of Lianjiang County, Fujian Province, the PRC, with an estimated investment of $2 billion. The BT project undertaken by LKPC involves dredging, reclamation and cofferdam construction, with a reclamation area of 10.3 million square meters, a reclamation volume of 29.3 million cubic meters, a total cofferdam length of 4,545 meters, a total length of pioneer road of 38,948 meters and a construction period of eighteen months. On October 29, 2012, the Company's subsidiary PingTan XingYi entered into a supplementary contract with CGGC, Gezhouba Xinjiang Engineering Co., Ltd, which is a subsidiary of CGGC, and Fujian Yihai Investment Ltd, a related company owned and controlled by members of the family of Xinrong Zhuo. Under the supplementary contract, PingTan XingYi is responsible for part of the investment, financing, dredging and reclamation within the scope of the BT project, and will deliver the project to the tenderer LKPC after the project is completed and accepted.

Deposit of approximately $67 million during the fourth quarter of 2012 has been placed as the Company’s (through its PingTan XingYi subsidiary) portion of the share capital to form a company with CGGC for the sole purpose of completing the BT project for LKPC. The formation of this new company is yet to be completed. The Group will own a 49% interest in the company and will account for its investment using the equity method. CGGC will own the other 51% interest in the company. The Group is under no legal obligation to provide additional capital in the company and it is not expected that additional capital will be needed. If, however, the project eventually requires more than the expected $2 billion, to the extent the additional funds are not provided by LKPC, the Company, in consultation and negotiation with CGGC, may decide that it is desirable to provide additional capital.

F-33

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

10.	DREDGER, MOTOR VEHICLE, MACHINERY AND EQUIPMENT, NET

Dredger, motor vehicle, machinery and equipment as of December 31, 2012 and 2011 consisted of the following:

	December 31,
	2012	2011

Dredger	$72,657,534	$71,921,019
Motor vehicle	85,971	-
Machinery	41,235	40,817
Office equipment	7,950	7,870
	72,792,690	71,969,706
Less: Accumulated depreciation	(28,227,208)	(20,838,655)
	$44,565,482	$51,131,051

Total depreciation expenses of the Group for the years ended December 31, 2012, 2011 and 2010 were $7,388,553, $7,161,602 and $5,038,074, respectively, of which $7,387,059, $7,160,142 and $5,037,318, respectively, were included in cost of revenue.

As of December 31, 2012 and 2011, the Group owned four dredgers. As of December 31, 2012 and 2011, the total net book value of the dredgers was $44,483,781 and $51,100,311, respectively.

11.	ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables as of December 31, 2012 and 2011 consisted of the following:

	December 31,
	2012	2011

Accrued salaries and wages	$129,633	$127,140
Accrued staff benefits	253,178	209,373
Other tax payables	279,126	1,692,618
Accrued outsourced dredger services and labor	1,564,582	1,548,722
Other payables	477,831	467,374
	$2,704,350	$4,045,227

Other tax payables represent payables other than income tax which consist of business tax, individual salary tax, stamp duty, embankment tax and other small local taxes. Business tax was 3% - 5% of revenue recognized, as of December 31, 2012 and 2011, and other tax payables included $265,847 and $1,674,116 of business tax payable, respectively.

F-34

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

12.	CLASS A PREFERRED SHARES

Each Class A Preferred Share is automatically convertible into one of the Company’s ordinary shares, which the Company calls the Conversion Ratio, upon occurrence of both of the following: (a) the registration of the underlying ordinary shares is declared effective by the SEC or other applicable regulatory authority designed by the holders of a majority of the Preferred Shares pursuant to the terms of the registration rights agreement with such holders, or the underlying ordinary shares become freely tradable in the United States or pursuant to any available exemption; and (b) the commencement of the trading of the Company’s ordinary shares on a national U.S. stock exchange or such other recognized international exchange as the holders of a majority of Preferred Shares may approve. The Conversion Ratio is subject to proportional adjustment for share splits, divisions, share dividends, recapitalization and similar transactions. Each Preferred Share is also convertible into one of the Company’s ordinary shares at the opinion of the holder at any time prior to automatic conversion.

Holders of the Preferred Shares have no right to vote on any matters that requires shareholder approval; provided, however, the Company may not issue any shares that have a liquidation preference that is senior to that of the Preferred Shares without their consent. Class A Preferred Shares are entitled to dividends equal to any that are declared on ordinary share. The Class A Preferred Shares have a liquidation preference of $5.00 per share.

If an Automatic Conversion does not occur by the second anniversary of the closing of the October 2010 Private Placement (i.e., October 29, 2012), holders of the Preferred Shares shall have the right to receive a payment equal to 20% of $5.00 per Class A Preferred Share. If such payment is due and remains unpaid at the time of an Automatic Conversion, the holders may, at the sole discretion of the Company, choose to receive this payment in ordinary shares, in lieu of cash, at a purchase price of $5.00 per share. The holders also have the right, between the second and third anniversary of the closing, if the shares have not been converted, to demand the redemption of their share for $5.00 per share.

As of the October 29, 2012 deadline, the conditions had not been met so the Class A Preferred Shareholders were entitled to the cash payment. The Company negotiated with the Class A Preferred Shareholders, with a majority of them have agreeing to waive their rights to the payment in exchange for amendment of the terms of the Class A Preferred Shares.

On December 14, 2012, the Company’s Memorandum and Articles of Incorporation were restated to provide alternate terms for the Class A Preferred. Under the change to the terms, the shareholders are not be entitled to the $1.00 per share payment unless the Company fails to meet the criteria by December 31, 2013. The payment will only be made if the shareholder requests it. If the payment becomes due and is unpaid at the time of Automatic Conversion, for example if the shareholder did not request it, the shareholder will have the right to choose to receive this payment in ordinary shares, in lieu of cash, at a purchase price of $5.00 per share. In addition, the right of the Class A Preferred Shareholders to demand redemption if Automatic Conversion has not occurred now exists from January 1, 2014 to December 31, 2015 and the redemption price is 120% of the original purchase price ($6.00 per share in the case of the currently outstanding shares). The changes also specify that the listing criterion will be satisfied if the listing were for shares into which the Company’s Ordinary or Class A Preferred Shares had been exchanged by merger, operation of law or otherwise. Also, listing on the Hong Kong Stock Exchange is be specified as a qualifying listing.

F-35

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

13.	SHAREHOLDERS' EQUITY

(a)	Contributed capital

In connection with the purchase of the 50% interest of Fujian Service by Fujian WangGang, the shareholders of Wonder Dredging (being the same shareholders of Fujian Service at the time) were entitled, pursuant to the purchase agreement, to declare and be paid all of the retained earnings of Fujian Service from its inception through March 31, 2010, as a dividend, which amounted to $51,087,387. As described in the annual financial statements, the shareholders, pursuant to an agreement, held their interests as the representatives of a family including the Company’s Chief Executive Officer, Mr. Xinrong Zhuo. Such shareholders also committed to contribute all such dividends back into the Company as a capital contribution along with an allocation to its statutory reserves. Such contribution of dividends has been recorded first as a payment of a $10,982,735 subscription receivable and the $40,104,652 balance as additional paid-in capital.

Wonder Dredging was incorporated on May 10, 2010 with capital of $878,876 (RMB 6 million) having been paid by the Wonder Dredging shareholders. Upon Wonder Dredging becoming a consolidated VIE of the Group on June 29, 2010, this amount was recorded as a capital contribution in the consolidated financial statements. In connection with the acquisition of the Company’s 50% ownership of Fujian Service, Fujian WangGang has met all of its related investment commitments to Fujian Service, having invested approximately $1.5 million in August 2010, approximately $17.1 million in November 2010 and approximately $5.0 million in January 2011.

The Company’s shares have no par value. The BVI permits the Board of Directors to pay dividends if 1) in its judgment doing so is in the best interest of the Company and 2) if the Company would remain solvent as defined under BVI law. The Company records the net amounts received for the issuance of Preferred Share, to the extent allocable to the Preferred Shares under U.S. GAAP, in the Preferred Shares account. Other capital contributions, irrespective of whether they are for the issuance of shares, are recorded in the additional paid-in account. The balance sheet account for no par ordinary shares is kept at zero.

F-36

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

13.	SHAREHOLDERS' EQUITY (…/Cont’d)

(b)	Retained earnings and statutory reserves

Retained earnings and statutory reserves as of December 31, 2012 and 2011 consisted of the following:

	December 31,
	2012	2011

Retained earnings	$183,053,524	$98,559,096

Statutory reserves	$15,386,316	$15,386,316

Fujian Service, Fujian WangGang, Wonder Dredging, PingTan XingYi and PingTan ZhuoYing operate in the PRC, are required to transfer 10% of their net profits after income tax, as determined in accordance with the PRC accounting rules and regulations. Appropriation to the statutory reserve by the Group is based on profit arrived at under PRC accounting standards for business enterprises for each year. The statutory reserves of the Group represent the statutory reserves of the above-mentioned companies as required under the PRC law.

The profit arrived at must be set off against any accumulated losses sustained by the Group in prior years, before allocation is made to the statutory reserve. Appropriation to the statutory reserve must be made before distribution of dividends to shareholders. The appropriation is required until the statutory reserve reaches 50% of the shareholders' equity. This statutory reserve is not distributable in the form of cash dividends.

As of December 31, 2011, the statutory reserves of Fujian Service and Wonder Dredging have fulfilled the requirement of PRC accounting rules and regulations. Fujian WangGang, Pingtan XingYi and PingTan ZhuoYing had sustained losses since its establishment. No appropriation of net profits to the statutory reserves was required in 2012.

F-37

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

14.	INCOME TAXES

The Company is incorporated in the BVI, the laws of which do not require the Company to pay any income taxes or other taxes based on revenue, business activity or assets. The Company has subsidiaries domiciled and operating in other countries and those entities file separate tax returns in the respective jurisdictions in which they are domiciled or operate.

Two of the Company’s subsidiaries, China Dredging HK and Master Gold, are domiciled in Hong Kong and would be subject to statutory profit tax in that jurisdiction of 16.5%. The Company’s VIEs, Wonder Dredging and Fujian Service, and the Company’s other subsidiaries, Fujian WangGang, PingTan XingYi and PingTan ZhuoYing operate in the PRC, where they are subject to a 25% statutory profit tax. All of the Group’s main income is generated in the PRC.

A reconciliation of the expected income tax expense to the actual income tax expense for the years ended December 31, 2012, 2011 and 2010 was as follows:

	For the Years Ended December 31,
	2012	2011	2010

Income before tax	$110,805,122	$126,499,331	$64,790,676

Expected PRC income tax expense at statutory tax rate of 25%	$27,701,281	$31,624,833	$16,197,669
Add: Non-deductible expenses	252,662	2,061,017	361,231
Less: Non-taxable income	(1,629,908)	(3,565,386)	-
Effect of exchange rate	(13,341)	(13,394)	(2,504)
Actual income tax expense	$26,310,694	$30,107,070	$16,556,396

The PRC tax system is subject to substantial uncertainties and has been subject to recently enacted changes, the interpretation and enforcement of which are also uncertain. There can be no assurance that changes in PRC tax laws or their interpretation or their application will not subject the Group to substantial PRC taxes in future.

No deferred tax liability has been provided as the amount involved is estimated to be immaterial. Fujian Service has analyzed the tax positions taken or expected to be taken in its tax filings and has concluded it has no material liability related to uncertain tax positions.

For the years ended December 31, 2012, 2011 and 2010, there was no unrecognized tax benefit. Management does not anticipate any potential future adjustments in the next twelve months which would result in a material change to its financial tax position. As of December 31, 2012 and 2011, the Group did not accrue any interest and penalties.

F-38

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

15.	RELATED PARTY TRANSACTIONS

Operating lease commitments

The Company’s VIE, Fujian Service, entered into an office rental agreement in 2008 with Ping Lin, a relative of one of the former owners, Qing Lin, which will expire on December 31, 2015. Fujian WangGang and Wonder Dredging also entered into office rental agreements in 2010 with Ping Lin. The office rental agreements between Fujian WangGang and Ping Lin, and Wonder Dredging and Ping Lin will expire on June 9, 2013 and April 30, 2013, respectively. Fujian Service entered into four crew hire agreements with Fujian Haiyi International Shipping Agency Co., Ltd which is ultimately majority-owned and controlled by Sunqiang Zhou, brother-in-law of Xinrong Zhuo. One of the agreements expired in July 2012 and the others will expire in 2014. Office rental, hire charge of crew and hire charge of dredger paid for the years ended December 31, 2012, 2011 and 2010 was as follows:

		For the Years Ended December 31,
		2012	2011	2010
Type	Name of related party
Office rental	Ping Lin	$26,128	$25,527	$11,653
Hire charge of crew	Fujian Haiyi International
	Shipping Agency Co., Ltd	831,434	597,234	407,372
Hire charge of crew	Fujian Lutong Highway Engineering
	Construction Co., Ltd	-	-	532,513
Hire charge of dredger	Fujian Lutong Highway Engineering
	Construction Co., Ltd	-	-	1,035,442
		$857,562	$622,761	$1,986,980

Operating lease commitments for both related parties commitments and non-related parties commitments is summarized in Note 17.

F-39

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

16.	CERTAIN RISKS AND CONCENTRATIONS

(a)	Credit risk

As of December 31, 2012, a substantial portion part of the Group’s cash included bank deposits in accounts maintained within the PRC where there is currently no rule or regulation in place for obligatory insurance to cover bank deposits in the event of bank failure. However, the Group has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

(b)	Major customers

Customers accounting for 10% or more of the Group’s revenues were as follows:

	For the Years Ended December 31,
	2012	2011	2010

CCCC Shanghai Dredging Co., Ltd *	12.5%	33.5%	36.4%
CCCC Tianjin Dredging Co., Ltd *	10.6%	-	10.4%
CCCC Guangzhou Dredging Co., Ltd *	31.0%	12.9%	20.7%
Guangdong Jindonghai Holding Co., Ltd	12.4%	10.0%	-
China Ocean Engineering Construction
General Bureau-Dalian Bureau	10.4%	-	-
Nanjing Shuili Engineering Co., Ltd	13.4%	-	-
Tianjin Hongdeshengyu Port Engineering Co., Ltd	-	-	10.6%
	90.3%	56.4%	78.1%

* Indicates customers under control of a common parent company

The major customer of the Group is China Communications Construction Company Ltd (“CCCC”) and its subsidiaries, including CCCC Guangzhou Dredging Co., Ltd, CCCC Shanghai Dredging Co., Ltd, CCCC Tianjin Dredging Co., Ltd, CCCC Third Harbor Engineering Co., Ltd, CCCC Fourth Harbor Engineering Co., Ltd and SDC Waterway Construction Co., Ltd. For the years ended December 31, 2012, 2011 and 2010, CCCC and its subsidiaries accounted for 56.1%, 60.8% and 67.5%, respectively, of the Group’s total contract revenue. The Group expects its total revenue will remain a high concentration with these customers.

CCCC is a state-owned enterprise that acts as a general contractor and performs in significant majority of the port infrastructure and dredging activity in the PRC. CCCC and its subsidiaries subcontract a portion of the required dredging services to specialty contractors. The Group does not have any relationship with these customers.

F-40

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

16.	CERTAIN RISKS AND CONCENTRATIONS (…/Cont’d)

(c)	Major suppliers

Suppliers accounting for 10% or more of the Group’s total purchases were as follows:

	For the Years Ended December 31,
	2012	2011	2010

Supplier A	20.1%	18.6%	21.3%
Supplier C	16.3%	25.3%	18.0%
Supplier D	11.4%	11.4%	22.4%
Supplier E	-	14.0%	21.3%
Supplier F	11.5%	-	-
Supplier G	13.6%	-	-
	72.9%	69.3%	83.0%

The Group is dependent on third-party consumable parts manufacturers for all of its supply of dredging consumable parts. For the years ended December 31, 2012, 2011 and 2010, products purchased from the Group's three largest suppliers accounted for 50.0%, 57.9% and 65.0% of product purchases, respectively. The Group is dependent on the ability of its suppliers to provide products on a timely basis and on favorable pricing terms. The loss of certain principal suppliers or a significant reduction in product availability from principal suppliers could have a material adverse effect on the Group. The Group believes that its relationships with its suppliers are satisfactory, and the Group has never experienced inadequate supply from suppliers.

F-41

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

17.	OPERATING LEASE COMMITMENTS

The total future minimum lease payments under non-cancellable operating leases with respect to dredgers, crew, consumable parts and office as of December 31, 2012 were payable as follows:

	Hire charge	Hire charge	Consumable
	of dredgers	of crew	parts supply	Office rental	Total
For the years ended
December 31,
2013	$6,374,765	$2,269,872	$15,911,819	$12,645	$24,569,101
2014	2,153,524	927,999	3,986,025	12,645	7,080,193
2015	762,428	577,840	-	12,645	1,352,913
	$9,290,717	$3,775,711	$19,897,844	$37,935	$33,002,207

Rental expenses under non-cancellable operating leases arrangements for the years ended December 31, 2012, 2011 and 2010 was $18,985,201, $19,922,463 and $9,847,333, respectively, of which $857,562, $622,761 and $1,986,980, respectively, was paid to the related parties. (See Note 15)

The operating lease commitments below include both the related parties commitments and non-related parties commitments. The total future lease payments as of December 31, 2012 are summarized as follows:

	Hire charge	Hire charge	Consumable
	of dredgers	of crew	parts supply	Office rental	Total

Related parties commitments	$-	$584,056	$-	$37,935	$621,991
Non-related parties commitments	9,290,717	3,191,655	19,897,844	-	32,380,216
	$9,290,717	$3,775,711	$19,897,844	$37,935	$33,002,207

F-42

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

18.	CONDENSED PARENT COMPANY FINANCIAL INFORMATION

For the purpose of preparing these supplemental condensed parent company (unconsolidated) financial statements, the Company records its investment in subsidiaries under the equity method of accounting as prescribed in ASC Topic 323, “Investments - Equity Method and Joint Ventures”. Such investment and long-term loans to subsidiaries are presented on the balance sheet as “Investments in subsidiaries” and the income of the subsidiaries is presented as “Equity in income of subsidiaries” on the statements of income.

These supplemental condensed parent company (unconsolidated) financial statements should be read in conjunction with the notes to the Company’s consolidated financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted.

As of December 31, 2012, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except as separately disclosed in the Company’s consolidated financial statements, if any.

CONDENSED BALANCE SHEETS
	December 31,
	2012	2011
Assets
Cash	$103,184	$437,324
Other receivables	123	122
Investments in subsidiaries	349,919,298	267,289,072
Total assets	$350,022,605	$267,726,518

Liabilities and equity
Current liabilities
Advance from a shareholder	$407,030	$-
Derivative liability	1,764,249	8,279,827
Accrued liabilities and other payables	443,633	434,713
Total current liabilities and total liabilities	2,614,912	8,714,540

Class A Preferred Shares, no par value; 25,000,000 shares authorized; 10,012,987 shares issued and outstanding (liquidation preference $50,064,935, less $0 discount) as of December 31, 2012 and 2011	50,064,935	50,064,935

Commitments and contingencies

Shareholders' equity
Total shareholders' equity	297,342,758	208,947,043
Total liabilities and equity	$350,022,605	$267,726,518

F-43

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(IN US DOLLARS)

18.	CONDENSED PARENT COMPANY FINANCIAL INFORMATION (…/Cont’d)

CONDENSED STATEMENTS OF INCOME

	For the Years Ended December 31,
	2012	2011	2010

General and administrative expenses	$(764,050)	$(1,249,180)	$(2,005,780)
Other income	6,515,717	7,339,168	-
Equity in income of subsidiaries	78,742,761	90,302,273	50,240,060
Net income	$84,494,428	$96,392,261	$48,234,280

CONDENSED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2012	2011	2010

Net cash used in operating activities	$(754,994)	$(991,142)	$(1,022,324)
Net cash used in investing activities	(13)	(20,140,000)	(23,908,485)
Net cash provided by financing activities	418,740	55,990	46,443,286
Net (decrease)/increase in cash	(336,267)	(21,075,152)	21,512,477
Effect of exchange rate	2,127	2,843	(2,844)
Cash at the beginning of the year	437,324	21,509,633	-
Cash at the end of the year	$103,184	$437,324	$21,509,633

19.	SUBSEQUENT EVENT

Reorganization

On February 25, 2013, China Growth Equity Investment Ltd, a special purpose acquisition company (SPAC), successfully merged with the Company and Merchant Supreme Co., Ltd ("Merchant Supreme"). The combined entity is named Pingtan Marine Enterprise Ltd. Merchant Supreme, through its PRC VIE, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd. (“Pingtan Fishing”) engages ocean fishery with many of its self-owned vessels within Indian EEZ and Arafura Sea of Indonesia, which is ranked highly as one of the leading private (not state-owned) supplier and trader of oceanic aquatic products in PRC.

F-44

INDEPENDENT AUDITOR’S REPORT

To the Shareholders of

Merchant Supreme Co., Ltd.

Report on the Financial Statements

We have audited the accompanying consolidated balance sheets of Merchant Supreme Co., Ltd. as of December 31, 2012 and 2011, and the related statements of income and comprehensive income, changes in shareholders’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Merchant Supreme Co., Ltd. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Marcum Bernstein & Pinchuk LLP

New York, NY

April 1, 2013

F-45

MERCHANT SUPREME CO., LTD.

CONSOLIDATED BALANCE SHEETS

	December 31, 2012	December 31, 2011

ASSETS

Current assets
Cash and cash equivalents	$6,860,785	$1,794,796
Notes receivable (banker’s acceptances) transferred from related parties	3,645,817	-
Short-term investment	-	787,065
Accounts receivable – third party customers	11,478,436	904,085
Accounts receivable – related parties	-	4,550,694
Other receivables – third parties	29,885	6,776,671
Due from related parties	86,614,620	44,736,001
Inventories	194,331	2,572,463
Prepaid expenses and other current assets	386,966	851,140
Total current assets	109,210,840	62,972,915

Long-term investment	3,328,789	-
Property and equipment, net	37,141,906	6,367,929
Deposit on setting up of Joint venture	6,090,302	6,042,507
Total assets	$155,771,837	$75,383,351

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Short-term loans*	$25,169,260	$21,691,182
Long-term loans – short-term portion*	8,094,308	-
Accounts payable – third party suppliers*	70,732	113,234
Accounts payable – related parties*	5,765,632	2,682,292
Customer deposits – third party customers*	-	1,152,057
Customer deposits– related parties*	12,681,102	-
Other payables and accrued liabilities – third parties*	1,033,766	267,771
Due to related parties*	36,965,760	24,050,459
Total current liabilities	89,780,560	49,956,995

Long-term loans*	16,689,321	-
Total liabilities	106,469,881	49,956,995

Commitments and contingencies

Shareholders’ equity
Common shares (50,000 authorized ordinary shares with a par value of $1, 16,700 shares issued and outstanding as at December 31, 2012)	16,700	1
Additional paid-in capital	6,237,478	6,254,177
Statutory reserve	4,000,326	1,476,774
Retained earnings	36,537,115	15,396,662
Accumulated other comprehensive income	2,510,337	2,298,742
Total shareholders’ equity	49,301,956	25,426,356
Total liabilities and shareholders’ equity	$155,771,837	$75,383,351

* The assets of the consolidated VIE can only be used to settle obligations of the VIE and none of the liabilities of the consolidated VIEs are recourse to the general credit of the Company. (Note 3).

See accompanying notes to the consolidated financial statements

F-46

MERCHANT SUPREME CO., LTD.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ended December 31,
	2012	2011

Revenue
Sale of fish and marine catches to third parties	$53,673,848	$19,724,512
Sale of fish and marine catches to related parties	13,787,620	4,491,414
Fishing vessel rental to a related party	-	1,384,710
Total revenue	67,461,468	25,600,636
Costs of revenue
Cost associated with fish and marine catches to third parties	34,345,969	11,334,800
Cost associated with fish and marine catches to related parties	7,530,171	3,265,779
Total costs of revenue	41,876,140	14,600,579

Gross profit	25,585,328	11,000,057

Operating expenses
Selling expenses	647,848	383,472
General and administrative expenses	463,501	251,343

Total operating expenses	1,111,349	634,815

Income from operations	24,473,979	10,365,242

Other income (expense)
Government grants	2,363,575	830,446
Interest expense	(3,183,574)	(842,301)
Investment income	15,138	-
Foreign currency exchange gain (loss)	(5,113)	86,950

Total other income (expense)	(809,974)	75,095

Income before income taxes	23,664,005	10,440,337

Income tax expense	-	-

Net income	$23,664,005	$10,440,337

Other comprehensive income
Foreign currency translation adjustment	212,312	740,681
Unrealized change in fair value of available-for-sale investment	(717)	717

Comprehensive income	$23,875,600	$11,181,735

See accompanying notes to the consolidated financial statements

F-47

MERCHANT SUPREME CO., LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Common Shares
	Shares	Amount	Additional paid-in capital	Statutory reserve	Retained earnings	Accumulated other comprehensive income	Total shareholders’ equity
Balance as of January 1, 2011 (Retroactively)	1	$1	$6,254,177	$327,238	$6,105,861	$1,557,344	$14,244,621
Net income			-	-	10,440,337	-	10,440,337
Appropriation to statutory reserve			-	1,149,536	(1,149,536)	-	-
Other comprehensive income			-	-	-	741,398	741,398
Balance as of December 31, 2011 (Retroactively)	1	1	6,254,177	1,476,774	15,396,662	2,298,742	25,426,356
Issuance of ordinary shares	16,699	16,699	(16,699)	-	-	-	-
Net income			-	-	23,664,005	-	23,664,005
Appropriation to statutory reserve			-	2,523,552	(2,523,552)	-	-
Other comprehensive income			-	-	-	211,595	211,595
Balance as of December 31, 2012	16,700	$16,700	$6,237,478	$4,000,326	$36,537,115	$2,510,337	$49,301,956

See accompanying notes to the consolidated financial statements

F-48

MERCHANT SUPREME CO., LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2012	2011

Cash flows from operating activities:
Net income	$23,664,005	$10,440,337
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	2,983,086	1,917,747
Short-term investment income	(15,860)	-
Available-for-sale financial instrument fair value adjustment	-	705
Changes in operating assets and liabilities
Accounts receivable– third party customers	(10,562,176)	1,627,853
Accounts receivable– related parties	4,584,509	(3,426,607)
Other receivables– third parties	6,797,156	(323,246)
Inventories	2,397,340	(1,848,587)
Prepaid expenses and other current assets	(194,759)	(157,077)
Accounts payable– third party suppliers	(43,377)	(73,055)
Accounts payable– related parties	3,060,668	(1,423,494)
Customer deposits-third parties	(1,160,618)	771,142
Customer deposits-related party	12,675,074	-
Other payables and accrued liabilities – third parties	763,515	204,254
Net cash provided by operating activities	44,948,563	7,709,972

Cash flows from investing activities:
Proceeds from disposition of/ (payment for) short-term investment	808,052	(774,220)
Net increase in due from related parties	(41,505,027)	(21,574,926)
Payment for long-term investment	(2,661,766)	(649,752)
Purchases of property and equipment and payment for fishing vessels’ planned major maintenance	(33,692,090)	(7,086,080)
Net cash used in investing activities	(77,050,831)	(30,084,978)

Cash flows from financing activities:
Net increase in due to related parties, net of reception in form of notes receivable	9,075,004	12,361,389
Proceeds from term loans	78,001,711	21,337,156
Repayment of term loans	(49,924,929)	(10,055,693)
Net cash provided by financing activities	37,151,786	23,642,852

Effects of exchange rate changes on cash and cash equivalents	16,471	40,418

Net increase in cash and cash equivalents	5,065,989	1,308,264

Cash and cash equivalents - beginning of the period	1,794,796	486,532

Cash and cash equivalents - end of the period	$6,860,785	$1,794,796

Supplementary cash flow information
Banker’s acceptance notes received from related parties which subsequently collateralized by Company to secure bank loans	$14,734,774	$-
Cash paid for income tax	$-	$-
Cash paid for interest expense	$3,428,193	$952,200

See accompanying notes to the consolidated financial statements

F-49

MERCHANT SUPREME CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS OPERATIONS

Merchant Supreme Co., Ltd. (the “Company”) was incorporated in the British Virgin Islands (“BVI”) as a BVI business company on June 25, 2012. The Company is wholly owned by Heroic Treasure Limited, a BVI business company, which is subsequently wholly owned by Xinrong Zhuo.

Prime Cheer Corporation Limited (“Prime Cheer”) was incorporated in the Hong Kong Special Administrative Region (“Hong Kong”), the People’s Republic of China (“China”, or the “PRC”) on May 3, 2012 by a nominee secretarial services agent as its sole shareholder on behalf of Xinrong Zhuo. In July 2012, the Company became Prime Cheer’s sole shareholder through Prime Cheer’s share allotment and acquisition of a share from Prime Cheer’s nominee shareholder.

The business activity of the Company and Prime Cheer is to hold their interests in their subsidiaries.

Prime Cheer incorporated its wholly-owned subsidiary, Pingtan Guansheng Ocean Fishing Co., Ltd. (“WFOE”) in Pingtan County, Fujian Province, China on October 12, 2012.

Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd. (“Pingtan Fishing”) is a limited liability company established in Pingtan County, Fujian Province, the People’s Republic of China (“China”, or the “PRC”) on February 27, 1998. Pingtan Fishing is engaged in ocean fishing and sale of frozen marine catches. Pingtan Fishing’s two fishing fleets, which comprised 6 vessels and 34 vessels as of December 31, 2012, operate in India Exclusive Economic Zone and Indonesia Arafura Exclusive Economic Zone waters, respectively. Pingtan Fishing’s independent customers primarily comprise sole proprietorship wholesalers serving China’s Fujian, Zhejiang, Guangdong, Guangxi, Henan, Hebei, Heilongjiang, Jiangxi, Inner Mongolia, Shandong, Shanghai, and Liaoning provinces. For the period from January 1, 2011 to December 31, 2012, Pingtan Fishing is solely controlled by Xinrong Zhuo. See Note 13.

On October 21, 2012, Pingtan Fishing established wholly-owned subsidiaries Pingtan Dingxin Fishing Information Consulting Co., Ltd., Pingtan Duoying Fishing Information Consulting Co., Ltd., and Pingtan Ruiying Fishing Information Consulting Co., Ltd. (collectively, “Pingtan Fishing Subsidiaries”) in Pingtan County, Fujian Province, China, with registered capital of approximately $16,000, $16,000 and $16,000 (RMB100,000, RMB100,000, and RMB100,000), respectively. As at December 31, 2012, Pingtan Fishing Subsidiaries had no substantial business activities.

On November 26, 2012, WFOE entered into a series of variable interest agreements (the “VIE Agreements”) with Pingtan Fishing and its shareholders. The VIE Agreements are summarized below:

(1)	Contracted Management Agreement. WFOE has the exclusive right to manage, operate and control the business operations of Pingtan Fishing, including, but not limited to, establishing and implementing policies for management, using all of the assets of Pingtan Fishing, appointing Pingtan Fishing directors and senior management, directing Pingtan Fishing to enter into loan agreement, making administrative decisions regarding employee wages or hiring and firing employees and other actions customarily associated with the Pingtan Fishing senior management and directors of Pingtan Fishing and its subsidiaries. During the term of contracted management, WFOE is entitled to 100% of the net profits of Pingtan Fishing. In consideration of the exclusive right to manage the business operations of Pingtan Fishing, WFOE will pay an annual fee of RMB1,000,000 (US$158,510) to Pingtan Fishing. The management agreement terminates upon the earlier of (i) the WFOE’s exercise in full of the option to purchase the equity interests of Pingtan Fishing, pursuant to the exclusive option agreement, and the WFOE and/or its designees individually or jointly own all of the equity interests in Pingtan Fishing, or (ii) 20 years after the effective date of the agreement subject to the right of the WFOE to renew the term of the management agreement for additional consecutive 20-year period.
(2)	Exclusive Call Option Agreement. The shareholders of Pingtan Fishing irrevocably will grant to the WFOE an exclusive right to purchase up to all of the equity interest in Pingtan Fishing at any time. The purchase price for the equity interest in Pingtan would be equivalent to the net asset value of the net assets reflected in Pingtan Fishing’s then current quarterly financial report prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The term of the exclusive option agreement is 20 years, which term continuously renews unless the option is exercised in full or the agreement is otherwise terminated by the parties. The agreement also provides that upon consummation of the exercise of the option, the shareholders will contribute, without additional consideration, any funds actually received by it from the WFOE for the transfer of its equity interest in Pingtan Fishing to the WFOE. The agreement further provides that, as of the date of the agreement, the WFOE is entitled to all the future payments by Pingtan Fishing to the shareholders, together with all the profits of Pingtan Fishing.

F-50

(3)	Power of Attorney. The shareholders of Pingtan Fishing will irrevocably grant the WFOE or its designees the power to vote, pledge or dispose of all equity interests in Pingtan Fishing that the shareholders hold. Additionally, the power of attorney grants to the WFOE or its designees the power to appoint directors and senior management of Pingtan Fishing.
(4)	Equity Interest Pledge Agreement. To ensure that Pingtan Fishing and its shareholders perform their obligations under the Contracted Management Agreement, the Exclusive Call Option Agreement, and the Power of Attorney, the shareholders will pledge their entire interest in Pingtan Fishing to the WFOE. The equity interest pledge agreement will terminate upon the earlier of (i) the purchase of the entire equity interest in Pingtan Fishing by the WFOE or (ii) 20 years after the effective date of the agreement, subject to the right of the WFOE to renew the term of the equity interest pledge agreement for additional consecutive 20 year periods in case of the WFOE or its designee’s failure to purchase the entire equity interest in Pingtan Fishing within the initial 20 year term.

As a result of the VIE Agreements, WFOE has the power to direct Pingtan Fishing’s activities that most significantly impact Pingtan Fishing’s economic performance, the obligation to absorb the Pingtan Fishing’s losses that could be significant to Pingtan Fishing, and the right to receive benefits from the Pingtan Fishing that could be significant to the Pingtan Fishing. Therefore, Pingtan Fishing is deemed to be a variable interest entity (“VIE”); WFOE is deemed to have a controlling financial interest in the VIE, is considered as the primary beneficiary of and consolidates with the VIE.

On October 24, 2012, a share purchase agreement (the “Share Purchase Agreement”) was entered into between China Growth Equity Investment Ltd. (“China Growth”), Heroic Treasure Limited, Xinrong Zhuo, the Company, Prime Cheer, Pingtan Fishing and Fuzhou Honglong Ocean Fishery Co., Ltd. (“Honglong”), pursuant to which China Growth agrees to buy all of the outstanding capital shares and other equity interests of the Company. China Growth is a Cayman Islands exempted company organized as a blank check company; Honglong is an affiliate of the Company. The acquisition of the Company by China Growth was consummated on February 25, 2013, and the Company became a fully-owned subsidiary of China Growth, which changed its name to Pingtan Marine Enterprise Ltd.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of Presentation

The consolidated financial statements are prepared in accordance with U.S. GAAP.

The consolidated financial statements represent the accounts of the Company, its wholly-owned subsidiaries, VIE, and VIE’s subsidiaries as of and for the years ended December 31, 2012 and 2011 or since their respective dates of inception. All significant intercompany balances and transactions have been eliminated.

Because WFOE and VIE were both ultimately controlled by Xinrong Zhuo before and after the execution of the VIE Agreements, the Company’s acquisition of Pingtan Fishing through the VIE Agreements is treated as a reorganization under common control. Accordingly, the consolidated financial statements have been prepared as if the existing corporate structure had been in existence throughout the periods presented and as if the reorganization had occurred as of the beginning of the earliest period presented.

Certain prior period numbers are reclassified to conform to current period presentation.

(b) Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. Actual results could differ materially from those estimates. Significant items subject to such estimates and assumptions include valuation allowances for receivables, net realizable value of inventories, recoverability of carrying amount and the estimated useful lives of long-lived assets, and recoverability of carrying amount of long-term nonmarketable equity investments.

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(c) Comprehensive Income

The Company follows the provisions of the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 220 “Reporting Comprehensive Income”, and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. As at December 31, 2012 and 2011 and for the years then ended, the Company’s comprehensive income includes net income, foreign currency translation adjustments and available-for-sale short-term investment fair value adjustment.

(d) Foreign Currency Transactions and Translations

The functional currency of the Company, Prime Cheer and WFOE is the United States dollar (“US$”); the functional currency of Pingtan Fishing and its subsidiaries is the Chinese Yuan Renminbi (“RMB”). The reporting currency of these consolidated financial statements is the US$.

Transactions in currencies other than a consolidated entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on retranslation of monetary items at period-end are included in income statement of the period.

For the purpose of presenting these consolidated financial statements, the Company’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, shareholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period. The resulting translation adjustments are reported under accumulated other comprehensive income in the shareholder’s equity section of the balance sheets.

Translations adjustments resulting from this process are included in accumulated other comprehensive income in the shareholder’s equity were $2,510,337 and $2,298,025 as of December 31, 2012 and 2011, respectively.

(e) Cash and Cash Equivalents

The Company considers highly-liquid investments with maturities of three months or less, when purchased, to be cash equivalents. As at December 31, 2012 and 2011, the company’s cash and cash equivalents comprised of cash on hand and cash in bank. All of the Company’s cash deposits are held with financial institutions located in the PRC where there is currently no rule or regulation mandated on obligatory insurance of bank accounts. The Company believes these financial institutions are of high credit quality.

(f) Short-term Investment

The Company did not hold any short-term investment as of December 31, 2012. The Company’s short-term investment as of December 31, 2011 consisted of units of an equity investment fund. This short-term investment is classified as available-for-sale, and is accounted for at fair value, with unrealized gains and losses included as a separate component of comprehensive income.

(g) Notes Receivable, Accounts Receivable and Other Receivables

Notes receivable represents bankers’ acceptances that have been arranged with third-party financial institutions. These bankers’ acceptances are non-interest bearing and are collectible within six to twelve months.

Accounts receivable are recognized at original sales amounts. Accounts receivable and other receivables are carried at net realizable value.

The Company only grants credit periods to established customers with long and good paying history. Credit periods to independent customers are within 180 days after customers pick up purchase goods.

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of the Company’s debtors to make required payments. The Company reviews customer credit worthiness, past transaction history, and changes in payment terms when determining the adequacy of these allowances. Accounts are written off against the allowance when it becomes evident collection will not occur.

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No allowance for doubtful accounts has been provided for accounts receivable from third party customers as at December 31, 2012 and 2011, respectively. The Company collected all of receivable balances from third party customers as at December 31, 2012 and 2011 within 60 days subsequent to respective balance sheet dates.

(h) Fishing Licenses

Each of the Company’s fishing vessels requires an approval from Ministry of Agriculture of the People’s Republic of China to carry out ocean fishing project in foreign territories. These approvals are valid for a period from three-to-twelve months, and are awarded to the Company at no cost. The Company applies for the renewal of the approval prior to expiration to avoid interruptions of fishing vessels’ operations.

Each of the Company’s fishing vessels operated in Indonesia water requires a fishing license granted by the authority in Indonesia. Indonesia fishing licenses remain effective for a period of twelve months and the Company applies for renewal prior to expiration. The Company records cost of Indonesia fishing licenses in prepaid expenses and amortizes over the effective period of the licenses.

(i) Inventories

Inventories are stated at the lower of cost or market. Cost comprises of fuel, depreciation, direct labor, shipping, consumables, and government levied charges and taxes. Consumables include fishing nets and metal containers used by fishing vessels and are amortized during expected useful lives of three months. The Company fishing fleets in India and Indonesia waters operate around the year, although May to July period demonstrates lower catch quantities compared to August to December peak season. Cost incurred during a fishing vessel’s relocation period between different operating territories is deferred and amortized in ensuing six-month period. Cost of frozen fish and other marine catches at period-ends is calculated using the weighted average method.

(j) Long-term Investments

Investments in securities of private companies the Company does not have a controlling interest and is unable to exercise significant influence are accounted for using cost method of accounting. The Company evaluates at each period end whether an event or change in circumstances has occurred in that period that may have a significant adverse effect on the fair value of the investments. If a decline in fair value is determined to be other than temporary, an impairment loss is recognized to reduce an investment’s cost to its fair value.

(k) Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Fully depreciated property and equipment contributed by Pingtan Fishing’s previous equity owners in exchange for the paid-in capital of Pingtan Fishing are recorded at respective previous equity owners’ historical cost basis of nil. Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of assets as set out below.

Estimated Useful Lives
Fishing vessels	10-20 years
Fishing vessel major improvements	4 to 20 years
Office and other equipment	5 years

When an item of property and equipment is sold or retired, its cost and accumulated depreciation are eliminated from the balance sheet, and any resulting gain or losses are included in the income statement.

A major maintenance and replacement is planned regularly for the Company’s fishing vessels to maintain its usage conditions. Related cost is capitalized to the associated fishing vessels and depreciated during the intervals of these major maintenance and replacement, which are between 12 and 24 months.

Properties in the course of construction for production or administrative purposes are carried at cost.

(l) Capitalized Interest

Interest associated with the construction of property and equipment is capitalized and included in the cost of the property and equipment. When no debt is incurred specifically for the construction of an item of property and equipment, interest is capitalized on amounts expended on the construction using weighted-average cost of the Company’s outstanding borrowings. Capitalization of interest ceases when the construction is substantially complete or the construction activity is suspended for more than a brief period. For the years ended December 31, 2012 and 2011, the Company capitalized $244,619 and $109,899 in the property and equipment under construction, respectively.

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(m) Impairment of Property, Plant and Equipment

In accordance with ASC 360, “Property, Plant and Equipment”, the Company reviews the carrying values of property, plant and equipment, whenever facts and circumstances indicate that the assets may be impaired. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If an asset is considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs of disposal. The Company performed annual reviews of property, plant and equipment and concluded that no triggering events were identified as at December 31, 2012 and 2011.

(n) Revenue Recognition

Sale of frozen fish and other marine catches

The Company recognizes sales in accordance with ASC 605, “Revenue Recognition.” The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the price to the customer is fixed or determinable, and collection of the resulting receivable is reasonably assured.

With respects to the sale of frozen fish and other marine catches to third party customers, most of which are sole proprietor regional wholesalers in China, the Company recognizes revenue when customers pick up purchased goods at the Company’s cold storage warehouse, after payment is received by the Company or credit sale is approved by the Company for recurring customers with excellent paying history.

The Company does not offer promotional payments, customer coupons, rebates or other cash redemption offers to its customers. The Company does not accept returns from customers. Deposits or advance payments from customers prior to delivery of goods are recorded as customer deposits.

Rental income

From November 2010 to September 2011, the Company leased in aggregate 10 fishing vessels to a related party. Operating lease periods range from 15 months to four years, all of which were early terminated in September 2011. Rental income from operating lease is recognized on a straight-line basis over the term of the lease.

(o) Government Grants

Government grants are recognized as income in the period in which funds are received from the government. Government grants are received as compensation for expenses already incurred or for the purpose of giving immediate financial support to the Company.

(p) Income Taxes

The Company accounts for income taxes in accordance with ASC 740 “Income Taxes”. Under this method, deferred income taxes are recognized for the estimated tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts and each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established to reduce deferred tax assets to the amount expected to be realized when, in management’s opinion, it is more likely than not that some portion of the deferred tax assets will not be realized. The provision for income taxes represents current taxes payable net of the change during the period in deferred tax assets and liabilities.

The Company is a BVI Business Company incorporated in British Virgin Islands. Under the current laws of the British Virgin Islands, the Company is not subject to tax on income or capital gains, or withholding tax.

Prime Cheer is incorporated in Hong Kong. Prime Cheer did not earn any income derived in Hong Kong from its date of incorporation to December 31, 2012 and therefore was not subject to Hong Kong Profits Tax. Payments of dividends by Prime Cheer are not subject to any Hong Kong withholding tax.

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The Company’s PRC entities are governed by the Income Tax Law of the PRC and are subject to tax at a statutory rate of 25% on income reported in the statutory financial statements after appropriate tax adjustments.

Pingtan Fishing is a qualified ocean fishing enterprise as certified by the Ministry of Agriculture of the PRC. The qualification is renewed on April 1 each year. According to Cai Shui Zi (1997) No. 114 “Notice of Ministry of Finance and the State Administration of Taxation on Relevant Issues concerning Enterprise Income Tax on Domestic Enterprises Engaged in Fishery Business” issued by the Ministry of Finance of the PRC and State Administration of Taxation in 1997, Order of the State Council of the People's Republic of China No. 512 “Regulation on the Implementation of the Enterprise Income Tax Law of the People's Republic of China” issued by the State Council in 2007, Guo Shui Fa (2005) No. 129 “Measures for the Administration of Tax Deduction or Exemption (Trial Implementation)” issued by State Administration of Taxation in 2008, and State Administration of Taxation Announcement (2011) No. 48 “Notice of the State Administration of Taxation on Relevant Issues concerning the Implementation of Preferential Policies of Enterprise Income Tax on Agriculture, Forestry, Stockbreeding and Fishery Projects”, the Company is exempted from income tax derived from its ocean fishing operations in the periods it processes a valid Ocean Fishing Enterprise Qualification Certificate issued by the Ministry of Agriculture of the PRC.

WFOE and Pingtan Fishing Subsidiaries did not have taxable income for the period from their respective dates of incorporation to December 31, 2012, and did not have deferred tax assets or liabilities as of December 31, 2012.

Under the Income Tax Law of the PRC, dividends payable by a foreign-invested enterprise in China to its foreign investor who is a non-resident enterprise will be subject to a 10% withholding tax, unless such non-resident enterprise’s jurisdiction of incorporation has a tax treaty with China that provides for a reduced rate of withholding tax. Under the arrangement for avoidance of double taxation between mainland China and Hong Kong, the effective withholding tax applicable to a Hong Kong non-resident company is 5% if it directly owns no less than a 25% stake in the Chinese foreign-invested enterprise.

Retained earnings of the Company’s entities located in the PRC that are available for distribution to the Company are considered to be indefinitely reinvested, and accordingly, no provision has been made for the Chinese dividend withholding taxes that would be payable upon the distribution of those amounts to the Company

The Company is not subject to foreign income taxes for its operations in India and Indonesia Exclusive Economic Zones.

(q) Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements.  ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•         Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•         Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•         Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

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The asset measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of December 31, 2011 was as follows:

	Fair value measurement	Active markets For identical Assets	Significant other Observable Inputs	Significant Unobservable Inputs
		(Level 1)	(Level 2)	(Level 3)

Short-term investment	$787,065	-	$787,065	-

Short-term investment represents units in an equity investment fund. The Company is able to redeem the investment with the fund as of December 31, 2011 at the fund’s published net asset value per unit. Accordingly, as permitted practical expedient, the Company measures the fair value at the published net asset value per unit, which is a level 2 measurement.

There were not transfers between level 1, level 2 or level 3 measurements for the years ended December 31, 2012 and 2011.

As of December 31, 2012, none of the Company’s financial assets or liabilities was measured at fair value on a recurring basis. As of December 31, 2012 and 2011, none of the Company’s nonfinancial assets or liabilities was measured at fair value on a nonrecurring basis.

The carrying values of the Company’s financial assets and liabilities, including accounts receivable, other receivables, other current assets, short-term loans, accounts payable, and other payables and accrued liabilities, are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

(r) Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows”, cash flows from the Company's operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

(s) Recently Issued Accounting Pronouncements

In February 2013, the FASB issued ASU 2013-02, “Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” This ASU does not change the current requirements for reporting net income or other comprehensive income in financial statements. However, this guidance requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. For public entities, the guidance is effective prospectively for reporting periods beginning after December 15, 2012. For nonpublic entities, the guidance is effective prospectively for reporting periods beginning after December 15, 2013. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

The FASB has issued Accounting Standards Update (ASU) No. 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. ASU 2013-04 provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this ASU is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. GAAP. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

The Company does not believe any other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect of the consolidated financial position, results of operation and cash flows.

F-56

NOTE 3 – VARIABLE INTEREST ENTITY

Assets and liabilities of Pingtan Fishing as at December 31, 2012 and 2011 were as follows:

	December 31, 2012		December 31, 2011

ASSETS

Current assets
Cash and cash equivalents	$6,710,473		$1,794,796
Notes receivable (banker’s acceptances) transferred from related parties	3,645,817		-
Short-term investment		-	787,065
Accounts receivable – third party customers	11,478,436		904,085
Accounts receivable – related parties	-		4,550,694
Other receivables – third parties	29,885		6,776,671
Due from related parties	86,614,696		44,736,001
Inventories	194,331		2,572,463
Prepaid expenses and other current assets	386,966		851,140
Total current assets	109,060,604		62,972,915

Long-term nonmarketable equity investment	3,328,789		-
Property and equipment, net	37,141,906		6,367,929
Deposit on setting up of Joint Venture	6,090,302		6,042,507
Total assets	$155,621,601		$75,383,351

LIABILITIES

Current liabilities
Short-term loans	$25,169,260		$21,691,182
Long-term loans – short-term portion	8,094,308		-
Accounts payable – third party suppliers	70,732		113,234
Accounts payable – related parties	5,765,632		2,682,292
Customer deposits – third party customers	-		1,152,057
Customer deposits– related parties	12,681,102		-
Other payables and accrued liabilities – third parties	1,033,640		267,771
Due to related parties	36,811,799		24,050,459
Total current liabilities	89,626,473		49,956,995

Long-term loans	16,689,321		-
Total liabilities	$106,315,794		$49,956,995

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The assets of the consolidated VIE can only be used to settle obligations of the VIE and none of the liabilities of the consolidated VIEs are recourse to the general credit of the Company.

Financial performance of VIE reported in the consolidated statements of income and comprehensive income for the years ended December 31, 2011 and 2012 was as follows:

	For the Years Ended December 31,
	2012	2011

Revenue	$67,461,468	$25,600,636
Cost of revenue	$41,876,140	$14,600,579
Net income	$23,667,802	$10,440,337

NOTE 4 - CASH AND CASH EQUIVALENTS

As of December 31, 2012 and 2011, cash and cash equivalents comprised cash on hand and in bank, all of which were denominated in RMB.

RMB is not a freely convertible currency and the remittance of funds out of the PRC is subject to the exchange restrictions imposed by the PRC government.

	December 31, 2012	December 31, 2011

Cash on hand	$8,013	$53,241
Cash in bank	6,852,772	1,741,555
	$6,860,785	$1,794,796

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NOTE 5 – Short-term investment

On December 8, 2011, the Company subscribed to 4,999,555.56 units of an open-end equity investment fund managed by UBS SDIC Fund Management Co., Ltd. This short-term investment was classified as available-for-sale security upon acquisition. As of December 31, 2011, unrealized gain, as determined by the net asset value per unit published by the investment fund, was included in accumulated other comprehensive income.

In June 2012, the Company redeemed these investment units with the fund and realized a gain of $15,160.

NOTE 6 – OTHER RECEIVABLES FROM THIRD PARTIES

As of December 31, 2012 and 2011, other receivables from third parties comprised following items:

	December 31, 2012	December 31, 2011

Yantai Hengyu Trading Co., Ltd. (1)	$-	$5,787,529
Fujian Provincial Longsheng Construction Engineering Co., Ltd. (1)	-	973,415
Deposits and others	29,885	15,727
	$29,885	$6,776,671

(1)	Receivables from Yantai Hengyu Trading Co., Ltd. and Fujian Provincial Longsheng Construction Engineering Co., Ltd. represented loans to these companies. These balances were not collateralized, interest-free and payable on demand. These balances have been fully collected in September 2012.

NOTE 7 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

As of December 31, 2012 and 2011, prepaid expenses and other current assets comprised following items:

	December 31, 2012	December 31, 2011

Indonesian fishing licenses	$347,575	$190,607
Prepaid stock subscription for a prospective financial institution (Note 10)	-	660,533
Prepaid logistic fee	39,391	-
	$386,966	$851,140

NOTE 8 – INVENTORIES

Inventories, by major categories, as of December 31, 2012 and 2011 were as follows:

	December 31, 2012	December 31, 2011

Frozen fish and marine catches in warehouse	$161,484	$2,472,490
Frozen fish and marine catches in transit	32,847	99,973
	$194,331	$2,572,463

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NOTE 9 – PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2012 and 2011 consisted of the following:

	December 31, 2012	December 31, 2011

Externally purchased fishing vessels	$20,934,880	$3,968,857
Office and other equipment	134,684	1,102
Fishing vessels under construction	17,436,515	3,705,503
	38,506,079	7,675,462
Less: Accumulated depreciation	(1,364,173)	(1,307,533)
	$37,141,906	$6,367,929

Depreciation expense was $2,983,086 and $1,917,747 for the years ended December 31, 2012 and 2011, respectively.

As of December 31, 2012 and 2011, the Company had 16 fishing vessels, that were fully depreciated but still in use. These fishing vessels were contributed by registered equity owners in exchange for the Company’s paid-in capital and were recorded at the equity owners’ historical cost of $nil at the time of contribution.

As of December 31, 2012 and 2011, the Company had 26 and nil fishing vessels with carrying amount of approximately $17,335,000 and $nil pledge as collateral for term loans of the Company and a related party.

NOTE 10 - LONG-TERM INVESTMENT

Long-term investment represents the Company’s interest in Fujian Pingtan Rural-Commercial Bank Joint-Stock Co., Ltd. (“Pingtan Rural-Commercial Bank”), a private financial institution. The Company paid RMB21,000,000, or approximately $3,328,789 to subscribe to 13,434,000 shares, or 5%, of the common stock of Pingtan Rural-Commercial Bank, and completed its registration as a shareholder on October 17, 2012.

The Company used the cost method of accounting to record its investment since the Company does not have the ability to exercise significant influence over the operating and financing activities of Pingtan Rural-Commercial Bank. The Company determined that there was no impairment on this investment during year ended December 31, 2012

As of December 31, 2012 and 2011, the Company has a deposit of $764 and $120 in Pingtan Rural-Commercial Bank, respectively.

NOTE 11 – DEPOSIT ON SETTING UP OF JOINT VENTURE

Pursuant to a Cooperative Agreement and a Joint-Venture Contract dated March 1, 2006 entered into between the Company and PT. Avona Mina Lestari (“Avona”), an Indonesian enterprise engaged in fishing base management and fishing vessel operations, the Company agreed to acquire 80% controlling interest in a fishing base owned by Avona. A joint-venture company that would be controlled by the Company will be established between the Company and Avona following the Company’s acquisition of controlling interest in Avona’s fishing base. Total investment for the acquisition of Avona fishing base 80% interest and establishment of a joint-venture company is $7,200,000, comprising $5,470,000 cash and 14 fishing vessels to be valued at $1,730,000.

The company deposited in aggregate $5,470,000 cash ($6,090,302 and $6,042,507 as of December 31, 2012 and 2011, respectively, after translation adjustments to the Company’s functional currency, which is RMB and to these financial statements’ reporting currency, which is US$) to Avona from July 2007 to November 2009, and did not transfer any fishing vessel to Avona or the proposed joint-venture company as of the issuance date of these financial statements. Because of certain government restrictions on these proposed investments, the acquisition of Avona fishing base’s 80% controlling interest and establishment of joint-venture were not consummated. Under separate arrangements, Xinrong Zhuo and his certain family members, the ultimate beneficiary owners of the Company (see Note 14(a)) obtained the management rights of Avona fishing base and another Indonesian enterprise PT. Dwikarya Reksa Abadi (“Kimaan”)’s fishing base. Xinrong Zhuo and his certain family members also gained influence over Avona’ daily operations, and combined with management rights of the fishing bases, they are able to provide ship agency, maintenance and other services to the Company’s fishing vessels so that they can legally and efficiently operate in Indonesia waters. Accordingly, Avona is regarded as a related party of the Company.

On September 12, 2012, the Company and Avona entered into a Memorandum of Understanding, pursuant to which the Company and Avona reaffirm the intention to complete the Company’s acquisition of Avona fishing base’s interest, and establishment of a joint-venture company. Avona further confirms its equity holding structure shall remain unchanged prior to the Company’s successful acquisition of its fishing base interest, and any adjustments to Avona’s registered capital, acquisition or dispose of material properties, and material debt financings are subject to the Company’s approval.

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NOTE 12 – SHORT AND LONG-TERM LOANS

As of December 31, 2012 and 2011, the Company’s short and long-term loans consisted of the following items:

	December 31, 2012	December 31, 2011
Short-term loans

Short-term loan from Industrial & Commercial Bank of China Limited, Fuzhou Dongjiekou Branch (“ICBC Dongjiekou”), principal amount RMB45,000,000, due May 7, 2012, fixed interest rate at 6.7100% per annum, guaranteed by a related party Fujian Lutong Highway Engineering Construction Co., Ltd. (“Lutong Highway”)	$-	$7,077,141

Short-term loans from Fujian Haixia Bank Limited, Fuzhou Hualin Branch (“Haixia Hualin”), principal amount RMB45,000,000, due in installments through March 9, 2012, fixed interest rate at 8.5400% per annum, collateralized by Lutong Highway’s property and equipment	-	7,077,141

Short-term loans from Haixia Hualin, principal amount RMB45,000,000, due in installments through March 31, 2013, fixed interest rate at 9.1840% per annum, guaranteed by Xinrong Zhuo	7,133,120	-

Short-term loans from ICBC Dongjiekou, principal amount $7,536,900, due in installments through March 3, 2012, fixed interest rates from 3.3525% to 4.6578% per annum	-	7,536,900

Short-term loan from ICBC Dongjiekou, principal amount RMB21,500,000, due January 17, 2013, fixed interest rate at 6.1600% per annum, collateralized by the amounts of RMB28,870,000 due from Haifeng Dafu	3,408,046	-

Short-term loans from China Minsheng Banking Corp., Ltd. Fuzhou Branch, principal amount RMB23,000,000, due January 2, 2013, fixed interest rates 5.418% per annum, collateralized on the Company’s banker’s acceptance by the amount of $3,645,817	3,645,817	-

Short-term loans from ICBC Dongjiekou, principal amount $10,982,277, due in installments through March 21, 2013, fixed interest rates from 1.5100% to 1.6158% per annum	10,982,277	-

	$25,169,260	$21,691,182

Long-term loans
Long-term loans from Haixia Hualin, principle amount RMB30,000,000, due on March 22, 2015, interest rate at 9.3100% per annum, guaranteed by Xinrong Zhuo (“Haixia Long-term Loans”)
Short-term portion	$1,585,138	-
Long-term portion	3,170,275	-

Long-term loans from China Minsheng Banking Corp., Ltd. Fuzhou Branch, principal amount RMB126,350,000, due on March 16, 2015, interest rate from 7.3722% to 7.6601% per annum, collateralized by the Company’s and Hong Long’s fishing vessels and guaranteed by Xinrong Zhuo (“Minsheng Long-term Loans”)		-
Short-term portion	6,509,170
Long-term portion	13,519,046	-
	$24,783,629	$-

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The aggregate maturities of loans payable for each of twelve months subsequent to December 31, 2012 are as follows:

For the year ending	Amount
December 31, 2013	$33,263,568
December 31, 2014	10,597,835
December 31, 2015	6,091,486
$49,952,889

Short-term loans as of December 31, 2012 and 2011 were repaid in full when became mature subsequent to respective balance sheet dates and were not rolled over. The Company obtained loans from financial institutions subsequent to December 31, 2012. See Note 18(a).

Haixia Long-term Loans and Mingsheng Long-term Loans require written approval from the financial institutions before the Company carries out merger, demerger, acquisition, restructuring into a joint-stock company, franchising management rights, forming joint-venture, investing, incurring debt financing, application for suspension of operation, liquidation, reorganization and bankruptcy, and transfer or dispose of material assets. Haixia Long-term Loans further prohibit the Company to collateralize the constructed property and equipment funded by the borrowing prior to obtaining written approval from the bank or full repayment of principles and accrued interest. The Company was in compliance with these loan covenants as of the issuance date of these financial statements.

NOTE 13 – OTHER PAYABLES AND ACCRUED LIABILITIES TO THIRD PARTIES

As of December 31, 2012 and 2011, other payables and accrued liabilities were summarized as follows:

	December 31, 2012	December 31, 2011
Accrued salaries and wages	$673,234	$164,657
Other	360,532	103,114
	$1,033,766	$267,771

NOTE 14 – SHAREHOLDERS’ EQUITY

(a) Common shares and additional paid-in capital

The Company is authorized to issue maximum 50,000 shares of a single class stock with a par value of $1.00. Heroic Treasure Limited subscribed to 1 shares of the Company’s common stock upon its incorporation on June 25, 2012. On December 17, 2012, the Company issued 16,699 shares of common stock. As of December 31, 2012, all common shares issued were credited as fully paid.

Pingtan Fishing, the Company’s operating entity in China, was established on February 27, 1998. As at December 31, 2012 and 2011, registered equity owners and their respective share of paid-in capital were as follows:

	December 31, 2012	December 31, 2011

Honghong Zhuo	$5,999,706	$-
Fujian Yihai Investment Co., Ltd. (“Fujian Yihai”)	-	5,999,706
Zhiyan Lin	254,472	254,472
	$6,254,178	$6,254,178

Pingtan Fishing’s registered capital, which was fully paid as determined by the generally accepted accounting standards in the PRC as of December 31, 2011 was RMB80,000,000 (approximately $10,200,000), of which RMB56,000,000 (approximately $6,900,000) was owned by Fujian Yihai, and RMB24,000,000 (approximately $3,300,000) was owned by Zhiyan Lin. In September 2012, Fujian Yihai transferred all of its interest in Pingtan Fishing to Honghong Zhuo, a nominee of Xinrong Zhuo, thus, Pingtan Fishing’s registered capital as of December 31, 2012 was RMB80,000,000 (approximately $10,200,000), of which RMB56,000,000 (approximately $6,900,000) was owned by Zhuo Honghong, and RMB24,000,000 (approximately $3,300,000) was owned by Zhiyan Lin. The shortfall in paid-in capital is caused by the fact that a number of fully depreciated fishing vessels contributed by registered equity owners to Pingtan Fishing were recorded at contributing equity owners’ historical cost of $nil; whereas they were re-measured at fair value in accordance with the PRC’s regulations when calculating paid-in capital towards the registered capital.

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Fujian Yihai is owned by Longjie Zhuo, sibling of Xinrong Zhuo, and Lifei Zeng, sister-in-law of Xinrong Zhuo; Zhiyan Lin is father-in-law of Longjie Zhuo. Honghong Zhuo is daughter of Xinrong Zhuo. Pursuant to a Family Agreement entered into amongst Xinrong Zhuo and his certain family members (“Family Members”), including Longjie Zhuo, Lifei Zeng and Zhiyan Lin, on November 23, 2004, each of the Family Members delegates voting rights derived from his/her direct or indirect equity interest in Pingtan Fishing, and the right to dispose of his/her direct or indirect equity interest in the Company to a non-Family Member party, to Xinrong Zhuo. The Family Agreement further authorizes Xinrong Zhuo to be responsible for Pingtan Fishing’s day-to-day operations and financial management. Xinrong Zhuo also entered into trust agreements with predecessor non-Family Member equity owners of Fuzhou Haifeng Dafu Ocean Fishing Co., Ltd. (“Haifeng Dafu”), an affiliate company previously had a minority interest in Pingtan Fishing, and Fujian Yihai (“Family Trust Owners”). Pursuant to these trust agreements, Family Trust Owners held their respective interest in Haifeng Dafu and Fujian Yihai on Xinrong Zhuo’s behalf. As of December 31, 2011, all of these trust agreements were cancelled as all of Pingtan Fishing’s direct and indirect equity interests have been consolidated to Family Members. In September 2012, Fujian Yihai transferred its interest in Pingtan Fishing to Honghong Zhuo, a nominee of Xinrong Zhuo. Accordingly, Xinrong Zhuo and his Family Members are the ultimate beneficial owners of Pingtan Fishing, and Xinrong Zhuo is regarded as the controlling person of Pingtan Fishing.

As described in Note 1, the Company became Pingtan Fishing’s primary beneficiary, and Pingtan Fishing became the Company’s variable interest entity pursuant to the VIE Agreements in November 2012. The Acquisition was treated as a reorganization under common control as if had occurred as of the beginning of the earliest period these financial statements presented.

(b) Statutory reserve

The Company’s entities in China are required to make appropriations of retained earnings set at certain percentages of after-tax profits determined in accordance with the PRC accounting rules and regulations (“PRC GAAP”). The general reserve fund requires annual appropriations of 10% of after-tax profit as determined under PRC GAAP at each year-end and after setting off against any accumulated losses from prior years until such fund has reached 50% of the registered capital. The accumulated statutory reserve is 32% of registered capital as of December 31, 2012.

Appropriation to the statutory reserve must be made before distribution of dividends to owners. This statutory reserve is not distributable in the form of cash dividends.

NOTE 15 – RELATED PARTY TRANSACTIONS AND BALANCES

Except for deposit for an asset interest acquisition and investment in a proposed Indonesia joint-venture as disclosed in Note 11, and guarantees and collaterals provided by related parties for the Company’s term loans as disclosed in Note 12, other related party transactions and balances as of and for the years ended December 31, 2012 and 2011 were as follows:

(a) Name and relationship of related parties

Related party	Relationship
Panxing Zhuo	Father of Xinrong Zhuo, a Family Member (see Note 14(a))
Honghong Zhuo	Daughter of Xinrong Zhuo
Qing Lin	Brother-in-law of Xinrong Zhuo, a Family Member
Longfei Zhuo	Cousin of Xinrong Zhuo, a Family Member
Cheng Chen	Cousin of Xinrong Zhuo, a Family Member
Xiaoqin Xu	An employee of an affiliate company
Xiaomei Yang	An employee of the Company and niece of Xinrong Zhuo
Xiaofang Zhuo	Cousin of Xinrong Zhuo, a Family Member
Longhua Zhuo	Sister of Xinrong Zhuo, a Family Member
Sunqiang Zhou	Brother-in-law of Xinrong Zhuo, a Family Member
Xiaojie Wu	Brother-in-law of Xinrong Zhuo, a Family Member
Fujian Yihai Investment Co., Ltd. (“Fujian Yihai”)	An affiliate company majority owned by Longjie Zhuo, sibling of Xinrong Zhuo
Fuzhou Haifeng Dafu Ocean Fishing Co., Ltd. (“Haifeng Dafu”)	An affiliate company owned by Longfei Zhuo and Honghong Zhuo
Fujian Lutong Highway Engineering Construction Co., Ltd. (“Lutong Highway”)	An affiliate company majority owned by Xiaojie Wu, brother-in-law of Xinrong Zhuo
Fujian Haiyi International Shipping Agency Co., Ltd. (“Haiyi International”)	An affiliate company to which the Company acted as a trustee equity owner. Haiyi International is ultimately majority owned and controlled by Sunqiang Zhou, brother-in-law of Xinrong Zhuo and a Family Member (see Note 15(e)(3))
Fujian Xinnong Ocean Fisheries Development Co., Ltd. (“Xinnong”)	An affiliate company to which the Company acted as a trustee equity owner. Xinnong is ultimately owned and controlled by Xiaojie Wu (see Note 15(e)(2))
Fuzhou Haoyouli Fisheries Development Co., Ltd. (“Haoyouli”)	An affiliate company to which the Company acted as trustee equity owner. Haoyouli is ultimately owned and controlled by Sunqiang Zhou (see Note 15(e)(1))
Fujian Honglong Ocean Fishing Company Limited (“Hong Long”)	An affiliate company majority owned and controlled by Ping Lin, spouse of Xinrong Zhuo and a Family Member
PT. Avona Mina Lestari (“Avona”)	An affiliate company controlled by Xinrong Zhuo family domiciled in Indonesia, engaged in fishing base management and fishing vessel service
PT. Dwikarya Reksa Abadi (“Kimaan”)	An affiliate company controlled by Xinrong Zhuo family domiciled in Indonesia, engaged in fishing base management and fishing vessel service
Haifeng Dafu Enterprise Company Limited	An affiliate company domiciled in the Hong Kong Special Administrative Region of the PRC (“Hong Kong”)
Hai Yi Shipping Limited	An affiliate company domiciled in the Hong Kong
Fuzhou Wanhao Real Estate Property Investment Co., Ltd.	An affiliate company majority-owned and controlled by Qing Lin
China Communication Materials Central and South Co., Ltd.	An affiliate company majority-owned by Lutong Highway
Fujian Gangjun Construction Co., Ltd.	An affiliate company ultimately controlled by Xinrong Zhuo
Fuzhou Baojie Haiyi Ocean Fishing Co., Ltd.	An affiliate company majority-owned and controlled by Xinrong Zhuo
Fujian International Trading and Transportation Co., Ltd.	An affiliate company owned by Yihai Investment and Longhao Zhuo, sibling of Xinrong Zhuo and a Family Member
Fuzhou Dongxing Longju Real Estate Co., Ltd.	An affiliate company owned by Xinrong Zhuo
Hongfa Shipping Limited (“Hongfa“)	An affiliate company owned by Xinrong Zhuo

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Shenzhen Western Coast Fisherman Pier Co., Ltd.	An affiliate company owned by Xinrong Zhuo

(b) Transactions with related parties

	2012	2011
Sale of frozen fish and other marine catches
Haifeng Dafu (1)	$4,574,118	$4,312,036
Cheng Chen	185,839	179,378
Longhua Zhuo	78,902	-
Xinnong (1)	8,948,761	-
	$13,787,620	$4,491,414

Fishing vessel rental income (2)
Hong Long	$-	$1,384,710

Purchase of fuel, fishing nets and other onboard consumables (3)
Avona	$10,709,195	$3,440,000
Hong Long	3,245,177	1,037,441
	$13,954,372	$4,477,441

Purchase of vessel maintenance service (4)
Kimaan	$-	$1,675,674
Avona	1,901,250	1,602,900
	$1,901,250	$3,278,574

Crewmen compensation paid on behalf of the Company
Hong Long	$435,569	$155,569
Avona	550,000	153,156
	$985,569	$308,725

Cold storage warehouse and office rental paid by the Company (5)
Hong Long	$206,498	$488,861

Purchase of transportation service (4)
Avona	573,545	$1,402,616
Haifeng Dafu Enterprise Company Limited	2,118,321	237,207
Hai Yi Shipping Limited	505,154	352,252
Hongfa	1,016,098	-
	$4,213,118	$1,992,075
Indonesia fleet vessel agency fee payable (6)
Avona	$410,000	$90,000

Indonesia fishing licenses paid on behalf of the Company
Avona	$1,155,774	$305,318

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(1)	On December 1, 2011, the Company and Haifeng Dafu entered into a sale agreement. The Company sold Haifeng Dafu 4,645,500 kilograms of frozen hairtail, at price of RMB6 ($0.93) per kilogram, or approximately 50% of the price the Company sold to independent customers in the same period, for a total consideration of RMB27,873,000 ($4,312,036).

In January 2012, the Company and Haifeng Dafu entered into a sale agreement. The Company agreed to sell to Haifeng Dafu 2,193,820 kilograms of frozen fish, for a total consideration of RMB28,870,000 (approximately $4,600,00). Per unit selling price was determined at the prevailing market price at the time Haifeng Dafu picked the goods from the Company’s warehouse.

In January 2012, the Company and Xinnong entered into a sale agreement. The Company agreed to sell to Xinnong 4,049,630 kilograms of frozen fish, for a total consideration of RMB56,481,000 (approximately $9,000,000). Per unit selling price was determined at the prevailing market price at the time Xinnong picked the goods from the Company’s warehouse.

(2)	On August 9, 2008, the Company and Hong Long entered into a four-year operating lease contract under which 2 fishing vessels owned by the Company were leased to Hong Long. On March 6, 2009, the Company and Hong Long entered into a 15-month operating lease contract, which was further extended for another 24 months to expire on June 5, 2012, under which 8 fishing vessels were leased to Hong Long. From March 2009 to October 2010, these 8 fishing vessels were owned by Panxing Zhuo, the Company’s predecessor registered equity owner and the Company was an agent of Panxing Zhuo with respect to the fishing vessel lease. These 8 fishing vessels were contributed to the Company as paid-in capital in November 2010 and became the Company’s own property and equipment ever since.

In accordance with the operating lease contracts, Hong Long was responsible for all of operating costs of these fishing vessels in the lease period, including necessary regulatory permits, vessel repair and maintenance. Hong Long agreed to transfer government grants received by it in associated with the leased vessels in the lease period to the Company as consideration.

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Pursuant to supplementary agreements between the Company and Hong Long, which came into effect on October 1, 2011, all these operating lease were early terminated.

(3)	Fuel, fishing nets and other consumables were sold to the Company at prevailing market prices.

(4)	Vessel maintenance and transportation services were charged to the Company at prices mutually agreed by the related parties and the Company.

(5)	The Company sub-leased office area and cold storage warehouse cells from Hong Long. Pursuant to an Office Space Rental and Staff Dispatch Agreement entered into on January 1, 2010 with a three-year term, annual lease and facilities expenses are RMB1,000,000. Cold storage warehouse cell sub-lease contracts were entered into simultaneously with Hong Long’s lease contracts with the third party lessor, which are renewed every 12-to-16 months.

(6)	Pursuant to Fishing Vessel Administrative Agency Agreement dated December 28, 2009, followed by a Fishery Cooperative Agreement dated July 1, 2011 with a two-year term, entered into between the Company and Avona, the Company is payable to Avona an annual agency fee, calculated at mutually agreed amount of $10,000 and $20,000, for the period from January 1, 2010 to June 30, 2011, and for the period from July 1, 2011 to July 1, 2013, respectively, for each of the Company’s fishing vessels Avona acts as an agent.

(7)	Pursuant to a purchase agreement dated December 17, 2012, a batch of frozen hairtail and frozen croaker will be sold to Shenzhen Western Coast Fisherman Dork Co., Ltd., which is also a related party of the Company, within six months following the contract date. The contract subscribes the sales aggregate amount of RMB80,000,000, which had been paid by Shenzhen Western Coast Fisherman Dork Co., Ltd. on December 21, 2012 as customer deposit.

(c) Notes receivable

Banker’s acceptance notes are interest-free, with a maturity of six to twelve months and their payments are guaranteed by respective banks. The Company occasionally receives banker’s acceptance notes as settlement of trade receivables from related parties. In other instances, the Company received banker’s acceptance notes from related parties through endorsement. These notes receivable transferred from related parties through endorsement represent banker’s acceptance notes originated from sales of goods and rendering of services between related parties in which the Company was not a transacting party. Upon receipt of these banker’s acceptance notes, the Company recorded additions to “due to related parties”. In statements of cash flows, amount of banker’s acceptance notes transferred from related parties was excluded from calculation of cash provided by financing activities and was included as a non-cash financing activity in supplementary information as no cash was received by the Company in the transfer. All the banker’s acceptances received by the Company are subsequently collaterallized to banks for the purpose of securing short-term loans.

As of December 31, 2012 note receivable is banker’s acceptance note issued by Haifeng Dafu resulting from sales of goods amounting to $3,645,817 due on January 2, 2013.

(d) Accounts receivable from related parties

As of December 31, 2012 and 2011, related party accounts receivable derived from sale of frozen fish were:

	December 31, 2012	December 31, 2011

Haifeng Dafu	-	$4,383,581
Cheng Chen	-	167,113
	$-	$4,550,694

Haifeng Dafu settled its debt by repaying the Company $470,237 and $296,139 in cash on April 30, 2012 and July 31, 2012 respectively and delivering a banker’s acceptance to the Company with an amount of $3,617,205 on July 2, 2012.

Accounts receivable from other related party debtors were fully repaid within 6 months after balance sheet dates.

(e) Due from related parties

F-66

As of December 31, 2012 and 2011, due from related parties were:

	December 31, 2012	December 31, 2011

Panxing Zhuo	$26,844,398	$7,090,792
China Communication Materials Central and South Co., Ltd.	6,895,349	6,841,236
Xiaomei Yang	7,598,782	5,346,000
Qing Lin	100,855	4,678,292
Xiaofang Zhuo	11,865,215	-
Sunqiang Zhou(1) (3)	4,468,503	-
Xiaojie Wu(2)	599,182	-
Yihai Investment	13,467,150	4,570,082
Lutong Highway	2,161,177	2,708,343
Fuzhou Wanhao Real Estate Property Investment Co., Ltd.	2,567,923	2,547,771
Fujian Gangjun Construction Co., Ltd.	-	1,828,890
Honghong Zhuo	1,642,203	1,629,315
Longfei Zhuo	-	1,516,081
Fuzhou Baojie Haiyi Ocean Fishing Co., Ltd.	-	623,576
Haiyi International	243,117	241,209
Haoyouli	7,204,451	55,044
Haifeng Dafu	956,315	31,454
Trust equity investment in Haoyouli (1)	-	4,032,398
Trust equity investment in Xinnong (2)	-	594,480
Trust equity investment in Haiyi International (3)	-	401,038
	$86,614,620	$44,736,001

Due from related parties represented loans to related parties. These balances are not collateralized, carry no interest, and do not have specific repayment terms.

(1)	Amount represents due from Haoyouli. In accordance with a Trust Agreement between the Company and the equity owner of Haoyouli (“Haoyouli Beneficiary”), the Company was entrusted to be a standing equity owner of Haoyouli on behalf of Haoyouli Beneficiary. The term of the Trust Agreement expires upon the date when the Haoyouli Beneficiary requests the Company to return the entrusted interests. During the term of the Trust Agreement, the Haoyouli Beneficiary has 100% voting rights and controls over all aspects of Haoyouli’s day-to-day operations. As a result, the amount is accounted for as a loan to Haoyouli.

(2)	Amount represents due from Xinnong. In accordance with a Trust Agreement between the Company and the equity owner of Xinnong (“Xinnong Beneficiary”), the Company was entrusted to be a standing equity owner of Xinnong on behalf of Xinnong Beneficiary. The term of the Trust Agreement expires upon the date when the Xinnong Beneficiary requests the Company to return the entrusted interests. During the term of the Trust Agreement, the Xinnong Beneficiary has 100% voting rights and controls over all aspects of Xinnong’s day-to-day operations. As a result, the amount is accounted for as a loan to Xinnong.

(3)	Amount represents due from Haiyi International. In accordance with a Trust Agreement between the Company and the equity owners of Haiyi International (“Haiyi International Beneficiaries”), the Company was entrusted to be a standing equity owner of Haiyi International on behalf of Haiyi International Beneficiaries. The term of the Trust Agreement expires upon the date when the Haiyi International Beneficiaries request the Company to return the entrusted interests. During the term of the Trust Agreement, the Haiyi International Beneficiaries have 100% voting rights and control over all aspects of Haiyi International’s day-to-day operations. As a result, the amount is accounted for as a loan to Haiyi International

(4)	In August 2012, the Company and Haoyouli Beneficiary, Xinnong Beneficiary and Haiyi International Beneficiaries agreed to terminate respective Trust Agreements. Immediately following the termination of these Trust Agreements, the Company returned the entrusted interests in Haoyouli, Xinnong and Haiyi International (previously accounted for as loans to Haoyouli, Xinnong and Haiyi International, respectively) to respective beneficiaries and their designated individuals. As a result, the Company ceased to be the standing stockholder of the entities. As of December 31, 2012, these balances were still outstanding from respective beneficiaries and designated individuals.

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(f) Accounts payable to related parties

As of December 31, 2012 and 2011, accounts payable to related parties were as follows:

	December 31, 2012	December 31, 2011

Avona	$5,589,681	$1,229,709
Hong Long	175,951	902,441
Kimaan	-	407,066
Hai Yi Shipping Limited	-	143,076
	$5,765,632	$2,682,292

Accounts payable to related parties are not collateralized, carry no interest, and do not have specific repayment terms.

(g) Customer deposits from related party

As of December 31, 2012 and 2011, customer deposits from a related party were as follows:

	December 31, 2012	December 31, 2011

Shenzhen Western Coast Fisherman Pier Co., Ltd.	$12,681,102	$-

Pursuant to a purchase agreement dated December 17, 2012, a batch of frozen hairtail and frozen croaker will be sold to Shenzhen Western Coast Fisherman Pier Co., Ltd., which is also a related party of the Company, within six months following the contract date. The contract subscribes the sales aggregate amount of RMB80,000,000, which had been paid by Shenzhen Western Coast Fisherman Pier Co., Ltd. on December 21, 2012 as customer deposit.

(h) Due to related parties

As of December 31, 2012 and 2011, due to related parties, representing loans provided by related parties, were as follows:

	December 31, 2012	December 31, 2011

Fujian International Trading and Transportation Co., Ltd.	$1,315,664	$7,001,651
Fuzhou Dongxing Longju Real Estate Co., Ltd.	6,863,646	5,661,713
Hong Long	4,336,508	4,482,954
Qing Lin	-	4,985,452
Xiaoqin Xu	-	1,627,742
Cheng Chen	2,710,586	157,270
Xinrong Zhuo	-	133,677
Xinnong	18,229,084	-
Fuzhou Hairong Trading Co., Ltd.	792,569	-
Pingtan Heshun Fuel Co., Ltd.	760,866	-
Longfei Zhuo	1,603,120	-
Jie Chen	353,717	-
	$36,965,760	$24,050,459

Due to related parties are not collateralized, carry no interest, and do not have specific repayment terms.

NOTE 16 – CONCENTRATION DISCLOSURE

(a) Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and equivalents, short-term investment, accounts receivable, other receivables, and due from related parties. As of December 31, 2012 and 2011, substantially all of the Company’s cash and equivalents and short-term investment were held by financial institutions located in the PRC, which the Company believes are of high credit quality. With respect to accounts receivable and other receivables, the Company extends credit based on an evaluation of the customer or debtor’s financial condition. The Company generally does not require collateral for trade receivables and maintains an allowance for doubtful accounts. The Company’s other receivables are subject to credit risk that such receivables will not result in payment on time. The Company monitors the credit worthiness of debtors by reviewing their financial position and results of operations and their relationship with the through common shareholders if the debtors are related parties.

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(b) Major customers

Customers accounted for 10% or more of the Company’s revenue were as follows:

	2012	2011

Customer A	8%	20%
Haifeng Dafu	7%	18%
Customer B	5%	12%
Xinnong	13%	-
Total	33%	50%

Balances from these customers as percentages of overall accounts receivable from third parties and related parties as of December 31, 2012 and 2011 were as follows:

	December 31, 2012	December 31, 2011

Customer A	2%	-%
Haifeng Dafu	-%	80%
Customer B	1%	-%
Xinnong	-%	-%
Total	3%	80%

(c) Major suppliers

Suppliers accounted for 10% or more of the Company’s total purchases were as follows:

	2012	2011

Avona	42%	40%
Supplier A	37%	40%
Kimaan	-	10%
Hong Long	11%	6%
	90%	96%

NOTE 17 – CommitmentS AND CONTINGENCIES

(a) Operating lease commitments

The total future minimum lease payments under non-cancellable operating leases with respect to cold storage warehouse and office as of December 31, 2012 were as follows:

Years Ending December 31,
2013	$107,625
2014	13,315
2015	7,767
$128,707

(b) Capital commitments

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As of December 31, 2012, the Company had capital commitments amounting to $18,704,625 outstanding related to the construction of fishing vessels.

(c) Guarantees and collaterals provided to related parties

In May 2012, the Company and Hong Long jointly entered into a pledge contract with Fuzhou Rural-Commercial Bank Jianxin Branch. Pursuant to the terms of the pledge contract, the Company put certain fishing vessels as collateral to jointly secure Haoyouli’s short term loan from the financial institution in amount of approximately $3,800,000, which is due May 27, 2013. In addition to the collateral provided to Haoyouli, the Company also guaranteed the repayment of the $3,800,000 short-term loan.

In October 2012, the Company entered into two pledge contracts with China Minsheng Banking Corp., Ltd. Pursuant to the terms of the pledge contracts, the Company put 10 fishing vessels with carrying amount of approximately $9,500,000, as collateral to secure Hong Long’s long-term loans from the financial institution in amount of approximately $10,300,000, which are due April 18, 2015.

As of the issuance date of these financial statements, the Company did not receive any demand from the lender that collateralized properties are intended to be disposed of or to make any payments under the guarantee.

In September, 2012, the Company provided certain guarantee to Hong Long for its short-term loans from China CITIC Bank Corporation Limited, in amount of approximately $23,800,000, the short-term loan is due September 21, 2013.

In September 2012, the Company provided certain guarantees to Hong Long’s short-term loans from Hua Xia Bank Co., in amount of approximately $3,200,000 and $4,700,000, respectively. These short-term loans are due in installments through April 16, 2013.

In October 2012, the Company provided certain guarantees to Hong Long for its short-term loans from Shanghai Pudong Development Corporation Limited, Fuzhou Branch, in amount of approximately $7,900,000, the guaranteed short-term loans is due September 5, 2013.

In December 21, 2012, the Company provided certain guarantee to Shenzhen Western Coast Fisherman Pier Co., Ltd. for its short-term loans from China Construction Bank, Shenzhen Branch, in the amount of approximately $31,700,000, the short-term loan is due December 18, 2013.

In December 2012, the Company provided certain guarantee to Haoyouli for its short-term loans from Fuzhou Rural-Commercial Bank Jianxin Branch, in the amount of approximately $983,000, the short-term loan is due May 27, 2013.

As of the issuance date of these financial statements, the Company was not required to make any payments under these guarantee agreements.

(d) Contingencies

From time to time, the Company is involved in legal matters arising in the ordinary course of business. Management currently is not aware of any legal matters or pending litigation which would have a significant effect on the Company’s financial statements.

NOTE 18 – SUBSEQUENT EVENTS

(a) Term-loans

As of the issuance date of these financial statements, the Company had following outstanding term loans incurred subsequent to December 31, 2012:

Short-term loans from ICBC Dongjiekou, principal amount $4,906,680 in total, due in installments through June 6, 2013, fixed interest rates from 1.5005% to 2.4811% per annum.	$4,906,680

(b) Guarantees and collaterals provided to related parties

F-70

In January, 2013, the Company provided certain guarantee to Shenzhen Western Coast Fisherman Pier Co., Ltd. for its short-term loans from China Construction Bank, Shenzhen Branch, in the amount of approximately $7,930,000, the short-term loan is due December 18, 2013.

As of the issuance date of these financial statements, the Company was not required to make any payments under these guarantee agreements.

(c) Acquisition by China Growth

On February 7, 2013, the Company issued 8,300 shares of common stock, credited as fully paid.

Upon consummation of the Share Purchase Agreement on February 25, 2013, the Company became a fully-owned subsidiary of China Growth.

On March 11, 2013, the Company acquired all outstanding shares, which were subsequently cancelled. Simultaneously the Company issued 1 share of common stock to Pingtan Marine Enterprise Ltd.

(d) Repayment of Funds

Pursuant to the Share Purchase Agreement, the applicable related parties of the Company shall have repaid seventy percent (70%) of the net amount of “Due From Related Parties” line item off-set against the “Due To Related Parties” line item, both contained in the Company’s unaudited balance sheet as of September 30, 2012 (“Funds of Related Party”). Xinrong Zhuo shall agree in writing to guarantee that the applicable related parties of the Company should repay the remaining 30% of Funds of Related Party on or prior to the first anniversary of the consummation of the Share Purchase Agreement. If the relevant related parties do not fully pay the Funds of Related Party by such date, Xinrong Zhuo should pay for outstanding amount.

The net amount due from related parties as of September 30, 2012 was thereby $68,991,635. Upon consummation of the Pingtan Fishing share purchase, 70% of such net amount, or $48,294,145, shall be repaid in accordance with the terms of the Pingtan Fishing share purchase agreement. As of February 28, 2013, $22,557,753 had already been repaid by the applicable related parties and left with the remaining of $25,736,392 unpaid. As of February 28, 2013, the total net amount owed by related parties was $46,433,882.

The net amount due from related panties as of December 31, 2012 is $49,648,860.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following unaudited pro forma condensed combined financial data has been prepared assuming that the business combination had occurred as at the year ended December 31, 2012. The historical financial data in the unaudited pro forma condensed combined balance sheet has been adjusted to give effect to pro forma events happened on February 25, 2013 and are factually supportable and are expected to have a continuing impact on the combined results.

The historical financial statements of CGEI, CDGC and Merchant Supreme have each been prepared under U.S. GAAP and presented in U.S. dollars. The unaudited pro forma condensed combined financial statements included herein are therefore prepared under U.S. GAAP and presented in U.S. dollars.

F-72

 Unaudited Pro Forma Condensed Combined Balance Sheet Data as of December 31, 2012

	CGEI	CDGC	Merchant Supreme				Pro Forma Adjustment		Pro Forma Combined
			Pre-Adjustment	Adjustment		Post-Adjustment
ASSETS
Current assets:
Cash and cash equivalents	$1,387	$165,062,575	$6,860,785	$86,614,620	l	$56,509,645	$44,319,967	a	222,763,310
				(36,965,760	)l		(2,250,000	)e
							(40,363,133	)c
							(335,788	)f
							(181,343	)f
Investment held in trust at amortized cost	50,271,988						(44,319,967	)a	3,585,602
							(2,366,419	)g
Term loan principal receivable									-
Notes receivables			3,645,817			3,645,817			3,645,817
Advances to affiliate	-								-
Accounts receivable/Account receivable - third party customers/Account receivable - related parties		23,446,249	11,478,436			11,478,436			34,924,685
Cost and estimated earnings in excess of billings on contracts in progress		8,133,021							8,133,021
Prepaid expenses/other current assets	60,000		386,966			386,966			446,966
Inventories		5,029,653	194,331			194,331			5,223,984
Due from related parties			86,614,620	(86,614,620	)l	-			-
Other receivables/Other receivables - third parties		4,189	29,885			29,885			34,074
Total current assets	50,333,375	201,675,687	109,210,840	(36,965,760)		72,245,080	(45,496,683)		278,757,459

Non-current assets
Prepaid motor vehicle deposits		4,430							4,430
Prepaid dredger deposits		23,274,105							23,274,105
Security deposits		25,087,880							25,087,880
Deposit on setting up of Joint venture			6,090,302			6,090,302			6,090,302
Deposit for BT project		66,852,860							66,852,860
Long-term investment			3,328,789			3,328,789			3,328,789
Property, plant and equipment, net		44,565,482	37,141,906			37,141,906			81,707,388
Total other assets	-	159,784,757	46,560,997	-		46,560,997	-		206,345,754

Total assets	$50,333,375	$361,460,444	$155,771,837	$(36,965,760)		$118,806,077	$(45,496,683)		$485,103,213

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term loans	$-	$-	$25,169,260			$25,169,260			$25,169,260
Long-term loans - Short term portion	-	-	8,094,308			8,094,308			8,094,308
Accounts payable/Accounts payable - third party suppliers/Accounts payable - related parties		3,690,417	5,836,364			5,836,364			9,526,781
Customer deposits			12,681,102			12,681,102			12,681,102
Income tax payable		5,333,519							5,333,519
Accrued liabilities and other payables/Other payables and accrued liabilities - third parties		2,704,350	1,033,766			1,033,766			3,738,116
Due to related parties			36,965,760	(36,965,760	)l	-			-
Advance from a shareholder		560,216							560,216
Derivative liability		1,764,249							1,764,249
Accrued expenses	335,788						(335,788	)f	-
Deferred underwriter’s fee	2,250,000						(2,250,000	)e	-
Due to shareholders	181,343						(181,343	)f	-

Total current liabilities	2,767,131	14,052,751	89,780,560	(36,965,760)		52,814,800	(2,767,131)		66,867,551

Warrant liability	2,203,110								2,203,110
Long-term loans			16,689,321			16,689,321			16,689,321
Ordinary shares subject to possible redemption	40,363,133						(40,363,133	)c	-
Class A preferred shares		50,064,935					(50,064,935	)h	-

COMMITMENTS
Shareholders’ equity:
Ordinary shares	2,233						(2,233	)b	79,055
							52,000	i
							25,000	i
							215	j
							1,840	b
Paid in capital			6,254,178			6,254,178			6,254,178
Statutory reserves		15,386,316	4,000,326			4,000,326			19,386,642
Additional paid-in capital	3,918,508	79,185,284					50,064,935	h	134,171,165
							2,233	b
							(52,000	)i
							(25,000	)i
							(215	)j
							(1,840	)b

							1,079,260	d
Retained earnings/(deficit) accumulated during the development stage	1,079,260	183,053,524	36,537,115			36,537,115	(1,079,260	)d	217,224,220
							(2,366,419	)g
Accumulated other comprehensive income		19,717,634	2,510,337			2,510,337			22,227,971

Total shareholders’ equity	5,000,001	297,342,758	49,301,956	-		49,301,956	47,698,516		399,343,231

Total liabilities and shareholders’ equity	$50,333,375	$361,460,444	$155,771,837	$(36,965,760)		$118,806,077	$(45,496,683)		$485,103,213

F-73

 Unaudited Pro Forma Condensed Combined Statement of Operations Data  for the year ended December 31, 2012

	CGEI	CDGC	Merchant Supreme	Pro Forma Adjustment		Pro Forma Combined

Total revenue/Contract revenue	$-	$209,619,489	$67,461,468	$-		$277,080,957
Total costs of revenue/Cost of contract revenue		(97,248,009)	(41,876,140)			(139,124,149)
Gross Profit		112,371,480	25,585,328			137,956,808

General and administrative expenses/Formation and operating costs	(1,060,390)	(8,761,172)	(463,501)	1,060,390	k	(9,224,673)
Selling expenses			(647,848)			(647,848)
Income(loss) from operations	(1,060,390)	103,610,308	24,473,979	1,060,390		128,084,287

Interest income	16,411	679,236		(16,411	)k	679,236
Interest expenses			(3,183,574)			(3,183,574)
Profit from short-term investment			15,138			15,138
Sundry income						-
Gain on exchange differences, net/Foreign exchange gain (loss) and other expense	(1,350)	-	(5,113)	1,350	k	(5,113)
Government grants			2,363,575			2,363,575
Gain on obligation under “Make-Good Escrow”		6,515,578				6,515,578
Loss on derivative / Gain (loss) on change in fair value of warrant	2,280,224					2,280,224
Net income(loss) before income taxes	1,234,895	110,805,122	23,664,005	1,045,329		136,749,351

Income tax expenses		(26,310,694)	-			(26,310,694)
Net income (loss)	$1,234,895	$84,494,428	$23,664,005	$1,045,329		$110,438,657
Accretion of discount on Class A Preferred Shares		-

Net income attributable to ordinary shareholders		84,494,428

Net income (loss) per common share
Basic	0.20	1.60	-	-		1.40
Diluted	0.20	1.35	-	-		1.40

Weighted average number of shares outstanding
Basic	6,250,000	52,677,323	-	-		79,055,053	m
Diluted	6,250,000	62,690,310	-	-		79,055,053	m

F-74

Notes to the Unaudited Pro Forma Condensed Combined Financial Data

1.	Description of the Business Combination

CGEI and CDGC have entered into the Merger Agreement, providing for the combination of CGEI and CDGC. Pursuant to the Merger Agreement, at the effective time of the merger, a merger sub, incorporated by CGEI as a wholly-owned subsidiary, will merge with and into CDGC, with CDGC surviving as a wholly-owned subsidiary of CGEI. Also at the effective time of the merger, the outstanding CDGC Ordinary Shares and Preferred Shares (excluding dissenting shares) will be converted automatically into the right to receive an aggregate CDGC of up to 52,000,000 CGEI Ordinary Shares, subject to adjustment as set forth in the Merger Agreement, except that CDGC Ordinary Shares held by CDGC (as treasury shares or otherwise) will be canceled without any conversion, payment, or distribution. Upon consummation of the mergers, the funds then held in the CGEI trust account will be released to CGEI as promptly as practicable (less any fees paid to the trustee or to third parties who rendered services to CGEI in connection with the Merger Agreement, amounts paid to shareholders who exercise their redemption rights, amounts released as deferred underwriting compensation or amounts paid for filings or other action required under the Merger Agreement. Immediately following the consummation of the transactions contemplated by the Merger Agreement, CGEI will acquire all of the outstanding shares of Merchant Supreme pursuant to the terms of the Pingtan Fishing share purchase agreement entered into between CGEI, Merchant Supreme, Pingtan Fishing and other parties.

2.	Basis for Presentation

CDGC and Pingtan Fishing, as the operating entity of the Merchant Supreme Co., Ltd. ("Merchant Supreme"), are considered entities under common control due to common majority shareholders. Since they are under common control, their assets, liabilities and results of operations will be combined at historical cost prior to the business combination.

The business combination will be accounted for as a reverse recapitalization with CDGC and Merchant Supreme considered the acquirers since, immediately following completion of the transaction, the shareholders of CDGC and Merchant Supreme immediately prior to the business combination will have effective control of CGEI through (1) their approximately 92.25% shareholder interest in the combined entity, assuming no holders of ordinary shares exercises redemption rights, or their approximately 97.51% shareholder interest in the combined entity assuming the maximum number of holders of ordinary shares exercise redemption rights, (2) significant representation on CGEI’s board of directors (initially 3 out of 7 members), with 4 other board members being independent, and 3 being named to all of the senior executive positions. Accordingly, the combined assets, liabilities and results of operations of CDGC and Merchant Supreme will become the historical financial statements of CGEI at the closing of the transaction, and CGEI’s assets (primarily cash and cash equivalents), liabilities and results of operations will be consolidated with CDGC’s and Merchant Supreme’s beginning on the closing date of the business combination. No stepup in basis or intangible assets or goodwill will be recorded in this transaction. All direct costs of the transaction will be charged to operations in the period that such costs are incurred.

3.	Pro Forma Adjustments And Eliminations

(a)	to record release of funds held in trust by CGEI.
(b)	to record the adjustment on issued ordinary shares in the share capital of CGEI.
(c)	to record conversion of 4,409,947 CGEI Ordinary Shares issued in CGEI’s IPO at a December 31, 2012 conversion value of $10.05 per share. The number of shares assumed converted, 4,409,947, is based on the condition that the amount of cash held in trust is not less than $5,000,001, and represents the actual number of shares that have been converted at a value of $44,319,967.35.
(d)	to eliminate historical retained earnings of CGEI, as adjusted, of accounting acquiree.
(e)	to record payment of deferred underwriter’s fee charged to capital at time of IPO upon the consummation of a business combination.
(f)	to record payment due to shareholders and payment of accrued transaction costs payable upon the consummation of a business combination.
(g)	to record payment of transaction costs related to the business combination.

Legal fees	$992,310
Accounting fees	98,154
Other consulting fees	689,268
Roadshow and travel	553,077
Registration and listing costs	33,610
Total cost	$2,366,419

(h)	to eliminate historical issued share capital of accounting acquirer.
(i)	to record the issuance of 52,000,000 CGEI Ordinary Shares with a par value of $0.001 per share for the entire share capital of CDGC and to record the issuance of 25,000,000 CGEI Ordinary Shares with a par value of $.001 per share for the entire share capital of Merchant Supreme, and to reflect the change in par value of CDGC shares and Merchant Supreme shares upon its merger into CGEI, respectively
(j)	to record the issuance of 215,000 CGEI ordinary shares with a par value of $0.001 per share to third parties regarding their consulting services
(k)	to eliminate historical operations of the accounting acquire (a non-operating public shell), as the transaction is being accounted for as a reverse recapitalization.
(l)	to record the repayment of the net amount resulting if the amount of “Due From Related Parties” is off-set against the amount of “Due To Related Parties”, both contained in Merchant Supreme’s unaudited balance sheet.
(m)	as the merger is being reflected as if it has occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumed that the shares issuable relating to the merger have been outstanding for the entire period presented.

For the Year Ended December 31, 2012 after redemption

Actual number of ordinary shares outstanding:	6,250,000
Pro forma shares:
Number of shares issuable in connection with the business combination:	77,215,000
Shares converted by ordinary shareholders:	(4,409,947)
Pro forma weighted average number of ordinary shares outstanding – basic and diluted	79,055,053

F-75

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 24, 2012, by and between China Growth Equity Investment Ltd., China Dredging Group Co., Ltd., China Growth Dredging Sub Ltd., and Xinrong Zhuo (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-35192) filed with the Securities and Exchange Commission on October 30, 2012)

2.2	Share Purchase Agreement, dated as of October 24, 2012, by and among China Growth Equity Investment Ltd, Merchant Supreme Co., Ltd., Prime Cheer Corporation Limited, Xinrong Zhuo, Fujian Provincial Pingtan County Ocean Fishing Group Co., Heroic Treasure Limited and Fuzhou Honglong Ocean Fishery Co., Ltd. (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K (File No. 001-35192) filed with the Securities and Exchange Commission on October 30, 2012)

3.1	Amended and Restated Memorandum and Articles of Association of Pingtan Marine Enterprise Ltd. filed with the Cayman Islands Registrar of on February 26, 2013 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-35192) filed with the Securities and Exchange Commission on March 1, 2013)

3.2	Articles and Plan of Merger, filed with the Registry of Corporate Affairs of the British Virgin Islands on February 25, 2013 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-35192) filed with the Securities and Exchange Commission on March 1, 2013)

3.4	Certificate of Merger, filed with the Registry of Corporate Affairs of the British Virgin Islands on February 25, 2013 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K (File No. 001-35192) filed with the Securities and Exchange Commission on March 1, 2013)

3.5	Amended and Restated Memorandum of Association of China Dredging Group Co., Ltd. (incorporated by reference to Exhibit 1.1 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

3.5	Articles of Association of China Dredging Group Co., Ltd. (incorporated by reference to Exhibit 1.2 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

4.1	Specimen Ordinary Share (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-35192) filed with the Securities and Exchange Commission on March 1, 2013)

4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 001-35192) filed with the Securities and Exchange Commission on March 1, 2013)

4.3	Warrant Agreement and between American Stock Transfer & Trust Company and China Growth Equity Investment Ltd. (incorporated by reference to Exhibit 4.4 to China Growth Equity Investment Ltd.’s Registration Statement on Amendment No. 5 to Form S-1 (File No. 333-173323) filed with the Securities and Exchange Commission on May 25, 2011)

10.1	Promissory Note by and among China Growth Equity Investment Ltd. and Xuesong Song, dated as of January 12, 2010 (incorporated by reference to Exhibit 10.1 to China Growth Equity Investment Ltd.’s Registration Statement on Amendment No. 3 to Form S-1 (File No. 333-173323) filed with the Securities and Exchange Commission on May 10, 2011)

10.2	Form of Letter Agreement by and among China Growth Equity Investment Ltd. , Deutsche Bank Securities Inc. and each of the Company’s officers, directors and initial shareholders (incorporated by reference to Exhibit 10.2 to China Growth Equity Investment Ltd.’s Registration Statement on Amendment No. 5 to Form S-1 (File No. 333-173323) filed with the Securities and Exchange Commission on May 25, 2011)

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10.3	Letter Agreement Regarding Administrative Support by and among China Growth Equity Investment Ltd. and Chum Capital Group Limited (incorporated by reference to Exhibit 10.5 to China Growth Equity Investment Ltd.’s Registration Statement on Form S-1 (File No. 333-173323) filed with the Securities and Exchange Commission on April 6 , 2011)

10.4	Registration Rights Agreement by and among China Growth Equity Investment Ltd. and the Initial Shareholders (incorporated by reference to Exhibit 10.5 to China Growth Equity Investment Ltd.’s Registration Statement on Amendment No. 4 to Form S-1 (File No. 333-173323) filed with the Securities and Exchange Commission on May 20, 2011)

10.5	Securities Purchase Agreement (incorporated by reference to Exhibit 10.6 to China Growth Equity Investment Ltd.’s Registration Statement on Amendment No. 1 to Form S-1 (File No. 333-173323) filed with the Securities and Exchange Commission on April 18, 2011)

10.6	Sponsor Warrant Purchase Agreement (incorporated by reference to Exhibit 10.7 to China Growth Equity Investment Ltd.’s Registration Statement on Amendment No. 1 to Form S-1(File No. 333-173323) filed with the Securities and Exchange Commission on April 18, 2011)

10.7	Indemnity Agreement (incorporated by reference to Exhibit 10.9 to China Growth Equity Investment Ltd.’s Registration Statement on Form S-1 (File No. 333-173323) filed with the Securities and Exchange Commission on April 18, 2011)

10.8	Securities Escrow Agreement among China Growth Equity Investment Ltd., American Stock Transfer & Trust Company and the Initial Shareholders (incorporated by reference to Exhibit 10.9 to China Growth Equity Investment Ltd.’s Registration Statement on Amendment No. 5 to Form S-1 (File No. 333-173323) filed with the Securities and Exchange Commission on May 25, 2011)

10.9	Employment Agreement of Xinrong Zhuo (incorporated by reference to Exhibit 4.1 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010).

10.10	Employment Agreement of Bin Lin (incorporated by reference to Exhibit 4.2 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010).

10.11	Employment Agreement of Fangjie Gu (incorporated by reference to Exhibit 4.3 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010).

10.12	Agreement and Plan of Merger by and among Chardan Acquisition Corp., Shareholders of Chardan Acquisition Corp., China Dredging Group Co., Ltd. and Shareholders Of China Dredging Group Co., Ltd. dated October 27, 2010 (incorporated by reference to Exhibit 4.4 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.13	Securities Purchase Agreement by and among China Dredging Group Co., Ltd. and the Purchasers Listed on Exhibit A thereto, dated October 29, 2010 (incorporated by reference to Exhibit 4.5 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.14	Registration Rights Agreement dated October 29, 2010 (incorporated by reference to Exhibit 4.6 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

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10.15	Securities Escrow Agreement dated October 29, 2010 (incorporated by reference to Exhibit 4.7 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.16	Contracted Management Agreement by and among Fujian WangGang Dredging Construction Co., Ltd., Wonder Dredging LLC and Fujian Xing Gang Port Service Ltd., dated June 30, 2010 (incorporated by reference to Exhibit 10.8 to China Dredging Group Co., Ltd. Amendment No. 2 to Form F-1 (File No. 333-171484) filed with the Securities and Exchange Commission on March 29, 2011)

10.17	Equity Interest Pledge Agreement by and among Qing Lin, Panxing Zhuo, Fujian WangGang Dredging Construction Co., Ltd. and Wonder Dredging LLC, dated June 30, 2010 (incorporated by reference to Exhibit 10.9 to China Dredging Group Co., Ltd. Amendment No. 2 to Form F-1 (File No. 333-171484) filed with the Securities and Exchange Commission on March 29, 2011)

10.18	Contract Relating to the Exclusive Purchase Right of Equity Interest by and among Fujian WangGang Dredging Construction Co., Ltd., Wonder Dredging LLC and Fujian Xing Gang Port Service Ltd., dated June 30, 2010 (incorporated by reference to Exhibit 10.10 to China Dredging Group Co., Ltd. Amendment No. 2 to Form F-1 (File No. 333-171484) filed with the Securities and Exchange Commission on March 29, 2011)

10.19	Power of Attorney by and among Qing Lin, Panxing Zhuo and Fujian WangGang Dredging Construction Co., Ltd., dated June 30, 2010 (incorporated by reference to Exhibit 4.11 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.20	Power of Attorney by and between Wonder Dredging LLC and Fujian WangGang Dredging Construction Co., Ltd., dated June 30, 2010 (incorporated by reference to Exhibit 4.12 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.21	Engineering Boat Purchase and Sale Contract for Xinggangjun #3 by and between Yiyang Zhonghai Boats and Ships Limited Liability Company and Fujian Xing Gang Shipping Service Co., Ltd., January 13, 2008 (incorporated by reference to Exhibit 4.13 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.22	“Hongtaihai” Engineering Boat Purchase and Sale Contract for Xinggangjun #66 by and between Taizhou Hongtaihai Port Engineering Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., March 23, 2008 (incorporated by reference to Exhibit 4.14 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.23	Engineering Boat Purchase and Sale Contract for Xinggangjun #6 by and between Yiyang Zhonghai Boats and Ships Limited Liability Company and Fujian Xing Gang Shipping Service Co., Ltd., dated January 18, 2008 (incorporated by reference to Exhibit 4.15 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.24	Engineering Boat Purchase and Sale Contract by and between Yiyang Zhonghai Boats and Ships Limited Liability Company and Fujian Xing Gang Shipping Service Co., Ltd., dated May 20, 2009 (incorporated by reference to Exhibit 4.16 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.25	Crewmen Dispatch Contract for Xinggangjun #3 by and between Fujian Haiyi International Shipping Service Agency Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated April 18, 2011 2008 (incorporated by reference to Exhibit 4.17 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on April 27, 2012)

10.26	Crewmen Dispatch Contract for Xinggangjun #66 by and between Fujian Haiyi International Shipping Service Agency Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated February 25, 2011 (incorporated by reference to Exhibit 4.18 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on April 27, 2012)

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10.27	Crewmen Dispatch Contract for Xinggangjun #6 by and between Fujian Haiyi International Shipping Service Agency Co., Ltd. and Fujian Xinggang Shipping Service Co., Ltd., dated April 18, 2011 (incorporated by reference to Exhibit 4.19 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on April 27, 2012)

10.28	Ship Lease Contract for Hengshengjun #88 by and between Lianyungang Hengrong Shipping Service Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated January 8, 2008 (incorporated by reference to Exhibit 4.20 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.29	Crewmen Assignment Agreement for Hengshengjun #88 by and between Lianyungang Hengrong Shipping Service Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated January 8, 2008 (incorporated by reference to Exhibit 4.21 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.30	Ship Lease Supplemental Agreement for Hengshengjun #88 by and between Lianyungang Hengrong Shipping Service Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated April 13, 2010 (incorporated by reference to Exhibit 4.22 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.31	Crewmen Assignment Supplemental Agreement for Hengshengjun #88 by and between Lianyungang Hengrong Shipping Service Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated May 21, 2010 (incorporated by reference to Exhibit 4.23 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.32	Ship Lease Contract for Xinggangjun #9 by and between Fujian Lutong Highway Engineering Construction Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated May 20, 2008 (incorporated by reference to Exhibit 4.24 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.33	Crewmen Assignment Agreement for Xinggangjun #9 by and between Fujian Lutong Highway Engineering Construction Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated May 20, 2008 (incorporated by reference to Exhibit 4.25 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.34	Ship Lease Supplemental Agreement Contract for Xinggangjun #9 by and between Fujian Lutong Highway Engineering Construction Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated April 11, 2010 (incorporated by reference to Exhibit 4.26 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.35	Crewmen Assignment Supplemental Agreement for Xinggangjun #9 by and between Fujian Lutong Highway Engineering Construction Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated May 21, 2010 (incorporated by reference to Exhibit 4.27 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.36	Ship Lease Contract for Liya #10 by and between Beihai Shunda Liya Shipping Service Co., Ltd. and Fujian Xing Gang Port Service Co., Ltd., dated June 14, 2010 (incorporated by reference to Exhibit 4.28 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.37	Crewmen Assignment Agreement for Liya #10 by and between Beihai Shunda Liya Shipping Service Co., Ltd. and Fujian Xing Gang Port Service Co., Ltd., dated June 14, 2010 (incorporated by reference to Exhibit 4.29 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

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10.38	Ship Leasing Contract for Honglinjun #9 by and between Zhejiang Honglin Ship Engineering Co., Ltd. and Fujian Xing Gang Port Service Co., Ltd., dated June 19, 2010 (incorporated by reference to Exhibit 4.30 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.39	Crewmen Assignment Agreement for Honglinjun #9 by and between Zhejiang Honglin Ship Engineering Co., Ltd. and Fujian Xing Gang Port Service Co., Ltd., dated June 19, 2010 (incorporated by reference to Exhibit 4.31 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.40	Ship Lease Contract for Honglinjun #18 by and between Zhejiang Honglin Ship Engineering Co., Ltd. and Fujian Xing Gang Port Service Co., Ltd., dated June 18, 2010 (incorporated by reference to Exhibit 4.32 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.41	Crewmen Assignment Agreement for Honglinjun #18 by and between Zhejiang Honglin Ship Engineering Co., Ltd. and Fujian Xing Gang Port Service Co., Ltd., dated June 18, 2010 (incorporated by reference to Exhibit 4.33 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.42	Ship Lease Contract for Xiechang #18 by and between Zhonghai Engineering Construction General Bureau Dalian Engineering Construction Bureau and Fujian Xing Gang Port Service Co., Ltd., dated June 24, 2010 (incorporated by reference to Exhibit 4.34 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.43	Crewmen Assignment Agreement for Xiechang #18 by and between Zhonghai Engineering Construction General Bureau Dalian Engineering Construction Bureau and Fujian Xing Gang Port Service Co., Ltd., dated June 24, 2010 (incorporated by reference to Exhibit 4.35 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.44	Office Lease Agreement by and between LIN Ping and Fujian Xing Gang Port Service Co., Ltd., dated January 1, 2010 (incorporated by reference to Exhibit 4.37 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.45	Office Lease Supplemental Agreement by and between LIN Ping and Fujian Xing Gang Port Service Co., Ltd., dated March 30, 2010 (incorporated by reference to Exhibit 4.38 to China Dredging Group Co., Ltd.’s Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on November 2, 2010)

10.46	Employment Agreement by and between Fangjie Gu and Fujian Xing Gang Port Service Co., Ltd. dated January 24, 2011 (incorporated by reference to Exhibit 10.40 to China Dredging Group Co., Ltd. Amendment No. 1 to Form F-1 (File No. 333-171484) filed with the Securities and Exchange Commission on February 15, 2011)

10.47	Supplemental Employment Agreement by and between Fangjie Gu and China Dredging Group Co., Ltd. (incorporated by reference to Exhibit 10.39 to China Dredging Group Co., Ltd. Amendment No. 1 to Form F-1 (File No. 333-171484) filed with the Securities and Exchange Commission on February 15, 2011)

10.48	Employment Agreement of Alfred Ho 2010 (incorporated by reference to Exhibit 4.41 to China Dredging Group Co., Ltd.’s Amendment No. 1 Annual Report on Form 20-F (File No. 000-53465) filed with the Securities and Exchange Commission on December 15, 2011)

10.49	Contractual Management Agreement by and between Pingtan Guansheng Ocean Fishing Co., Ltd, Ms. Honghong Zhuo, Mr. Zhiyan Lin and Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., dated November 26, 2012 (incorporated by reference to Exhibit A to Annex B of the Company’s Definitive Proxy Statement on Form 14A (File No. 001-35192) filed with the Securities and Exchange Commission on February 6, 201)

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10.50	Equity Pledge Agreement by and between Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., Pingtan Guansheng Ocean Fishing Co., Ltd., Mr. Zhiyan Lin and Ms. Honghong Zhuo, dated November 26, 2012 (incorporated by reference to Exhibit B to Annex B of the Company’s Definitive Proxy Statement on Form 14A (File No. 001-35192) filed with the Securities and Exchange Commission on February 6, 201)

10.51	Power Of Attorney by and among Ms. Honghong Zhuo , Mr. Zhiyan Lin and Pingtan Guansheng Ocean Fishing Co., Ltd., dated November 26, 2012 (incorporated by reference to Exhibit C to Annex B of the Company’s Definitive Proxy Statement on Form 14A (File No. 001-35192) filed with the Securities and Exchange Commission on February 6, 201)

10.52	Exclusive Call Option Agreement by and between Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., Pingtan Guansheng Ocean Fishing Co., Ltd., Mr. Zhiyan Lin and Ms. Honghong Zhuo, dated November 26, 2012 (incorporated by reference to Exhibit D to Annex B of the Company’s Definitive Proxy Statement on Form 14A (File No. 001-35192) filed with the Securities and Exchange Commission on February 6, 201)

14	Code of Ethics (incorporated by reference to Exhibit 14.1 to China Growth Equity Investment Ltd.’s Registration Statement on Form S-1 (File No. 333-173323, filed with the Securities and Exchange Commission on April 18, 2011)
99.1	Press Release dated February 26, 2013 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K (File No. 001-35192) filed with the Securities and Exchange Commission on March 1, 2013)

* Filed herewith

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